Exhibit 10.20

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

COLLABORATION AND LICENSE AGREEMENT

BETWEEN

ASTRAZENECA AB

AND

TARGACEPT, INC.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 GOVERNANCE OF THE COLLABORATION		34

2.1	The Joint Development Committee	34

2.2	Working Groups	38

2.3	Alliance Managers; Development Liaisons	39

2.4	Appointment of JDC Members, Alliance Managers and Development Liaisons	40

ARTICLE 3 DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS; BACKUP R&D PROGRAMS		41

3.1	Implementation of Development Programs	41

3.2	Licensed Product Commercialization	43

3.3	Manufacturing	44

3.4	Diligence	46

3.5	Compliance	48

3.6	Cooperation	48

3.7	Exchange of Reports; Information; Updates	48

3.8	Safety Agreement; Adverse Event Reporting; Complaints; Product Recall	51

3.9	Development Costs; Reconciliation and Auditing	52

3.10	Co-Promotion	60

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3.11	Backup R&D Programs Agreement	62

3.12	Subcontracting	62

ARTICLE 4 GRANT OF RIGHTS; PROPRIETARY MATERIALS		63

4.1	License Grants; Sublicenses	63

4.2	Confirmatory Patent Licenses	65

4.3	Indication of Licensed Status	66

4.4	Supply of Proprietary Materials	66

4.5	Distributors and Net Sales Distributors	67

4.6	Co-Promotion Rights	67

4.7	Potential Expansion of Field to Include Excluded Indications	68

ARTICLE 5 PAYMENTS		69

5.1	Upfront Payment	69

5.2	Milestone Payments	69

5.3	Payment of Royalties; Royalty Rates; Accounting and Records	71

5.4	Diagnostic or Veterinary Products	75

5.5	Records; Royalty Audit Rights	76

5.6	Overdue Royalties and Milestones	77

5.7	Payments	77

5.8	Foreign Currency Exchange	77

5.9	Withholding Taxes	78

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5.10	Indirect Taxes	78

5.11	Certain Reductions for Additional Development Costs	79

ARTICLE 6 EXCLUSIVITY; STANDSTILL; TARGACEPT SUBLICENSE AGREEMENTS		80

6.1	Exclusivity; Standstill	80

6.2	Targacept Sublicense Agreements	87

ARTICLE 7 INTELLECTUAL PROPERTY RIGHTS		89

7.1	Targacept Intellectual Property Rights	89

7.2	AstraZeneca Intellectual Property Rights	89

7.3	Joint Intellectual Property Rights	89

7.4	Patent Coordinators	89

7.5	Patent-Related Matters	90

7.6	Employees and Agents	92

7.7	Prosecution and Maintenance	92

7.8	Patent Listings	97

7.9	********	98

7.10	Liability	98

7.11	CREATE Act	99

7.12	Legal Actions	99

7.13	Trademarks	105

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7.14	Product Information	105

ARTICLE 8 CONFIDENTIALITY		106

8.1	Targacept Licensed Product Information	106

8.2	Confidentiality; Exceptions	107

8.3	Authorized Disclosure	108

8.4	Press Release; Disclosure of Agreement	110

8.5	Publications	111

ARTICLE 9 REPRESENTATIONS AND WARRANTIES		112

9.1	Mutual Representations and Warranties	112

9.2	Additional Representations of Targacept	113

ARTICLE 10 INDEMNIFICATION AND DISCLAIMERS		119

10.1	Indemnification of AstraZeneca by Targacept	119

10.2	Indemnification of Targacept by AstraZeneca	120

10.3	Conditions to Indemnification	120

10.4	Insurance	123

10.5	Warranty Disclaimer	125

10.6	Limited Liability	125

ARTICLE 11 TERM AND TERMINATION		125

11.1	Term	125

11.2	Termination for Cause	126

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11.3	Unilateral Termination Rights	127

11.4	Termination for Insolvency	129

11.5	Effect of Certain Terminations	130

11.6	Return of Confidential Information	144

11.7	Accrued Rights; Surviving Provisions	144

ARTICLE 12 MISCELLANEOUS		145

12.1	Dispute Resolution	145

12.2	Notices	147

12.3	Governing Law	148

12.4	Equitable Relief	148

12.5	Targacept Change of Control	149

12.6	Binding Effect	150

12.7	Headings	150

12.8	Counterparts	150

12.9	Amendment; Waiver	150

12.10	No Third Party Beneficiaries	150

12.11	Purposes and Scope	151

12.12	Assignment and Successors	151

12.13	Force Majeure	151

12.14	Export Control	151

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12.15	Interpretation	152

12.16	Integration; Severability	153

12.17	Further Assurances	153

12.18	HSR Filing	153

12.19	Prior to Effective Date	154

Schedules

Schedule 1	Description of the Primary Compound
Schedule 2	Existing Patent Rights
Schedule 3	Existing Trademarks
Schedule 4	Special Milestone Criteria
Schedule 5	Form of Assignment and Assumption Agreement
Schedule 6	Material Terms to Be Included in the Co-Promotion Agreement
Schedule 7	Form of Confirmatory License Agreement
Schedule 8	USFRF Consent
Schedule 9	******** Consent
Schedule 10	******** Manufacturing Costs
Schedule 11	Framework
Schedule 12	Example Calculation of Reduction in Royalties Pursuant to Section 5.3.1(c)(i)

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COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of the third day of December 2009 (the “Execution Date”) by and between Targacept, Inc., a Delaware corporation having its principal place of business at 200 East First Street, Winston-Salem, North Carolina 27101 (“Targacept”), and AstraZeneca AB, a company limited by shares organized and existing under the laws of Sweden having a principal place of business at V-Malarehamnen 9, S-151 85 Södertälje, Sweden (“AstraZeneca”). Targacept and AstraZeneca are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Targacept has completed a Phase 2 human clinical trial of its product candidate known as Amplixa™ as an augmentation (add-on) treatment for major depressive disorder;

WHEREAS, AstraZeneca possesses expertise in the research, development, manufacturing and commercialization of pharmaceuticals for human use and is interested in developing and commercializing Amplixa, and potentially other Compounds (as defined below), as a drug product(s); and

WHEREAS, the Parties desire to establish a worldwide, strategic collaboration for the continued development of Amplixa, and potentially for the development of other Compounds, and, if successful, Marketing Approval and Commercialization for Licensed Products (as defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth or referenced below.

1.1 “AAA” means the American Arbitration Association.

1.2 “Acceptance” means, with respect to an NDA or sNDA, (a) the date on which the FDA notifies AstraZeneca that it has accepted such NDA or sNDA for filing or (b) if, after the Effective Date, Applicable Laws in the U.S. Territory do not require such an affirmative notice from the FDA for an NDA or sNDA to be deemed accepted for filing, the date on which such NDA or sNDA is deemed accepted for filing under Applicable Laws in the U.S. Territory.

1.3 “Acquisition Transaction” has the meaning set forth in Section 6.1.3(b)(ii).

1.4 “Acting Party” has the meaning set forth in Section 7.12.4.

1.5 “Additional Development Activities” means, with respect to an Additional Development Project, all Development activities related to obtaining and maintaining Regulatory/Pricing Approval in the Territory with respect to the form, formulation, method of delivery or Indication that is the subject of such Additional Development Project.

1.6 “Additional Development Costs” means, with respect to an Additional Development Project, all Development Costs attributable to the Additional Development Activities with respect to such Additional Development Project.

1.7 “Additional Development Costs ********” has the meaning set forth in Section ********.

1.8 “Additional Development Project” means any discrete collection of Development (and, for clarity, not Commercialization) activities that are not Initial Development Activities.

1.9 “Additional Notice Deadline” has the meaning set forth in Section 3.9.1(c)(iv).

1.10 “Adjunct Therapy” means, with respect to a Licensed Product, that such Licensed Product is any of (a) labeled for use, (b) the subject of a Drug Approval Application for approval to be labeled for use or (c) the subject of a Phase 3 Clinical Trial for evaluation, in each case (clauses (a), (b) and (c)) as an augmentation (add-on) or adjunctive treatment (or other term reflecting the concurrent use of two (2) or more pharmaceutical products) with one or more other pharmaceutical products to treat, prevent, cure or delay the progression of MDD.

1.11 “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition in a patient or clinical investigation subject following or during exposure to or use of a Compound or Licensed Product, whether or not considered causally related to such Compound or Licensed Product, the exacerbation of any pre-existing condition(s) occurring following or during exposure to or use of such Compound or Licensed Product, or any other adverse experience or adverse drug experience (as described in the FDA’s Investigational New Drug safety reporting and NDA post-marketing reporting regulations, 21 C.F.R. §§312.32 and 314.80, respectively, and any applicable corresponding regulations outside the U.S. Territory, in each case as may be amended from time to time), occurring following or during exposure to or use of a Compound or Licensed Product. For purposes of this Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose or sensitivity reactions.

1.12 “Affiliate” means, with respect to any Person, any other Person that, directly or through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the management and policies of such first Person, including via the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.13 “Agreement” has the meaning set forth in the preamble hereto.

1.14 “Alliance Managers” has the meaning set forth in Section 2.3.1.

1.15 “Amplixa Annual Global Development Plan” means each written plan for the Development activities with respect to Compounds and Licensed Products for a Calendar Year prepared and approved pursuant to Section 3.1.1, as the same may be amended, modified or updated in accordance with Section 3.1.1; provided that, for clarity, the first Amplixa Annual Global Development Plan, as agreed as of the Execution Date, shall cover the period from the Effective Date through December 31, 2010.

1.16 “Amplixa Co-Promotion Information Documents” has the meaning set forth in Section 3.7.2(a).

1.17 “Amplixa Global Development Outline” means the written outline for the Development activities with respect to Compounds and Licensed Products during the Term that, as of the Execution Date, includes Development activities solely with respect to the Primary Compound and Primary Compound Licensed Products and the projected aggregate Initial Development Costs to obtain Regulatory/Pricing Approval for one or more Primary Compound Licensed Products for the Target Indication in the U.S. Territory and the EU.

1.18 “Amplixa IND” means IND number ********.

1.19 “Applicable Laws” means any federal, state, local, national or supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges, securities listing organizations or patent offices that are in effect from time to time during the Term and applicable to a particular activity hereunder.

1.20 “AstraZeneca” has the meaning set forth in the preamble hereto.

1.21 “AstraZeneca Development Activities” means the Development activities for one or more Compounds or Licensed Products (a) specified to be conducted by AstraZeneca in any Amplixa Annual Global Development Plan or (b) that the Parties agree in writing shall be conducted by AstraZeneca.

1.22 “******** Development ******** Right” has the meaning set forth in Section 3.4.2(a).

1.23 “AstraZeneca Extended Term Patent Rights” means, with respect to each Licensed Product in (a) the U.S. Territory, any patents included in the AstraZeneca Patent Rights for which the patent term is extended in the U.S. Territory pursuant to 35 U.S.C. §156 et. seq. or any such future extension or restoration mechanism that may come into force and effect in the U.S. Territory, or (b) each country or jurisdiction in the ROW Territory, such patents included in the AstraZeneca Patent Rights for which the patent term is extended in such country or jurisdiction pursuant to any and all extensions or restorations by existing or future extension or restoration mechanisms (including supplementary protection certificates and the like).

1.24 “AstraZeneca Indemnitees” has the meaning set forth in Section 10.1.

1.25 “AstraZeneca Know-How” means any Information or Invention owned or Controlled by AstraZeneca or any of its Affiliates on the Execution Date, during the period from the Execution Date until the Effective Date, or during the Term (including, for clarity, as between the Parties, Information discovered, developed or otherwise made during the Term in the conduct of AstraZeneca Development Activities solely by one or more employees of or consultants to AstraZeneca or any of its Affiliates) that is not generally known and that relates to any Compound or Licensed Product and is necessary or reasonably useful, as reasonably determined by AstraZeneca, for Targacept to perform any Targacept Development Activities, but excluding (a) Product Information, (b) Product Invention-Related Information, (c) Joint Program Information, (d) Program Inventions and (e) Inventions claimed or covered by AstraZeneca Patent Rights, AstraZeneca Program Patent Rights or Joint Program Patent Rights.

1.26 “AstraZeneca Patent Rights” means all Patent Rights in the entire world owned or Controlled by AstraZeneca or any of its Affiliates as of the Execution Date, during the period from the Execution Date until the Effective Date, or during the Term that claim the composition of matter of, a method of use or Manufacture of, or a pharmaceutical preparation containing or comprising (including the pharmaceutical composition of), or cover the research, development, Manufacture, use, import, offer to sell or sale of, any Compound or Licensed Product, but excluding AstraZeneca Program Patent Rights and Joint Program Patent Rights.

1.27 “AstraZeneca Program Invention” means each Program Invention, other than a Product Invention, for which one or more employees of or consultants to AstraZeneca or any of its Affiliates are the sole inventors. Inventorship for purposes of this definition shall be determined by reference to United States patent laws in effect on the Execution Date irrespective of where such Program Invention is actually invented.

1.28 “AstraZeneca Program Patent Rights” means all Patent Rights in the entire world that contain one or more claims that cover any AstraZeneca Program Invention.

1.29 “AstraZeneca Returned Compound” means, as of any date, any Compound or Licensed Product that either (a) is being Developed or Commercialized in the Territory as of such date or (b) had been Developed or Commercialized in the Territory at any time in the ******** years preceding such date, in each case (clauses (a) and (b)) pursuant to this Agreement.

1.30 “AstraZeneca Technology” means, collectively: (a) AstraZeneca Patent Rights; (b) AstraZeneca Know-How; (c) AstraZeneca Program Inventions; (d) AstraZeneca Program Patent Rights; (e) Product Information; and (e) AstraZeneca’s interest in Joint Program Information, Joint Program Inventions and Joint Program Patent Rights.

1.31 “AstraZeneca Termination Technology” means, as of any date: (a) all Information and Inventions included in AstraZeneca Technology as of such date to the extent actually in use as of such date (or actually used at any time in the ******** years preceding such date) in connection with the Development or Commercialization of any AstraZeneca Returned Compound; and (b) all Patent Rights included in AstraZeneca Technology as of such date to the extent that the Development or Commercialization of any AstraZeneca Returned Compound would infringe such Patent Rights in the absence of a license under such Patent Rights.

1.32 “AstraZeneca Third Party Agreement” means any agreement with a Third Party pursuant to which AstraZeneca or any of its Affiliates Controls any AstraZeneca Technology that is the subject of the license granted by AstraZeneca to Targacept pursuant to Section 11.5.1(c) or 11.5.3(c).

1.33 “Backup R&D Programs” has the meaning set forth in Section 3.11.1.

1.34 “Backup R&D Programs Agreement” has the meaning set forth in Section 3.11.1.

1.35 “Bankruptcy Code” has the meaning set forth in Section 11.4.2.

1.36 “Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. part 401.

1.37 “Board of Directors” has the meaning set forth in the definition of “Change of Control.”

1.38 “Breaching Party” has the meaning set forth in Section 11.2.1.

1.39 “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, London, England and Stockholm, Sweden are open for business.

1.40 “Calendar Quarter” means each period of three (3) consecutive months ending on the last day of March, June, September or December.

1.41 “Calendar Year” means each period of twelve (12) consecutive months from January 1 through December 31.

1.42 “Chairperson” has the meaning set forth in Section 2.1.1.

1.43 “Challenge” means any challenge to the validity or enforceability of any of the Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights, including by: (a) filing a declaratory judgment action in which any of the Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §301 or filing a request for re-examination of any of the Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights pursuant to 35 U.S.C. §302 or §311 (without the prior written consent of Targacept); (c) provoking or becoming party to an interference with an application for any of the Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights pursuant to 35 U.S.C. §135; or (d) filing or commencing any re-examination (without the prior written consent of Targacept), opposition, cancellation, nullity or similar proceedings against any of the Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights in any country.

1.44 “Change of Control” means, with respect to either Party, the occurrence of any of the following:

(a) any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party (or any Controlling Affiliate of such Party) then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party (or its Controlling Affiliate) representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party (or its Controlling Affiliate) or (ii) has the power, directly or indirectly, to elect a majority of the members of such Party’s (or its Controlling Affiliate’s) board of directors or similar governing body (as the case may be, “Board of Directors”); or

(b) such Party (or its Controlling Affiliate) enters into a merger, consolidation or other form of business combination, share exchange, reorganization, recapitalization or other similar extraordinary transaction with another Person (whether or not such Party (or its Controlling Affiliate) is the surviving entity) and as a result of such merger, consolidation or other form of business combination, share exchange, reorganization, recapitalization or similar extraordinary transaction (i) the members of the Board of Directors of such Party (or its Controlling Affiliate) immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party (or its Controlling Affiliate) or, if not such Party (or its Controlling Affiliate), such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party (or its Controlling Affiliate) immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party (or its Controlling Affiliate) immediately prior to such transaction; or

(c) such Party (or its Controlling Affiliate) sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of the consolidated total assets of such Party and its Affiliates; or

(d) the holders of capital stock of such Party (or its Controlling Affiliate) approve a plan or proposal for the liquidation or dissolution of such Party (or its Controlling Affiliate).

For the purpose of this definition: (x) “person” and “group” have the meanings given such terms under Section 13(d)(3) and 14(d)(2) of the Exchange Act and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”.

1.45 “Claims” has the meaning set forth in Section 10.1.

1.46 “Clinical Study” means a human clinical trial designed to evaluate the safety, efficacy, tolerability or appropriate dosage of a Licensed Product, as the context requires, including Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials or Phase 4 Clinical Trials.

1.47 “Co-Development Activities” means Targacept Development Activities or AstraZeneca Development Activities, as the case may be.

1.48 “Co-Development Percentage” means, with respect to AstraZeneca, eighty percent (80%) and, with respect to Targacept, twenty percent (20%).

1.49 “Collaboration” means the alliance of Targacept and AstraZeneca established pursuant to this Agreement.

1.50 “Combination Product” means a Licensed Product that is comprised of or contains any Compound as an active pharmaceutical ingredient together with one or more other active pharmaceutical ingredients and is sold either as a fixed dose or as separate doses in a single package.

1.51 “Commercialization” or “Commercialize” means, with respect to each Licensed Product, any and all lawful activities directed to the commercialization of such Licensed Product, both before and after Regulatory/Pricing Approval of such Licensed Product has been obtained, including activities related to marketing, promoting, detailing, distributing, Manufacturing or having Manufactured (other than Manufacturing Development or Manufacturing for use in Development), importing, selling and offering to sell such Licensed Product, conducting Phase 4 Clinical Trials (other than those required to obtain or maintain Regulatory/Pricing Approval in the U.S. Territory or the EU) and all regulatory affairs activities (including interacting with Regulatory Authorities) regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.52 “Commercially Reasonable Efforts” means, with respect to:

(a) the performance by Targacept of Targacept Development Activities, efforts and resources consistent in manner and degree with the efforts and resources that ******** for a compound that is at a similar stage of development or market acceptance and with similar technical, safety, medical, regulatory and scientific profiles, characteristics and challenges, a similar level of development and commercialization complexity and difficulty, and a similar potential commercial or strategic value (taking into account stage of research, development or market acceptance, product life, potential financial return, market potential and patent position); or

(b) the performance by AstraZeneca of its obligations with respect to the Development of, seeking Marketing Approval for or the launch or other Commercialization of Licensed Products, efforts and resources consistent in manner and degree with the efforts and resources that ******** for a compound at a similar stage of development or market acceptance and with similar technical, safety, medical, regulatory and scientific profiles, characteristics and challenges, a similar level of development and commercialization complexity and difficulty, and a similar potential commercial or strategic value (taking into account stage of research or development, product life, potential financial return, market potential or share and patent position); provided that, notwithstanding the foregoing, with respect to Developing, seeking Marketing Approval (including, for clarity, Regulatory Approval) for, launching or otherwise Commercializing any particular Licensed Product in any particular Major Country, no ******** of ******** on ******** of ******** or ******** shall be taken into account.

For clarity, (i) in each case (clauses (a) and (b)), Commercially Reasonable Efforts shall be determined on a country-by-country basis, (ii) the application of Commercially Reasonable Efforts requires AstraZeneca to conduct the Initial Development Activities called for by the Amplixa Global Development Outline (beginning on page 4) as agreed as of the Execution Date (as amended or as superseded by an Amplixa Annual Global Development Plan in good faith in a manner that (A) does not reduce such activities or (B) reduces such activities but where such reduced activities remain reasonably expected to be sufficient to obtain Regulatory/Pricing Approval of ******** for the ******** in the ******** and the ********), but excluding Targacept Development Activities, and (iii) without limitation of clause (ii), the application of Commercially Reasonable Efforts may or may not require AstraZeneca to ******** (including, for clarity, ********) for, ******** or otherwise ******** for ******** in ********.

1.53 “Competitive Activity” has the meaning set forth in Section 6.1.2(a).

1.54 “Competitive Product” has the meaning set forth in Section 6.1.2(b).

1.55 “Completed Phase 2 Amplixa Study” means Targacept’s completed clinical trial of the Primary Compound (Protocol No. TC-5214-23-CRD-001).

1.56 “Compound” means each of (a) the Primary Compound, (b) any ******** of the Primary Compound (including, for clarity, the ******** Compound), (c) any prodrug, ester, salt, polymorph, hydrate or solvate of either of the foregoing (clauses (a) or (b)), and (d) any compound that all of:

(i) has any of ******** and ******** set forth on Schedule 11 attached hereto;

(ii) has no ******** at any ********; and

(iii) acts as a ******** (showing ******** of ******** at a concentration of such compound below ********) of either:

(A) each of the same ******** at which the Primary Compound acts as a ******** (showing ******** of ******** at a concentration of the Primary Compound below ********); or

(B) both (1) each of the ******** or ******** and (2) either of the ******** or ********.

For clarity, the ******** identified on Schedule 11 include simple ********, and simple ********, including ******** and all ******** of the foregoing (including, for clarity, any ********).

1.57 “Confidential Information” has the meaning set forth in Section 8.2.1.

1.58 “Consensus Patent-Related Matter” has the meaning set forth in Section 7.5.1.

1.59 “Consensus Patent Rights” has the meaning set forth in Section 7.7.2(a).

1.60 “Control,” “Controls,” “Controlled” or “Controlling” means (a) with respect to Information, Inventions, Patent Rights or other intellectual property rights (other than Proprietary Materials), possession of the legal right (other than pursuant to the licenses granted under Section 4.1.1 or Section 4.1.2, as applicable) to grant the licenses or sublicenses under such Information, Inventions, Patent Rights or other intellectual property rights provided herein, in each case if applicable, without violating the terms of any agreement or other arrangement with any Third Party and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party as provided herein without violating the terms of any agreement or arrangement with any Third Party. A Party shall be deemed to Control Joint Program Information, Joint Program Inventions or Joint Program Patent Rights to the extent of its individual or joint interest therein, as applicable.

1.61 “Controlling Affiliate” means, with respect to any Party or other Person, an Affiliate of such Party or other Person that controls (within the meaning given under the definition of “Affiliate”) such Party or other Person.

1.62 “Cooperating Party” has the meaning set forth in Section 7.12.4.

1.63 “Co-Promoted Products” means Licensed Products, but only if Targacept has exercised its Co-Promotion Right and thereafter for so long as the Co-Promotion Agreement remains in effect.

1.64 “Co-Promotion Agreement” has the meaning set forth in Section 3.10.1.

1.65 “Co-Promotion Right” has the meaning set forth in Section 3.10.

1.66 “Cost Audited Party” and “Cost Auditing Party” have the respective meanings set forth in Section 3.9.2(b).

1.67 “CREATE Act” has the meaning set forth in Section 7.11.

1.68 “Develop” or “Development” means any and all activities that relate to (a) the research and development of any Compound or Licensed Product (other than Phase 4 Clinical Trials, unless required to obtain or maintain Regulatory/Pricing Approval in the U.S. Territory or the EU) and (b) obtaining, or that are required to maintain, Regulatory/Pricing Approval of Licensed Products in the Territory. Development includes Preclinical Activities, pharmacology studies, biomarker studies, toxicology studies, DMPK studies, Manufacturing Development, Manufacturing or having Manufactured for use in Development, quality assurance and quality control, technical support, pharmacokinetic studies, Clinical Studies (other than Phase 4 Clinical Trials, unless required to obtain or maintain Regulatory/Pricing Approval in the U.S. Territory or the EU), preparing and filing Drug Approval Applications and all regulatory affairs activities (including interacting with Regulatory Authorities) regarding any of the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.

1.69 “Development Cost Reconciliation Report” has the meaning set forth in Section 3.9.2(a).

1.70 “Development Costs” means, with respect to each Compound or Licensed Product, the reasonable out-of-pocket costs, internal costs of a Party or any of its Affiliates, and costs with respect to the supply of such Compound or Licensed Product (including placebos) for use in Clinical Studies, in each case that are incurred after the Effective Date and that are both specifically attributable to the Development of such Compound or Licensed Product and generally consistent with such Party’s Co-Development Activities as specified in the then-current Amplixa Annual Global Development Plan. For purposes of this definition and subject to the conditions set forth above: (a) “out-of-pocket costs” means, with respect to each Compound or Licensed Product, actual amounts paid to a Third Party, including all license fees (excluding any payments to a Third Party under the Targacept Sublicense Agreements) and filing fees required for, and other costs associated with, any Regulatory Filings applicable to such Compound or Licensed Product; (b) “internal costs” means the applicable FTE Rate(s) multiplied by the actual number of FTEs utilized; (c) with respect to each Clinical Study, unless otherwise agreed by the Parties, in no event shall the internal costs incurred by a Party for such Clinical Study, excluding costs with respect to the supply of the applicable Compound or Licensed Product (including placebos) for use in such Clinical Study, exceed ******** (********%) of the out-of-pocket costs incurred by such Party therefor; and (d) costs with respect to the supply of the applicable Compound or Licensed Product (including placebos) for use in Clinical Studies means (i) if such Compound or Licensed Product (or placebo) is purchased from a Third Party, the actual costs paid by AstraZeneca or Targacept to such Third Party with respect to such Compound or Licensed Product (or placebo), or (ii) if such Compound or Licensed Product (or placebo) is Manufactured by AstraZeneca or any of its Affiliates, AstraZeneca’s (or its Affiliate’s) fully burdened (determined as provided on Schedule 10 attached hereto) costs for Manufacturing such Compound or Licensed Product (or placebo).

1.71 “Development Liaison” has the meaning set forth in Section 2.3.2.

1.72 “Development Program” means the Development program to be conducted by the Parties during the Term pursuant to the Amplixa Annual Global Development Plans to obtain Regulatory/Pricing Approval of one or more Licensed Products in the Territory.

1.73 “Development Regulatory Filing” means, with respect to each Compound or Licensed Product: each (a) NDA or other Drug Approval Application; (b) IND; (c) application for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. §356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. §355(b)(4)(B) and §355(b)(4)(C)) or the analogous application or request with respect to Major Countries outside the U.S. Territory; in each case (clauses (a), (b) and (c)) with respect to such Compound or Licensed Product in Major Countries (including, for clarity, via the centralized procedure in the EU); and (d) all supplements and amendments to any of the foregoing.

1.74 “Development Working Group” has the meaning set forth in Section 2.2.

1.75 “Disclosing Party” has the meaning set forth in Section 8.2.2.

1.76 “Dispute” has the meaning set forth in Section 12.1.1.

1.77 “Distributor” has the meaning set forth in Section 4.5.

1.78 “Dollars” means U.S. dollars.

1.79 “Drug Approval Application” means, with respect to each Licensed Product in a particular country or jurisdiction, an application to commercially distribute, sell or market such Licensed Product in such country or jurisdiction, including: (a) an NDA or sNDA; (b) the analogous application to an NDA or sNDA in any country or jurisdiction in the ROW Territory; and (c) all supplements and amendments to any of the foregoing.

1.80 “DSM IV” means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, published by the American Psychiatric Association (text revision, 2000), as amended and as supplemented or superseded by subsequent editions published from time to time.

1.81 “Effective Date” has the meaning set forth in Section 12.19.3.

1.82 “Election Period” has the meaning set forth in Section 12.5.2(a).

1.83 “EMEA” means the European Medicines Agency or, as used in any particular context hereunder, any successor thereto for the purpose contemplated in such context.

1.84 “End of Phase 2 Meeting” means any meeting with the FDA for the purpose of (a) reviewing data from a Phase 2 Clinical Trial for a Licensed Product or (b) discussing the design of a pivotal Phase 3 Clinical Trial for a Licensed Product.

1.85 “European Union” or “EU” means Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom, and any such other country or territory that may officially become part of the European Union after the Execution Date.

1.86 “Excepted Decision” has the meaning set forth in Section 2.1.5(a).

1.87 “Excess Additional Development Costs Offset” has the meaning set forth in Section 5.11.2.

1.88 “Excess Initial Development Costs Offset” has the meaning set forth in Section 5.11.1.

1.89 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.90 “Excluded Indications” means the management, treatment, prevention, cure or delayed progression of hypertension, in any form and however caused.

1.91 “Exclusivity Period” has the meaning set forth in Section 6.1.1.

1.92 “Execution Date” has the meaning set forth in the preamble hereto.

1.93 “Executive Officers” has the meaning set forth in Section 2.1.5(a).

1.94 “Existing CDA” means that certain Confidentiality Agreement between AstraZeneca Pharmaceuticals LP and Targacept dated December 3, 2008, as amended.

1.95 “Existing Patent Rights” means the Targacept Patent Rights set forth on Part A, Part B and Part C, collectively, of Schedule 2 attached hereto.

1.96 “Existing Trademarks” means the Trademarks listed on Schedule 3 attached hereto.

1.97 “Existing TRGT Alliance Agreement” means the Product Development and Commercialization Agreement by and between SmithKline Beecham Corporation (d/b/a GlaxoSmithKline) and Glaxo Group Limited, on the one hand, and Targacept, on the other hand, dated July 27, 2007, as may be amended from time to time.

1.98 “Existing TRGT API Agreements” and “Existing TRGT Supply Agreement” have the respective meanings set forth in Section 3.3.2.

1.99 “Expanded Field Indication” has the meaning set forth in Section 4.7.2.

1.100 “Experts” has the meaning set forth in Section 12.1.2(a).

1.101 “FDA” means the U.S. Food and Drug Administration or, as used in any particular context hereunder, any successor thereto for the purpose contemplated in such context.

1.102 “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.103 “Field” means any and all uses, excluding the Excluded Indications; provided that, if under the circumstances set forth in Section 4.7.2 AstraZeneca has an option to expand the Field to include an Excluded Indication and exercises such option, “Field” shall include such Excluded Indication from and after such exercise.

1.104 “First Commercial Sale” means, with respect to each Licensed Product and each country or jurisdiction, the first sale of such Licensed Product for use or consumption by the general public in such country or jurisdiction after: (a) Regulatory Approval from the applicable Regulatory Authority has been obtained; and (b) solely in the case of ******** or ******** is ********, (i) such ******** or ******** from the applicable Regulatory Authority has been obtained or (ii) solely with respect to Section 5.2.1 (and, for clarity, not for purposes of determining a Royalty Term or for any other purpose), such ******** or ******** from the applicable Regulatory Authority has not been obtained but ******** of such Licensed Product as an ******** in ********, as a ******** in ******** or as either an ******** or a ******** in ********, as applicable, are ********; provided that a sale of a Licensed Product to a Party’s Affiliate or Sublicensee shall not constitute a First Commercial Sale (unless the purchasing Affiliate or Sublicensee is the last Person in the distribution chain for such Licensed Product and is purchasing it for its own commercial use). For clarity, sales prior to satisfaction of clause (a) and, if applicable, clause (b)(i) above, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales” shall not be construed as a First Commercial Sale.

1.105 “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute (whether involving the workforce of the non-performing Party or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster, or compliance with any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government (including changes in the requirements of a Regulatory Authority), whether or not it is later held to be invalid, except to the extent any such injunction, law, order, proclamation, regulation, ordinance, demand or requirement operates to delay or prevent the non-performing Party’s performance as a result of any breach by such Party or any of its Affiliates of any term or condition (including any representation or warranty) of this Agreement, the Co-Promotion Agreement (if any) or the Backup R&D Programs Agreement (if any).

1.106 “FTE” means ******** and ******** hours of work devoted to or in support of Development of Compounds or Licensed Products in accordance with an Amplixa Annual Global Development Plan that is carried out by one or more employees or temporary contract personnel of a Party, measured in accordance with such Party’s normal time allocation practices from time to time, consistently applied.

1.107 “FTE Cost” means, for any period, the applicable FTE Rate multiplied by the number of FTEs in such period.

1.108 “FTE Rate” means a rate of ******** Dollars (US $********) per FTE per annum; provided that on January 1 of each Calendar Year in the Term, commencing with January 1, 2011, the FTE Rate will be increased by multiplying the FTE Rate applicable on December 31 of the immediately preceding Calendar Year by 1 + [(CPIx - CPIy) / CPIy], where CPIx is the United States Consumer Price Index for All Urban Consumers (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for December in the immediately preceding Calendar Year and CPIy is the United States Consumer Price Index for All Urban Consumers (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for the month immediately preceding the Effective Date. Any such increase shall be rounded to the nearest one hundred Dollars (US $100).

1.109 “GLP” means the then-current requirements under Applicable Laws for nonclinical laboratory studies that support or are intended to support applications to conduct research in humans or to obtain marketing authorization, including as set forth in 21 C.F.R. part 58 and EC Directives 87/18/EEC, 88/320/EEC and 1999/11/EC, and as otherwise required by the Regulatory Authorities of the EU, the United States and Japan, in each case as amended from time to time.

1.110 “Good Clinical Practices” means the then-current requirements under Applicable Laws and international ethical, scientific and quality standards for designing, conducting, recording, analyzing and reporting trials that involve the participation of human subjects, including as set forth in 21 C.F.R. parts 50, 54, 56 and 312 and in the International Conference on Harmonization Guideline for Good Clinical Practice (E6), in each case as amended from time to time.

1.111 “Good Manufacturing Practices” means the then-current requirements under Applicable Laws for the manufacturing, preparation, processing, labeling, packaging, and distribution of pharmaceutical products (and components thereof), including as set forth in 21 U.S.C. Section 351, 21 C.F.R. parts 210 and 211, European Commission Directive 2003/94/EEC of 08 October 2003, and as otherwise required by the Regulatory Authorities of the EU, the United States and Japan, in each case as amended from time to time.

1.112 “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.113 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a), as amended.

1.114 “IND” means an investigational new drug application submitted to the FDA pursuant to 21 C.F.R. part 312, including any supplements and amendments thereto. References herein to IND shall include, to the extent applicable, any analogous Regulatory Filing in the ROW Territory (including a Clinical Trial Authorization in the European Union).

1.115 “Indemnification Claim Notice” has the meaning set forth in Section 10.3.1.

1.116 “Indemnified Party” and “Indemnifying Party” have the respective meanings set forth in Section 10.3.1.

1.117 “Indemnitees” has the meaning set forth in Section 10.3.1.

1.118 “Indication” means any human disease or condition that can be treated, prevented, cured or the progression of which can be delayed.

1.119 “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.120 “Information” means all tangible and intangible information, techniques, trade secrets, technical information, methods, processes, know-how, data and results (including pharmacological, toxicological and clinical test data and results and market research or commercial data), analytical and quality control data, laboratory notes and notebooks, results or descriptions. Notwithstanding the foregoing, Information does not include Inventions.

1.121 “Infringement” and “Infringement Notice” have the respective meanings set forth in Section 7.12.1(a).

1.122 “Initiation” or “Initiate” means, with respect to a Clinical Study, the first dosing of the first subject in such Clinical Study, unless AstraZeneca has made an affirmative determination reasonably and in good faith, and so informed Targacept, that it is more likely than not that such subject should not have been enrolled in such Clinical Study for failure to meet the subject selection criteria outlined in the applicable protocol.

1.123 “Initial Development Activities” has the meaning set forth in the Amplixa Global Development Outline as agreed as of the Execution Date.

1.124 “Initial Development Costs” means all Development Costs with respect to Initial Development Activities.

1.125 “Initial Notice Deadline” has the meaning set forth in Section 3.9.1(b)(ii).

1.126 “In-Licensed Patent Rights” has the meaning set forth in Section 9.2.3.

1.127 “Invention” means any new or useful process, composition of matter, formulation, design, device, kit or method of use or manufacture that is reasonably expected to be patentable under Applicable Laws (whether or not patented), as determined pursuant to Section 7.5.

1.128 “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.

1.129 “Joint Program Information” means all Program Information discovered, developed or otherwise made jointly by one or more employees of or consultants to Targacept or any of its Affiliates, on the one hand, and one or more employees of or consultants to AstraZeneca or any of its Affiliates, on the other hand, but excluding Product Information and Product Invention-Related Information.

1.130 “Joint Program Invention” means each Program Invention, other than a Product Invention, for which one or more employees of or consultants to AstraZeneca or any of its Affiliates, on the one hand, and one or more employees of or consultants to Targacept or any of its Affiliates, on the other hand, are inventors. Inventorship for purposes of this definition shall be determined by reference to United States patent laws in effect on the Execution Date irrespective of where such Program Invention is actually invented.

1.131 “Joint Program Patent Rights” means all Patent Rights in the entire world that contain one or more claims that cover any Joint Program Invention.

1.132 “Knowledge” means, subject to Section 12.15, the good faith understanding and awareness of the facts and information by: (a) with respect to each Party, ******** of such Party or any of its Affiliates, or any ******** of, or ******** by, such Party or any of its Affiliates; and (b) with respect to Targacept, ******** or ******** in each case (clauses (a) and (b)) without any duty to conduct any investigation with respect to such facts and information by reason of the execution of this Agreement or the formation of the Collaboration. For purposes of this definition, ******** means any individual in the position of ******** or ********. “Known” has the corresponding meaning.

1.133 “Lead Compound” means the Primary Compound unless the Primary Compound is not the most advanced Compound in Development or being Commercialized in the Collaboration, in which case “Lead Compound” means the most advanced Compound in Development or being Commercialized in the Collaboration.

1.134 “LIBOR” means the London Interbank Offered Rate for deposits in Dollars having a maturity of one (1) month published by the British Bankers’ Association, as adjusted from time to time on the first (1st) London business day of each month.

1.135 “Licensed Product” means each pharmaceutical or medicinal item, substance or formulation that is comprised of or contains any Compound, whether or not the sole active pharmaceutical ingredient. For clarity, Licensed Products include Combination Products.

1.136 “Losses” has the meaning set forth in Section 10.1.

1.137 “MADRS” means the Montgomery-Asberg Depression Rating Scale.

1.138 “Major Country” means each of ********.

1.139 “Manufacture” or “Manufacturing” or “Manufactured” means all operations involved in the manufacture, receipt, incoming inspections, storage and handling of Materials, and the manufacture, processing, purification, formulation, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), quality assurance, shipping and release of any Compound or Licensed Product.

1.140 “Manufacturing Development” means all activities related to the optimization of a commercial-grade Manufacturing process for the Manufacture of any Compound or Licensed Product, including test method development and stability testing, formulation, validation, productivity, trouble shooting and second generation formulation, process development, Manufacturing scale-up, development-stage Manufacturing, and quality assurance/ quality control development.

1.141 “Marketing Approval” means, with respect to each Licensed Product and each country or jurisdiction, all approvals, licenses, registrations or authorizations of Regulatory Authorities necessary or reasonably useful to commercially distribute, sell, or market such Licensed Product in such country or jurisdiction, including Regulatory/Pricing Approval.

1.142 “Materials” means all raw materials, including Compound, intermediates, solvents, reactants, excipients, components, containers, labels and packaging materials necessary for the Manufacture of any Compound or Licensed Product.

1.143 “MDD” means major depressive disorder as described in DSM IV from time to time. For clarity, as of the Execution Date, MDD is as encoded in DSM IV as 296.2x or 296.3x.

1.144 “MHLW” means the Ministry for Health, Labor and Welfare of Japan or the Pharmaceutical and Medical Devices Agency (the “PMDA,” formerly known as IYAKUHIN SOGO KIKO), or, as used in any particular context hereunder, any successor to either of them, as the case may be, for the purpose contemplated in such context.

1.145 “Milestone Event” means each of the events identified as a milestone event in Section 5.2.1 or Section 5.2.2.

1.146 “Milestone Product” has the meaning set forth on Schedule 4 attached hereto.

1.147 “Monotherapy” means, with respect to a Licensed Product, that such Licensed Product is any of (a) labeled for use, (b) the subject of a Drug Approval Application for approval to be labeled for use or (c) the subject of a Phase 3 Clinical Trial for evaluation, in each case (clauses (a), (b) and (c)) by itself, without any other pharmaceutical product, to treat, prevent, cure or delay the progression of MDD.

1.148 “NCB” means any compound that both: (a) blocks the channel of an NNR as a principal mechanism of action; and (b) does not occupy the site at which acetylcholine naturally accesses such NNR (commonly referred to as “binding”).

1.149 “NDA” means a New Drug Application (as more fully described in Title 21 of the U.S. Code of Federal Regulations, Section 314.50) filed with the FDA, or any successor application in the U.S. Territory.

1.150 “Net Sales” means, with respect to each Licensed Product, the gross invoiced sales price of such Licensed Product sold by AstraZeneca or any of its Affiliates, Sublicensees or Net Sales Distributors (each, a “Selling Party”) in finished product form, packaged and labeled for sale, to Third Parties (including Distributors, but, for clarity, not Net Sales Distributors), less deductions allowed by the Selling Party and incurred, allowed, paid, accrued or specifically allocated in its financial statements in accordance, where applicable, with International Financial Reporting Standards (“IFRS”) for any Selling Party that accounts in accordance with IFRS or generally accepted accounting principles in the United States (“GAAP”) for any Selling Party that accounts in accordance with GAAP, in each case applied on a consistent basis, for:

(a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances);

(b) administration, service, inventory management or similar fees paid to a wholesaler, distributor, group purchasing organization, buying group, or similar organization pursuant to a contract between the Selling Party and such wholesaler, distributor, group purchasing organization, buying group, or similar organization, relating to the sale of Licensed Products by the Selling Party;

(c) credits, rebates, or discounts made to or for the account of a customer or a payor pursuant to a contract between the Selling Party and such customer or payor, relating to the sale of Licensed Products by the Selling Party to such customer or for the account of such payor;

(d) rebates, discounts, credits, price concessions, and other payments made with respect to sales paid for, or required as a condition of participation in or reimbursement under, any program administered or funded from time to time during the Term by any governmental or regulatory authority, including Federal or state Medicaid, Medicare or similar state program in the U.S. Territory or equivalent governmental program in any other country, including any rebates, discounts, credits, price concessions, and other payments that may be required by any healthcare reform legislation or other Applicable Laws that may be enacted or promulgated after the Execution Date;

(e) ******** or ******** on account of ******** or ******** (including ******** and ********) or on account of bona fide ******** affecting such Licensed Product;

(f) sales (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the importation, use or sale of such Licensed Product to Third Parties (excluding any taxes paid on the income from such sales), to the extent the Selling Party is not otherwise entitled to a credit or a refund for such taxes, duties or payments made;

(g) ******** related to ******** or ******** provided by the Selling Party to ********, or other ******** through ********, or ********;

(h) actual ******** (i.e., when such ******** is no longer recorded as a ********) specifically attributable to such Licensed Product;

(i) any other similar deductions that are ******** as of the ******** but ******** in the ******** after the ********; and

(j) ********.

Sales of a Licensed Product between AstraZeneca and its Affiliates, Sublicensees or Net Sales Distributors shall be excluded from the computation of Net Sales, except where any such Affiliate, Sublicensee or Net Sales Distributor is the last Person in the distribution chain for such Licensed Product and is purchasing it for its own commercial use. In addition, no Licensed Product provided to patients for compassionate use, as “treatment IND sales” or as “named patient sales” shall be included in Net Sales.

In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, or any similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with the Selling Party’s existing allocation method; provided, however, that any such allocation shall be reasonable, consistent and done in strict accordance with Applicable Laws, including any price reporting laws, rules and regulations.

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Licensed Product that contains the applicable Compound as its sole active pharmaceutical ingredient, if sold separately in such country, and B is (i) except as provided in clause (ii) below, the average invoice price(s) in such country of each product(s) that contains an active pharmaceutical ingredient other than the Compound contained in such Combination Product as its sole active pharmaceutical ingredient, if sold separately in such country, or (ii) where an active pharmaceutical ingredient other than the Compound contained in such Combination Product is an active pharmaceutical ingredient that is a ********, the lesser of (A) the amount in clause (i) above or (B) the actual cost to the Selling Party to make or obtain such active pharmaceutical ingredient (or, for clarity, the product that contains such active pharmaceutical ingredient) for inclusion in such Combination Product. If either such Licensed Product that contains such Compound as its sole active pharmaceutical ingredient or, solely in the case of clause (i) above, a product that contains an active pharmaceutical ingredient (other than such Compound) in the Combination Product is not sold separately in a particular country, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, the applicable Compound, on the one hand, and all of the other active pharmaceutical ingredients, collectively, on the other hand; provided that if, notwithstanding such good faith negotiation, the Parties are unable to agree on an adjustment to Net Sales in such country within ******** days after a request by a Party that they negotiate such an adjustment, then either Party shall have the right to submit such matter for resolution pursuant to Section 12.1.

For purposes of the immediately preceding paragraph, the invoice price in a country for each Licensed Product that contains only a Compound and each product that contains solely active pharmaceutical ingredients other than the Compound included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency.

The Parties agree that, in the event that either Party proposes that this definition of Net Sales be amended to reflect changes required by the adoption of new accounting standards applicable to such Party, whether due to a Change of Control or a requirement of Applicable Laws, the other Party shall consider such proposal reasonably and in good faith.

1.151 “Net Sales Distributor” has the meaning set forth in Section 4.5.

1.152 “NNR” means a neuronal nicotinic receptor.

1.153 “NNR Subtype” means, a particular collection of protein subunits that, when combined in a specific pentameric manner, form a functional NNR.

1.154 “Non-Breaching Party” has the meaning set forth in Section 11.2.1.

1.155 “Non-Consensus Targacept Program Patent Rights” has the meaning set forth in Section 7.7.2(b)(iii).

1.156 “******** Application” means the patent application set forth under such heading in Part C of Schedule 2 attached hereto.

1.157 “Orange Book” means the publication Approved Drug Products with Therapeutic Equivalence Evaluations that identifies drug products approved on the basis of safety and effectiveness by the FDA under the FDCA.

1.158 “Owned Patent Rights” has the meaning set forth in Section 9.2.3.

1.159 “Party” or “Parties” has the meaning set forth in the preamble hereto.

1.160 “Patent Coordinator” has the meaning set forth in Section 7.4.

1.161 “Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, in connection with the Prosecution and Maintenance of Patent Rights.

1.162 “Patent-Related Matter,” “Patent-Related Matter Deadline” and “Patent-Related Matter Resolution Deadline” have the respective meanings set forth in Section 7.5.1.

1.163 “Patent Rights” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from a patent or patent application described in clause (a) or from an application claiming priority to a patent or patent application described in clause (a), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications (clauses (a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (clauses (a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.164 “******** Agreement” has the meaning set forth in Section 3.3.2.

1.165 “Payments” has the meaning set forth in Section 5.9.

1.166 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.167 “Phase 1 Clinical Trial” means a human clinical trial of a pharmaceutical product candidate, in healthy volunteers or patients, that generally provides for the first introduction into humans of such product candidate, with the principal purpose of obtaining data regarding any or all of the safety, metabolism, pharmacokinetic properties and clinical pharmacology, and potentially early evidence on effectiveness, of such product candidate, as described or contemplated by 21 C.F.R. §312.21(a).

1.168 “Phase 2 Clinical Trial” means a human clinical trial, following completion of one or more Phase 1 Clinical Trials, of a pharmaceutical product candidate in subjects with a particular disease or condition, with a principal purpose of evaluating the effectiveness, safety, and acceptable dose range for such product candidate for a particular use, as described or contemplated by 21 C.F.R. §312.21(b).

1.169 “Phase 3 Clinical Trial” means a human clinical trial of a pharmaceutical product candidate in subjects with a particular disease or condition that is designed to establish that such product candidate is safe and efficacious for its intended use so as to support Regulatory Approval of such product candidate, as described or contemplated by 21 C.F.R. §312.21(c); provided that it is not intended that a human clinical trial must, by itself, support Regulatory Approval of a product candidate (including, for clarity, itself establish that such product candidate is safe and efficacious for its intended use) in order to be a Phase 3 Clinical Trial.

1.170 “Phase 4 Clinical Trial” means a human clinical trial of a pharmaceutical product for a particular Indication and patient population, after receipt of Regulatory Approval for such Indication and patient population, whether or not such clinical trial is required to be conducted as a condition to obtaining or maintaining such Regulatory Approval. For clarity, for purposes of this Agreement, a human clinical trial designed to support an expansion of the patient population for which a particular Licensed Product is labeled for use in the U.S. Territory or the EU is not a Phase 4 Clinical Trial; provided that a human clinical trial designed to support the modification of a label to include expressly a subset of the patient population for which a particular Licensed Product is already labeled for use is a Phase 4 Clinical Trial. For clarity and notwithstanding the foregoing, any human clinical trial of a pharmaceutical product for a particular Indication, after receipt of Regulatory Approval for such Indication, that is not required by the applicable Regulatory Authority to maintain such Regulatory Approval (or to obtain Regulatory Approval in another country in the Territory) and that AstraZeneca reasonably determines to be a Phase 4 Clinical Trial shall, for purposes of this Agreement, be a Phase 4 Clinical Trial.

1.171 “Preclinical Activities” means in vitro and in vivo animal studies, not in humans, including those studies conducted in whole animals and other test systems, designed to determine any or all of the toxicity, bioavailability, pharmacokinetics and other pharmacological properties of a compound, as described or contemplated by 21 C.F.R. §58.3(d).

1.172 “Primary Compound” means the pharmaceutical compound described on Schedule 1 attached hereto known by Targacept as of the Execution Date as TC-5214 or Amplixa™.

1.173 “Primary Compound Licensed Product” means each Licensed Product that is comprised of or contains the Primary Compound.

1.174 “Product Information” means all Program Information that relates solely to one or more Compounds or Licensed Products, but excluding Product Invention-Related Information.

1.175 “Product Invention” means (a) each Program Invention that has ******** one or more Compounds or Licensed Products or the use of one or more Compounds or Licensed Products, but excluding any Program Invention that constitutes a ******** or ******** or ********, and (b) each Program Invention that constitutes a ******** or ******** or ******** that ******** one or more Compounds or Licensed Products or ******** one or more Compounds or Licensed Products.

1.176 “Product Invention-Related Information” means, with respect to each Product Invention, all Program Information that has ******** such Product Invention, including any applicable Information contained in laboratory notebooks or other documentation establishing inventorship or demonstrating conception or reduction to practice.

1.177 “Product Regulatory Approval” means each approval, license, registration or authorization included in Marketing Approval.

1.178 “Product Trademark” means, with respect to each Licensed Product, each Trademark, whether or not registered, or trademark application or renewal, extension or modification thereof, under which such Licensed Product is marketed in the Territory, together with all goodwill associated therewith and promotional materials relating thereto. For purposes of clarity, Product Trademarks shall not include any name or logo used by AstraZeneca or any of its Affiliates that is not specific to a Licensed Product.

1.179 “Program Information” means all Information that is discovered, developed or otherwise made in connection with the Development or Commercialization of Compounds or Licensed Products (i) solely by one or more employees of or consultants to Targacept or any of its Affiliates, (ii) solely by one or more employees of or consultants to AstraZeneca or any of its Affiliates or (iii) jointly by one or more employees of or consultants to Targacept or any of its Affiliates, on the one hand, and one or more employees of or consultants to AstraZeneca or any of its Affiliates, on the other hand.

1.180 “Program Invention” means each Invention (a) that is invented in connection with the Development or Commercialization of any Compound or Licensed Product and (b) for which (i) one or more employees of or consultants to Targacept or any of its Affiliates are inventors, (ii) one or more employees of or consultants to AstraZeneca or any of its Affiliates are inventors, or (iii) one or more employees of or consultants to Targacept or any of its Affiliates, on the one hand, and one or more employees of or consultants to AstraZeneca or any of its Affiliates, on the other hand, are inventors. Inventorship for purposes of this definition shall be determined by reference to United States patent laws in effect on the Execution Date irrespective of where such Invention is actually invented.

1.181 “Proprietary Materials” means tangible chemical, biological or physical materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement and are not generally available or accessible from sources other than the furnishing Party, whether or not specifically designated as proprietary by the furnishing Party.

1.182 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to particular Patent Rights, the preparing, filing, prosecuting and maintenance of such Patent Rights, as well as re-examinations and reissues with respect to such Patent Rights, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to such Patent Rights. For clarity, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement action taken with respect to Patent Rights.

1.183 “********” means a Licensed Product that is an Adjunct Therapy or a Monotherapy in ******** containing ******** Primary Compound as its sole active pharmaceutical ingredient.

1.184 “******** Initial Development Cost Maximum” means aggregate Development Costs incurred by the Parties with respect to one or more ******** equal to the lesser of (a) ******** Dollars ($********) or (b) the amount of aggregate Development Costs incurred by the Parties with respect to all ******** in the aggregate as of the time that the amount of aggregate Initial Development Costs incurred by the Parties first equals ******** Dollars ($********).

1.185 “******** Product” means each product of AstraZeneca that is comprised of or contains ********, whether or not the ********, but excluding Combination Products.

1.186 “Racemic Compound” means Exo (1SR, 2SR, 4SR)-N,2,3,3-tetramethylbicyclo[2.2.1]heptan-2-amine.

1.187 “Receiving Party” has the meaning set forth in Section 8.2.2.

1.188 “Regulatory Approval” means, with respect to each Licensed Product and each country or jurisdiction, the granting or approval by the applicable Regulatory Authority of a Drug Approval Application for such Licensed Product in such country or jurisdiction.

1.189 “Regulatory Authority” means, as applicable, the FDA, EMEA, MHLW, PMDA or any other federal, state, local, national or supra-national agency, department, bureau or other government entity in any country in the Territory that holds responsibility for regulating the distribution, importation, exportation, Manufacture, use, storage, transport, Development, marketing or sale of a Licensed Product in such country, as used in any particular context hereunder, together with any successor thereto for the purpose contemplated in such context.

1.190 “Regulatory Documentation” means all applications, registrations, licenses, authorizations, approvals and correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), and all supporting documents, relating to any Compound or Licensed Product, including all Drug Approval Applications, INDs and other Regulatory Filings, Adverse Event files and complaint files, but expressly excluding NDA ******** and IND ********.

1.191 “Regulatory Filings” means all communications, correspondence and documents submitted to a Regulatory Authority in connection with a Licensed Product, but excluding Drug Approval Applications. For clarity, Regulatory Filings are also Regulatory Documentation.

1.192 “Regulatory/Pricing Approval” means both (a) Regulatory Approval and (b) solely in the case of any country in which pricing or reimbursement approval is required, pricing or reimbursement approval.

1.193 “Reverse Royalty Terminated Territory Product” has the meaning set forth in Section 11.5.3(i).

1.194 “Reverse Royalty Territory Product” has the meaning set forth in Section 11.5.1(f).

1.195 “ROW Territory” means all of the countries and territories of the world other than the U.S. Territory.

1.196 “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the first sale of such Licensed Product for use or consumption by the general public in such country after Regulatory Approval has been obtained in such country and ending on the later of:

(a) expiration of the last to expire Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights, AstraZeneca Extended Term Patent Rights or Joint Program Patent Rights in such country that includes a Valid Claim that covers:

(i) the ******** of such Licensed Product;

(ii) a ******** or ******** such Licensed Product (including the ******** of such Licensed Product); or

(iii) a ******** of such Licensed Product for any ******** for which such Licensed Product has ******** (and, in the case of any country in which ******** or ******** is required, such ******** or ********) in such country, if, solely in the case of this clause (iii), no ******** (other than a ******** or ******** of ********) is ******** in such country a ******** that (A) is, if such country is the U.S. Territory, ******** in the ******** as a ******** that the ******** considers to be ******** such Licensed Product or (B) is, if such country is in the ROW Territory, ******** in the manner required by Applicable Laws in such country as ******** and ******** such Licensed Product; and

(b) twelve (12) years from the date of the First Commercial Sale of such Licensed Product in such country.

For clarity, with respect to any Licensed Product and country in the Territory, any Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights, AstraZeneca Extended Term Patent Rights or Joint Program Patent Rights that are the subject of a patent term extension for such Licensed Product and country as contemplated by Section 7.9 shall not be deemed to have expired until expiration of such patent term extension.

1.197 “Safety Agreement” has the meaning set forth in Section 3.8.1.

1.198 “Selling Party” has the meaning set forth in the definition of “Net Sales.”

1.199 “sNDA” means a Supplemental New Drug Application, as described in 21 C.F.R. §314.70, or any successor application in the U.S. Territory.

1.200 “******** Notice” has the meaning set forth in Section ********.

1.201 “Sublicensee” means a Third Party to which AstraZeneca or Targacept, as applicable, has granted a sublicense or license under any Patent Rights, Information or Inventions licensed to such Party pursuant to this Agreement.

1.202 “Surviving Party” has the meaning set forth in Section 6.1.2(b).

1.203 “Targacept” has the meaning set forth in the preamble hereto.

1.204 “Targacept Additional Development Cost Notice” has the meaning set forth in Section 3.9.1(c)(iv).

1.205 “Targacept Additional Development Cost Threshold” means, with respect to an Additional Development Project, (a) the amount designated by Targacept for such Additional Development Project in accordance with Section 3.9.1(c)(ii) (which amount, for clarity, may be $********) or (b) if Targacept initially designates an amount greater than $******** for such Additional Development Project, such higher amount as may become applicable pursuant to, and determined in accordance with, Section 3.9.1(c)(iv).

1.206 “Targacept Additional Development Cost Threshold Establishment Date” has the meaning set forth in Section 3.9.1(c)(ii).

1.207 “Targacept Change of Control Notice” has the meaning set forth in Section 12.5.1.

1.208 “Targacept Development Activities” means the Development activities for one or more Compounds or Licensed Products (a) specified to be conducted by Targacept in the first Amplixa Annual Global Development Plan as agreed upon by the Parties as of the Execution Date, (b) specified after the Execution Date to be conducted by Targacept in any Amplixa Annual Global Development Plan, without resort to ******** (if applicable) pursuant to Section 2.1.5(a), or (c) that the Parties agree in writing shall be conducted by Targacept.

1.209 “Targacept Indemnitees” has the meaning set forth in Section 10.2.

1.210 “Targacept Initial Development Cost Notice” has the meaning set forth in Section 3.9.1(b)(ii).

1.211 “Targacept Initial Development Cost Threshold” means (a) ******** Dollars (US $********) or (b) such higher amount as may become applicable pursuant to, and determined in accordance with, Section 3.9.1(b).

1.212 “Targacept Know-How” means, subject to Section 11.5.3(d)(i), any Information or Invention owned or Controlled by Targacept or any of its Affiliates on the Execution Date, during the period from the Execution Date until the Effective Date, or during the Term (including, for clarity, as between the Parties, Information discovered, developed or otherwise made during the Term in the conduct of Targacept Development Activities solely by one or more employees of or consultants to Targacept or any of its Affiliates) that is not generally known and that is necessary or reasonably useful for AstraZeneca to exercise any Development or Commercialization rights or perform any Development or Commercialization obligations hereunder, but excluding (a) Product Information, (b) Product Invention-Related Information, (c) Joint Program Information, (d) Program Inventions and (e) Inventions claimed or covered by Targacept Patent Rights, Targacept Program Patent Rights or Joint Program Patent Rights.

1.213 “Targacept Licensed Product Information” has the meaning set forth in Section 8.1.

1.214 “Targacept Patent Rights” means, subject to Section 7.7.1(c), all Patent Rights in the entire world owned or Controlled by Targacept or any of its Affiliates as of the Execution Date, during the period from the Execution Date until the Effective Date, or during the Term that claim the composition of matter, a method of Manufacture or use of or a pharmaceutical preparation containing or comprising (including the pharmaceutical composition of), or cover the research, development, Manufacture, use, import, offer to sell or sale of, any Compound or Licensed Product, including the Existing Patent Rights, but excluding Targacept Program Patent Rights and Joint Program Patent Rights.

1.215 “Targacept Program Invention” means each: (a) Program Invention for which one or more employees of or consultants to Targacept or any of its Affiliates are the sole inventors; and (b) Product Invention. Inventorship for purposes of this definition shall be determined by reference to United States patent laws in effect on the Execution Date irrespective of where such Invention is actually invented.

1.216 “Targacept Program Patent Rights” means all Patent Rights in the entire world that contain one or more claims that cover any Targacept Program Invention.

1.217 “Targacept Sublicense Agreements” means the USFRF Agreement and the Yale Agreement.

1.218 “Targacept Technology” means, collectively: (a) Targacept Patent Rights; (b) Targacept Know-How; (c) Targacept Program Inventions; (d) Product Invention-Related Information; (e) Targacept Program Patent Rights; and (f) Targacept’s interest in Joint Program Information, Joint Program Inventions and Joint Program Patent Rights.

1.219 “Target Indication” means the treatment, prevention, cure or delayed progression of MDD in humans.

1.220 “Term” has the meaning set forth in Section 11.1.

1.221 “Terminated Territory” means each Major Country with respect to which this Agreement is terminated by Targacept pursuant to Section 11.2.2 or by AstraZeneca pursuant to Section 11.3.2.

1.222 “Territory” means all of the countries and territories of the world, excluding each Terminated Territory, if any.

1.223 “Third Party” means any entity other than Targacept, AstraZeneca or an Affiliate of Targacept or AstraZeneca.

1.224 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof for use in the course of trade, including any domain name, trademark, trade dress, brand mark, trade name, brand name, logo or business symbol, any registrations thereof or any pending applications thereto.

1.225 “Unresolved Matter” has the meaning set forth in Section 2.1.5(a).

1.226 “Unshared Development Costs” means, with respect to any Licensed Product, Development Costs that are specifically in furtherance of obtaining or maintaining Marketing Approval of such Licensed Product for any Indication in any country that is outside both the U.S. Territory and the EU but not also required to obtain or maintain Regulatory/Pricing Approval in the U.S. Territory or in any country in the EU (e.g., toxicology studies or Clinical Studies required to obtain or maintain Marketing Approval under Applicable Laws in Japan).

1.227 “U.S. Territory” means the United States of America and its territories and possessions, including Puerto Rico and the U.S. Virgin Islands.

1.228 “USF/USFRF Agreement” means, together, the Exclusive License Agreement, effective as of July 9, 1997, and the Exclusive License Agreement, effective as of October 10, 1998, in each case by and between USF and USFRF. “USF” means the University of South Florida and “USFRF” means the University of South Florida Research Foundation, Inc.

1.229 “USFRF Agreement” means the Amended and Restated License Agreement, dated as of March 9, 2004, by and between Targacept and USFRF, as amended and as may be further amended.

1.230 “Valid Claim” means a claim within: (a) an issued patent that has not (i) expired, lapsed or been finally cancelled or abandoned, (ii) been held unenforceable or invalid, or permanently revoked by a court or administrative or governmental agency of competent jurisdiction in an order or decision that is unappealable or unappealed within the time allowed for appeal or (iii) been abandoned, disclaimed, denied or admitted to be unenforceable through reissue, reexamination, disclaimer or otherwise; or (b) a pending patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such application has not ******** for ******** its ********.

1.231 “Voting Securities” has the meaning set forth in Section 6.1.3(a)(i).

1.232 “Voting Stock” has the meaning set forth in the definition of “Change of Control.”

1.233 “Working Group” has the meaning set forth in Section 2.2.

1.234 “Yale Agreement” means the Exclusive License Agreement, dated January 22, 2007, by and between Targacept and Yale, as may be amended. “Yale” means Yale University.

ARTICLE 2

GOVERNANCE OF THE COLLABORATION

2.1 The Joint Development Committee. Promptly and in any event within ******** days after the Effective Date, the Parties shall establish and convene a committee (the “Joint Development Committee” or “JDC”) to oversee the Development Program as more specifically provided herein.

2.1.1 Membership. The JDC shall be comprised of ******** representatives (or such other number of representatives as the Parties may agree) of each of AstraZeneca and Targacept. Each Party shall provide the other Party with a list of its initial members of the JDC within ******** Business Days after the Effective Date. Each Party may replace any or all of its representatives on the JDC at any time upon written notice to the other Party in accordance with Section 12.2. Each representative of each Party shall be an employee of such Party at the level of ******** or ******** and shall have expertise in clinical development, pharmaceutical commercialization or regulatory affairs. Any member of the JDC may designate a substitute to attend and perform the functions of that member at any meeting of the JDC. Each Party may, in its reasonable discretion, invite non-member employees of such Party to attend meetings of the JDC as a non-voting participant, subject to the confidentiality obligations of Article 8. ******** representative shall be the chairperson of the JDC (the “Chairperson”) to oversee the operation of the JDC and prepare minutes as set forth in Section 2.1.3.

2.1.2 Meetings.

(a) Until the termination or expiration of the Development Program, the JDC shall meet in person or otherwise at least once every ******** months, and more frequently as the Parties deem appropriate, on such dates as the Parties shall agree. The location of meetings of the JDC that are held in person shall alternate between the respective offices of the Parties or be held at such other place as the Parties may agree, with the first JDC meeting being held at Targacept’s offices. The members of the JDC also may be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party shall be solely responsible for the expenses of its representatives to attend or participate in JDC meetings.

(b) Without limitation of Section 2.1.2(a), if any member of the JDC deems it appropriate to convene an additional JDC meeting in advance of the next regularly scheduled meeting: (i) such member shall contact each other member of the JDC in a manner appropriate under the circumstances; and (ii) AstraZeneca and Targacept shall cause their respective representatives on the JDC to use diligent efforts to identify a mutually acceptable date and time for such meeting to occur by telecommunications or video conference as soon as practicable thereafter, with a good faith target of within ******** Business Days after the first contact by the initiating JDC member to the first representative of the other Party on the JDC.

2.1.3 Minutes. The Chairperson shall have responsibility for preparing and circulating minutes within ******** Business Days after each meeting setting forth, inter alia, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved and a list of any issues to be resolved by the Executive Officers pursuant to Section 2.1.5(a). With the sole exception of specific items of the meeting minutes to which the members cannot agree and that are escalated to the Executive Officers as provided in Section 2.1.5(a), the JDC shall use diligent efforts to ensure that definitive minutes of all JDC meetings are finalized within ******** Business Days after the applicable meeting. If at any time during the preparation and finalization of the JDC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 2.1.5(a), subject to Section 2.1.5(b). The decision of the JDC or, if applicable, any decision made as provided in Section 2.1.5(a) shall be recorded by the Chairperson in amended minutes for such meeting.

2.1.4 Responsibilities of the JDC. The JDC shall be responsible for overseeing the Development Program. Without limiting the generality of the foregoing, the JDC shall have the following responsibilities:

(a) direct the preparation of, and review and approve: (i) each Amplixa Annual Global Development Plan; provided that the Parties have agreed to the first Amplixa Annual Global Development Plan, which covers the period from the Effective Date through December 31, 2010, as of the Execution Date; (ii) any update or amendment to any Amplixa Annual Global Development Plan or the Amplixa Global Development Outline, subject to Section 3.1.1; and (iii) protocols (including subject population, inclusion/exclusion criteria, primary and secondary endpoints, dose selection, dosing regimen, duration of dosing, control and study design), success criteria, statistical analysis methodology and other material elements for each Clinical Study of a Licensed Product, to the extent not included in any previously approved Amplixa Annual Global Development Plan;

(b) monitor the execution of the Parties against each Amplixa Annual Global Development Plan, including the applicable budgets;

(c) review data, reports or other information submitted to it from time to time by either Party or any Working Group;

(d) oversee the performance of each Working Group;

(e) resolve all matters for which there is not consensus between one Party’s representatives on a Working Group and the other Party’s representatives on such Working Group;

(f) consider and determine the regulatory strategy for Development of Compounds and Licensed Products;

(g) determine whether a Milestone Event has occurred;

(h) serve as a vehicle to facilitate the transfer of information between the Parties with respect to all Development activities; and

(i) perform such other responsibilities as may be mutually agreed upon by the Parties from time to time; provided that, for clarity, the JDC shall not have the power to amend or modify this Agreement.

For clarity, no matter for which consent, approval or agreement of a Party is expressly required by any provision of this Agreement shall be within the responsibility of the JDC.

2.1.5 Decision-making.

(a) General. Except to the extent otherwise expressly provided herein, decisions of the JDC shall be made by consensus, with all representatives of each Party, collectively, having one (1) vote in all decisions. In the event that the JDC is unable to reach a consensus decision within ******** Business Days after it has met and attempted to reach such decision, either Party may, by written notice to the other Party, have such matter referred to ******** Targacept and ******** AstraZeneca and its Affiliates, or such other person holding a similar position designated by AstraZeneca from time to time (collectively, the “Executive Officers”), for resolution. The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to determine a resolution within ******** Business Days after the matter was first referred to them (each such matter, an “Unresolved Matter”), then the ******** shall ******** with regard to such Unresolved Matter, except that (a) the ******** shall not have such right with regard to the Unresolved Matters set forth in Section 2.1.5(b) (each an “Excepted Decision”) and (b) in no event shall ******** (or, for clarity, the ********) have the right to assign ******** responsibility for, and unless ******** shall otherwise expressly consent, ******** shall have no responsibility for, performing any aspect of any ******** or performing any aspect of any Initial Development Activities other than those specified to be performed by ******** in the first Amplixa Annual Global Development Plan as agreed upon by the Parties as of the Execution Date. For clarity, neither any patent or other intellectual property matter nor any other matter not expressly specified as a JDC responsibility in Section 2.1.4 is (A) within the responsibilities of the JDC, (B) subject to the dispute escalation process of this Section 2.1.5(a) or (C) subject ******** of the ******** pursuant to this Section 2.1.5(a) (but, for clarity, such matter may be subject ******** of ******** to the extent expressly provided elsewhere in this Agreement).

(b) Excepted Decisions. Each of the following Unresolved Matters shall be an Excepted Decision:

(i) any matter with respect to an ******** or ********, including (A) whether to conduct a particular ********, (B) the identification of ******** to be conducted with respect to a particular ********, (C) the design, scope or conduct of any particular ******** and (D) with respect to each ******** (but except as provided in Section ********), the determination of the ******** required to trigger ******** right pursuant to Section ******** with respect to such ******** (such ********, the “********”);

(ii) any proposed ******** or amendment, modification or update thereto, or any proposed amendment, modification or update to the ********, that includes or impacts any of the matters covered by clause (i) above;

(iii) a determination as to whether any Milestone Event has occurred;

(iv) a disagreement as to whether a particular matter or decision is an Excepted Decision;

(v) any unresolved issue relating to a proposed ********; and

(vi) the content of the minutes of any JDC meeting with respect to any matter specified in the foregoing clauses (i) through (v).

The Parties shall work diligently and in good faith to resolve each Excepted Decision by consensus. For clarity: (A) neither Party (nor either Party’s Executive Officer) shall have final decision-making authority with respect to an Excepted Decision; (B) notwithstanding anything in this Agreement to the contrary, ******** shall not have the right to conduct any Development activities to the extent that such activities would be inconsistent with any unresolved Excepted Decision; (C) no matter shall be an Excepted Decision to the extent such matter relates to ********; (D) all Development activities with respect to one or more ******** (regardless of the Development Costs with respect thereto) shall constitute ******** for the purposes of Section 2.1.5 (i.e., no matter with respect to such ******** activities shall be an Excepted Decision); and (E) no Excepted Decision, other than a determination as to whether any Milestone Event has occurred or as to whether a particular matter or decision is an Excepted Decision, shall be subject to dispute resolution pursuant to Section 12.1.

2.2 Working Groups. From time to time, the JDC may establish one or more subcommittees or working groups to oversee particular activities (each, a “Working Group”). In any event, the JDC shall establish a joint Working Group to oversee the operation of Co-Development Activities (the “Development Working Group”). Each Working Group shall consist of such number of members as the JDC determines is appropriate from time to time; provided that (a) unless the Parties agree otherwise, each Party shall have the same number of representatives on each Working Group and (b) each Party’s Development Liaison shall be a member of the Development Working Group. Either Party’s representatives on a Working Group at any time may escalate to the JDC for resolution any matter with respect to which such Party’s representatives are not satisfied.

2.3 Alliance Managers; Development Liaisons.

2.3.1 Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JDC) to act as the project leader for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of any Working Group and to attend meetings of the JDC (as a non-voting observer), subject to the confidentiality provisions of Article 8. The Alliance Managers shall be the primary point of contact for the Parties regarding the Collaboration (excluding matters that relate solely to Development or Commercialization). The Alliance Managers shall also be responsible for assisting the JDC in performing its oversight responsibilities. Each Party shall provide the other Party with the name and contact information for its Alliance Manager within ******** Business Days after the Effective Date. Each Party may replace its Alliance Manager at any time upon written notice to the other Party in accordance with Section 12.2.

2.3.2 Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JDC) to act as the Development liaison for such Party (each, a “Development Liaison”). Each Development Liaison shall thereafter be permitted to attend meetings of the JDC (as a non-voting observer), subject to the confidentiality provisions of Article 8. The Development Liaisons shall be the primary point of contact for the Parties regarding the Development Program and shall meet at least once a month to review and discuss the progress of the Development Program and any aspects thereof that either of them shall deem relevant. Such meetings shall be by telecommunication or video conference. Neither Party shall be obligated to prepare any printed materials in connection with such meetings, but each Party shall nevertheless use diligent efforts to provide such printed materials as may be reasonable under the circumstances to achieve the objective of each such meeting. The Development Liaisons shall also be responsible for assisting the JDC in performing its oversight responsibilities. Each Party shall provide the other Party with the name and contact information for its Development Liaison within ******** Business Days after the Effective Date. Each Party may replace its Development Liaison at any time upon written notice to the other Party in accordance with Section 12.2.

2.4 Appointment of JDC Members, Alliance Managers and Development Liaisons.

2.4.1 Appointment is a Right. The appointment of members of the JDC and an Alliance Manager and Development Liaison is a negotiated right of Targacept, waivable at any time, is not an obligation and shall not be a “deliverable” as referred to in Subtopic 25, “Multiple-Element Arrangements” of Accounting Standards Codification Topic 605, “Revenue Recognition.” For clarity, Targacept shall be free to determine not to appoint members to the JDC (or to appoint fewer than the total number of members that it is eligible to appoint) and to determine not to appoint an Alliance Manager or a Development Liaison.

2.4.2 Consequence of Non-Appointment. If Targacept does not appoint members of the JDC, or does not appoint the total number of members that it is eligible to appoint, or does not appoint an Alliance Manager or a Development Liaison, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned to AstraZeneca; provided that, with respect to the JDC, AstraZeneca shall have the votes and decision-making power of Targacept unless and until Targacept appoints at least one member of the JDC.

ARTICLE 3

DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS;

BACKUP R&D PROGRAMS

3.1 Implementation of Development Programs.

3.1.1 Amplixa Global Development Outline and Amplixa Annual Global Development Plans. The first Amplixa Annual Global Development Plan, which covers the period from the Effective Date through December 31, 2010, and the Amplixa Global Development Outline have been agreed upon by the Parties as of the Execution Date. For Calendar Year 2011 and for each Calendar Year thereafter during the Term, an Amplixa Annual Global Development Plan shall be prepared at the direction of the JDC and submitted to the JDC for approval; provided that the Parties shall manage the preparation of each such Amplixa Annual Global Development Plan in a manner designed to submit it for such JDC approval at least ******** Business Days before the meeting at which it will be considered and to obtain such JDC approval no later than ******** days prior to the end of the current Calendar Year. Each Amplixa Annual Global Development Plan shall, subject to Sections 2.1.5(a) and 2.1.5(b): (a) set forth for the applicable Calendar Year (i) the Development objectives, each Indication in the Field for which Development is to be conducted (which, for clarity, will constitute ******** if not the ********), Clinical Studies and other Development activities, priorities, timelines, budget and resources with reasonable specificity, (ii) whether activities are Targacept Development Activities or AstraZeneca Development Activities, (iii) with respect to such Co-Development Activities, the estimated number of FTEs to be allocated to perform such activities and the corresponding FTE Costs and (iv) a projection, based on available information, of those Co-Development Activities for which Development Costs will be Unshared Development Costs; and (b) be consistent with the terms of this Agreement and, unless the JDC shall otherwise determine, the Amplixa Global Development Outline then in effect; provided that if the JDC shall have determined, as expressly reflected in minutes of a JDC meeting and subject to Section 2.1.5(b), that an Amplixa Annual Global Development Plan need not be consistent with the Amplixa Global Development Outline on a particular matter, the Amplixa Global Development Outline need not be formally amended and shall be superseded in relevant part by such Amplixa Annual Global Development Plan. Each amendment, modification or update to any Amplixa Annual Global Development Plan or the Amplixa Global Development Outline shall: (x) except as set forth in the immediately preceding sentence, be set forth in a written document that specifically states that it is an amendment, modification or update to such Amplixa Annual Global Development Plan or the Amplixa Global Development Outline, as applicable, and be subject to approval by the JDC, and (y) include the resulting changes to the budget, if any.

3.1.2 Responsibility for Development of Licensed Products. Development of any Compound or Licensed Product shall be conducted in accordance with the Amplixa Annual Global Development Plans. With respect to each Compound or Licensed Product, unless otherwise set forth in any Amplixa Annual Global Development Plan approved by the JDC or agreed by the Parties in a writing that expressly references this Section 3.1.2: (a) with respect to Targacept Development Activities, Targacept shall have operational, day-to-day responsibility over the implementation of such activity (i.e., “how” it gets performed), but shall not have any strategic control over such activity (i.e., “whether” or “to what extent” it gets performed); (b) with respect to AstraZeneca Development Activities, AstraZeneca shall have operational, day-to-day responsibility over the implementation of such activity (i.e., “how” it gets performed), but, subject to Section 2.1.5, shall not have any strategic control over such activity (i.e., “whether” or “to what extent” it gets performed); and (c) AstraZeneca shall be solely responsible for all aspects of Manufacturing Development, subject to Section 3.3.

3.1.3 Assignment of Regulatory Documentation. Targacept hereby assigns to AstraZeneca all of its right, title and interest in and to all Regulatory Documentation and Product Regulatory Approvals (including the Amplixa IND) owned by Targacept as of the Execution Date and during the period from the Execution Date until the Effective Date. Targacept shall duly execute and deliver, or cause to be duly executed and delivered, such assignments, agreements, documents and instruments as both (a) may be necessary to carry out, or as AstraZeneca may reasonably request in connection with, this Section 3.1.3 and (b) shall be provided by AstraZeneca in reasonable and customary form, such execution and delivery by Targacept to be completed, with respect to each such assignment, agreement, document or instrument, not later than ******** Business Days after the later of (i) the Effective Date or (ii) the date of receipt thereof by Targacept.

3.1.4 Information Disclosure; Assistance. In connection with the transition of certain Development and regulatory activities from Targacept to AstraZeneca, Targacept shall, and shall cause its Affiliates to:

(a) disclose and make available to AstraZeneca within ******** after the Effective Date (unless previously provided): (i) the meeting request for an End of Phase 2 Meeting, (ii) the briefing package for an End of Phase 2 Meeting (in its then-current form) and all supporting documentation with respect thereto; and (iii) any written communications, and shall describe any oral communications, with the FDA related to an End of Phase 2 Meeting, in each case if any;

(b) disclose and make available to AstraZeneca within ******** Business Days after the Effective Date (unless previously provided): IND ********;

(c) disclose and make available to AstraZeneca within ******** days after the Effective Date (unless previously provided): all raw and final data sets and supporting data dictionaries, analyses and analytic results, and all clinical study reports and case report forms, in each case with respect to the Primary Compound;

(d) disclose and make available to AstraZeneca within ******** days after the Effective Date (unless previously provided): IND ********, IND ********, IND ********, IND ******** and NDA ********;

(e) use diligent efforts to disclose and make available to AstraZeneca as soon as reasonably practicable, and in any event within ******** days after the Effective Date, (unless previously provided): (i) the Regulatory Documentation; and (ii) all other Information owned or Controlled by Targacept that is related to Compounds or Licensed Products, including ******** and ********, and ********, with all ******** and ******** and ********, and ******** materials, and all ******** and ******** with ******** on issues relating specifically to the ******** of Compounds or Licensed Products for all Indications, in whatever form such Information exists in the possession of Targacept or its Affiliates on the Effective Date; and

(f) provide AstraZeneca with reasonable assistance required in order to transfer the Targacept Know-How to AstraZeneca in a timely manner. Without limiting the generality of this clause (f), if visits of Targacept’s representatives to AstraZeneca’s facilities are reasonably requested by AstraZeneca for purposes of transferring the Targacept Know-How to AstraZeneca or for purposes of AstraZeneca acquiring expertise on the practical application of the Targacept Know-How or assisting on issues arising during such Development or Commercialization, Targacept shall send appropriate representatives to AstraZeneca’s facilities at a mutually acceptable time and frequency; provided that AstraZeneca shall reimburse Targacept for its reasonable and verifiable FTE Costs and direct out-of-pocket expenses related to such visits.

3.1.5 Limitations on Development by Targacept. Except as otherwise agreed by the Parties in writing, Targacept shall not, and shall cause it Affiliates not to, directly or through any Third Party, Develop any Compound or Licensed Product for use in the Field in the Territory, except for the Targacept Development Activities; provided that, for purposes of this Section 3.1.5, Targacept Development Activities include all actions taken by Targacept that it reasonably and in good faith believes are permitted by this Agreement and Targacept’s performance of Section 3.3.4.

3.2 Licensed Product Commercialization.

3.2.1 Right to Commercialize. Subject to Targacept’s rights and obligations under the Co-Promotion Agreement, if any, and subject to Sections 3.2.2, 3.2.3, 3.3 and 3.7.2, AstraZeneca shall have the sole and exclusive right to Commercialize Compounds and Licensed Products in the Field in the Territory.

3.2.2 Executive Meetings. The ******** for AstraZeneca’s ******** and the ******** of Targacept (or, in each case, a substitute acceptable to the non-substituting Party, acting reasonably) shall meet at least ******** each Calendar Quarter in person at the offices of ******** to review and discuss such aspects of the historical or planned Commercialization of Licensed Products in the Territory as either of them shall deem relevant. Each Party shall be solely responsible for the expenses of its representative to attend or participate in such meetings.

3.2.3******** Personnel. AstraZeneca and Targacept shall work diligently and in good faith through the ******** for AstraZeneca’s ******** and the ******** of Targacept to determine within ******** days after the Effective Date the ******** and, ********, terms of an arrangement whereby ******** employees with experience or expertise in one or more of ******** and ******** would participate with and contribute to initially, the ******** (or other similar) ******** for ********, and then the ******** (or other similar) ******** for ********, for the ******** Licensed Product; provided that if after such ******** period, the Parties have not agreed upon whether such arrangement would be ******** or, ********, the terms of such arrangement, the matter shall be referred to the ******** of Targacept and the ******** of AstraZeneca’s ******** for resolution. If despite good faith negotiations such officers cannot resolve such matter within ******** Business Days after it has been referred to them, then neither Party shall ******** with respect thereto. ******** such an arrangement is established, approximately ******** days prior to the projected date on which the ******** (or other similar) ******** for ******** would first become active in ******** activities for the first Licensed Product, the Parties would consider in good faith any appropriate modifications to such arrangement. The Parties ******** that (a) such ******** employees would be ******** at ******** of ******** and (b) ******** would be responsible for all ******** and ******** related to such employees.

3.3 Manufacturing.

3.3.1 Manufacturing of Licensed Products. Without limitation of Section 3.2, subject to Sections 3.3.2 and 3.3.4, AstraZeneca shall have the sole and exclusive right to (a) conduct or have conducted Manufacturing Development with respect to Compounds and Licensed Products and (b) Manufacture or have Manufactured Compounds and Licensed Products. For clarity, subject to the terms of the Existing TRGT API Agreements with respect to the Primary Compound, AstraZeneca shall have the right, in its sole discretion, to determine the specifications with respect to any Compound or Licensed Product.

3.3.2 Existing TRGT API Agreements and ******** Agreement. As soon as practicable after the Effective Date, Targacept shall assign (a) its Amended and Restated Supply Agreement dated December 3, 2009 by and among Targacept, Poli Industria Chimica, SpA and Interchem Corporation (the “Existing TRGT Supply Agreement”) and the related Quality Agreement dated December 3, 2009 by and among Targacept, Poli Industria Chimica, SpA and Interchem Corporation (together with the Existing TRGT Supply Agreement, the “Existing TRGT API Agreements”) and (b) its Master Service Agreement between Targacept and ******** dated August 13, 2009, and Work Order No. 1, dated August 13, 2009, thereunder (collectively, the “******** Agreement”), in each case (clauses (a) and (b)) to AstraZeneca, and AstraZeneca shall accept such assignment and assume all of Targacept’s rights and obligations under the Existing TRGT API Agreements and the ******** Agreement pursuant to an assignment and assumption agreement substantially in the form of Schedule 5 attached hereto. Each Party shall duly and punctually perform all of its obligations under such assignment and assumption agreement.

3.3.3 Assignment of Primary Compound and Primary Compound Licensed Products. Targacept hereby assigns to AstraZeneca all of its right, title and interest in and to any and all supply of the Primary Compound and Primary Compound Licensed Product owned by Targacept and existing as of the Effective Date, wherever located, including finished tablets and work in process, for ********.

3.3.4 Cooperation Regarding Capsules. At AstraZeneca’s request, Targacept shall cooperate in all reasonable respects to secure supply of Licensed Products in capsule form for the conduct of the Development Program from ******** pursuant to Targacept’s current master services agreement with ********.

3.4 Diligence.

3.4.1 Development and Commercialization. During the Term, (a) with respect to each Licensed Product, AstraZeneca shall, without limitation of clause (b) below, use Commercially Reasonable Efforts to conduct the AstraZeneca Development Activities and Targacept shall use Commercially Reasonable Efforts to conduct the Targacept Development Activities and (b) AstraZeneca shall use Commercially Reasonable Efforts to Develop, obtain Marketing Approval (including, for clarity, Regulatory/Pricing Approval) for, launch and otherwise Commercialize ******** Licensed Product for ******** Indication in each Major Country. Notwithstanding anything herein to the contrary, to the extent that AstraZeneca would be required to perform ******** to satisfy its obligations under the first sentence of this Section 3.4.1 and Targacept’s representatives on the JDC withhold their consent to such ********, then AstraZeneca’s failure to perform such ******** shall not constitute a breach of AstraZeneca’s obligations under this Section 3.4.1. Except as set forth in this Section 3.4.1 or, with respect to Targacept, the Co-Promotion Agreement, if any, neither Party shall have any diligence obligations with respect to the Development or Commercialization of Compounds or Licensed Products. Targacept acknowledges that (x) AstraZeneca and its Affiliates have ******** for the commercialization of their products, (y) AstraZeneca and its Affiliates intend to continue research, development and commercialization of one or more ******** during the Term and shall have the right to continue to do so in the ordinary course of business and (z) in the ordinary course of business, AstraZeneca and its Affiliates ******** of their products, including ******** and Licensed Products.

3.4.2 ******** Development ******** Right.

(a) Conditional Right. If at any time ******** a reasonable good faith belief that ******** is unwilling or unable to successfully perform one or more of the ******** Development Activities in accordance with the timeline for such ******** Development Activities contemplated by the applicable Amplixa Annual Global Development Plan, ******** shall have the right, at ********, to assume and complete some or all of such ******** Development Activities (the “******** Development ******** Right”); provided that: (i) in no event shall ******** have or be entitled to exercise the ******** Development ******** Right unless and until (A) ******** shall have ******** of the specific ******** Development Activities with respect to which ******** good faith belief applies (a “******** Notice”) and (B) the Executive Officers (or, in the case of ********, a designee thereof) shall have met in person at a neutral location in Washington D.C. designated by ******** to discuss ******** good faith belief, and, at any time after such meeting ******** shall have confirmed to ******** that it continued to have such good faith belief; provided that, if the Executive Officer of ******** is not available for such meeting within ******** Business Days after delivery by ******** of the ******** Notice, then ******** may exercise the ******** Development ******** Right upon written notice to ******** given at any time after such ******** Business Day period regardless of whether such meeting has occurred; and (ii) the ******** Development ******** Right shall be subject to Section 3.4.2(b). If ******** so elects to exercise the ******** Development ******** Right with respect to any ******** Development Activities, to the extent requested by ******** in writing, ******** shall assign to ******** any or all Third Party agreements relating to such ******** Development Activities (including agreements with contract research organizations, clinical sites and investigators), unless, with respect to any such agreement, such agreement (A) expressly prohibits such assignment, in which case ******** shall cooperate with ******** in all reasonable respects to secure the consent of the applicable Third Party to such assignment, or (B) relates to activities in addition to such ******** Development Activities in which case, ******** would be required, at ******** sole cost and expense, to cooperate with ******** in all reasonable respects to facilitate the execution of a new agreement between ******** and the applicable Third Party with respect to such ******** Development Activities. If ******** assumes control of any such ******** Development Activities, then at ******** request and expense, ******** shall provide ******** with such reasonable assistance as is necessary to effectuate a smooth and orderly transition of such ******** Development Activities so as to minimize any disruption of such activities. With respect to all such ******** Development Activities that involve Clinical Studies for any Compound or Licensed Product, at ********’s option, ******** shall either (1) end such Clinical Studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Laws, including any required follow up treatment with previously enrolled subjects, or (2) transfer control to ******** or its designee of such Clinical Studies and cooperate with ******** in all reasonable respects to ensure a smooth and orderly transition thereof that will not involve any disruption of such studies.

(b) ******** Right to Arbitrate. If ******** does not agree with ******** assertion that ******** is unwilling or unable to successfully perform one or more of the ******** Development Activities in accordance with the timeline for such ******** Development Activities contemplated by the applicable Amplixa Annual Global Development Plan and ******** nevertheless exercises the ******** Development ******** Right as provided in Section 3.4.2(a), ******** shall have the right, at its sole election, to submit such matter to arbitration pursuant to Section 12.1.2; provided that, for clarity, ******** shall have the right to proceed as provided in Section 3.4.2(a) notwithstanding such submission by ********. If it is determined in such arbitration proceeding that, at the time of ******** delivery of the ******** Notice, ******** was using Commercially Reasonable Efforts to conduct the ******** Development Activities in question, ******** shall be responsible for funding ******** percent (********%) of all Development Costs with respect to such activities incurred after ******** exercised its ******** Development ******** Right with respect thereto.

3.5 Compliance. Each Party shall perform its Development responsibilities and AstraZeneca shall perform its Commercialization responsibilities in good scientific or commercial manner, as the case may be, and in compliance in all material respects with all Applicable Laws. For clarity, with respect to each activity performed under an Amplixa Annual Global Development Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Drug Approval Application, the Party performing such activity shall comply with, if and as applicable, the regulations and guidance of the FDA that constitute GLP, current Good Manufacturing Practices or Good Clinical Practices (or, if and as applicable under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in the ROW Territory).

3.6 Cooperation. Scientists and other personnel at Targacept and AstraZeneca shall cooperate in all reasonable respects in the performance of their respective responsibilities hereunder and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall exchange such data, information and materials as is necessary or reasonably useful for the other Party to perform its obligations under any Amplixa Annual Global Development Plan.

3.7 Exchange of Reports; Information; Updates.

3.7.1 Development Program Reports.

(a) Targacept Development Activities. Targacept shall keep the JDC and AstraZeneca’s Development Liaison regularly informed of the progress of its efforts with respect to the Targacept Development Activities. Without limiting the generality of the foregoing, Targacept shall, at each regular meeting of the JDC, provide the JDC and AstraZeneca’s Development Liaison with a report in reasonable detail that summarizes the status of all Targacept Development Activities, together with such information that it has in its possession as may be reasonably requested from time to time by the JDC or AstraZeneca’s Development Liaison.

(b) AstraZeneca Development Activities. AstraZeneca shall keep the JDC and Targacept’s Development Liaison regularly informed of the progress of its efforts with respect to the AstraZeneca Development Activities. Without limiting the generality of the foregoing, AstraZeneca shall, at each regular meeting of the JDC, provide the JDC and Targacept’s Development Liaison with a report in reasonable detail that summarizes the status of all AstraZeneca Development Activities, together with such information that it has in its possession as may be reasonably requested from time to time by the JDC or Targacept’s Development Liaison.

(c) Information and Records. Each Party shall maintain, or cause to be maintained, such data, results and analyses, and all records of its Co-Development Activities under this Agreement, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall: (i) be complete and accurate in all material respects and reflect in all material respects all work done and results achieved in the performance of its activities hereunder; and (ii) be retained for at least ******** years after the Term or for such longer period as may be required by Applicable Laws. Each Party shall use diligent efforts to ensure that such records include only such activities and do not include and are not commingled with records of activities outside the Collaboration. Each Party shall have the right, during normal business hours and at a mutually convenient time, to inspect and copy any such records of the other Party. Each Party shall notify the other Party prior to destroying such records and the other Party shall have the right to take custody of such records within ******** Business Days after receipt of such notice.

3.7.2 Commercialization Reports. In addition to and not in limitation of Section 3.2.2 and 3.2.3, AstraZeneca shall provide Targacept:

(a)(i) at least ******** days, but not more than ******** days, prior to the projected submission date for the first NDA for the first Licensed Product, (A) the Amplixa ******** for AstraZeneca’s U.S.-based Affiliate and (B) the Amplixa ******** for AstraZeneca’s U.S.-based Affiliate, in each case (clauses (A) and (B)) as such document exists as of the time of delivery to Targacept (such documents collectively, the “Amplixa Co-Promotion Information Documents”), and (ii) each update, amendment or modification made to any Amplixa Co-Promotion Information Document, if any, promptly after such update, amendment or modification is made; and

(b) a written update summarizing in reasonable detail the plans for, and progress and results of, Commercialization activities for each Licensed Product in each of the Major Countries no less frequently than every ********.

In addition, at Targacept’s reasonable request, AstraZeneca shall use diligent efforts to answer any questions Targacept has with respect to the Amplixa Co-Promotion Information Documents accurately and in a manner designed in good faith to provide Targacept sufficient time to take such answers into account in making its decision whether to exercise the Co-Promotion Right.

3.7.3 Regulatory Matters.

(a) Regulatory Filings and Drug Approval Applications. Subject to Sections 2.1.4 and 2.1.5(b) and this Section 3.7.3(a), with respect to each Compound or Licensed Product, AstraZeneca shall have the sole right to prepare and make all Drug Approval Applications and all Regulatory Filings (including reports of Adverse Events, if and to the extent required by Applicable Laws) in the Territory; provided that AstraZeneca shall (i) collaborate closely with Targacept throughout the preparation of each Development Regulatory Filing and consider all comments of Targacept with respect thereto in good faith, taking into account the best interests of the Development and Commercialization of the applicable Compound or Licensed Product on a global basis, and (ii) promptly provide Targacept with copies of each document or other correspondence received from a Regulatory Authority in a Major Country pertaining to the Development of such Compound or Licensed Product. Without limiting the generality of the foregoing proviso: (A) unless prohibited by any Third Party confidentiality obligations, AstraZeneca shall provide Targacept with each draft of each Development Regulatory Filing with respect to such Compound or Licensed Product, sufficiently in advance of its submission so that Targacept shall have an opportunity reasonable under the circumstances to review and comment on the substance of such Development Regulatory Filing (and, if prohibited by any Third Party confidentiality obligations, use diligent efforts to provide Targacept sufficient information with respect to such Development Regulatory Filing to enable Targacept to provide meaningful input with respect thereto); and (B) to the extent any such draft is other than in the English language, AstraZeneca shall cooperate with Targacept in all reasonable respects to cause such draft to be translated into English (at Targacept’s reasonable expense) on a timely basis.

(b) FDA Meetings. With respect to each Licensed Product, AstraZeneca shall provide Targacept with at least ******** days written notice of any meeting with the FDA relating to the Development of such Licensed Product, except that, if AstraZeneca learns of the date scheduled by the FDA for such meeting fewer than ******** days before such scheduled date, AstraZeneca shall instead provide written notice of such meeting to Targacept within ******** Business Days after the date on which AstraZeneca learned of such scheduled date. With respect to each such meeting, Targacept shall have the right, but not the obligation, to send ******** (or such greater number, if any, as AstraZeneca may expressly agree) person to participate as ******** (at Targacept’s sole cost and expense) in such meeting.

(c) Ownership. Subject to Section 11.5, all Drug Approval Applications, Product Regulatory Approvals and other Regulatory Documentation shall be the property of AstraZeneca and held in the name of AstraZeneca or its Affiliates.

3.8 Safety Agreement; Adverse Event Reporting; Complaints; Product Recall.

3.8.1 Safety Agreement. The rights and obligations of the Parties (and their Affiliates) with respect to safety and related reporting activities with respect to each Licensed Product shall be set forth in a safety agreement in a form mutually acceptable to the Parties (the “Safety Agreement”), which the Parties shall enter into no later than ******** Business Days after the Effective Date.

3.8.2 Adverse Event Reporting. Without limitation of Section 3.8.1, upon transfer of the Amplixa IND to AstraZeneca, AstraZeneca shall be responsible for Adverse Event reporting to applicable Regulatory Authorities in the Territory, shall comply with Applicable Laws with respect to Adverse Event reporting and shall maintain the global safety database for Licensed Products; except that Targacept shall be responsible for Adverse Event reporting to applicable Regulatory Authorities in the Territory as required with respect to NDA ******** and IND ********.

3.8.3 Product Recall.

(a) Notification and Recall. In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with any Compound or Licensed Product or, in the event AstraZeneca determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal with respect to any Compound or Licensed Product, AstraZeneca shall promptly consult with at least one of Targacept’s ******** (or ********) or ******** by telephone to discuss and consider such matter and AstraZeneca shall consider in good faith such Targacept representative’s comments with respect thereto. Following such telephone call, AstraZeneca shall have final decision-making authority and control of whether to conduct such a recall or market withdrawal (except in the case of a government-mandated recall) in the Territory and the manner in which any such recall or market withdrawal shall be conducted.

(b) Recall Expenses. AstraZeneca shall bear all expenses of any recall or market withdrawal of any Compound or Licensed Product except to the extent such recall or market withdrawal resulted from any breach by Targacept of this Agreement or the Co-Promotion Agreement or from Targacept’s or any of its Affiliates’ negligence or willful misconduct, in which case Targacept shall bear the expenses of such recall or market withdrawal to the extent attributable to such breach, negligence or willful misconduct.

3.9 Development Costs; Reconciliation and Auditing.

3.9.1 Responsibility for Development Costs.

(a) Generally. Subject to Sections 3.4.2(b), 3.9.1(b) and 3.9.1(c), with respect to each Compound and Licensed Product, Targacept shall be responsible for funding its Co-Development Percentage of the total Development Costs for such Compound or Licensed Product and AstraZeneca shall be responsible for funding its Co-Development Percentage of the total Development Costs for such Compound or Licensed Product, except that, notwithstanding the foregoing, AstraZeneca shall be responsible for funding one hundred percent (100%) of all Unshared Development Costs for such Compound or Licensed Product, if any.

(b) Initial Development Costs.

(i) Notwithstanding anything to the contrary in this Agreement, in no event shall Targacept be required to fund cumulative Initial Development Costs in excess of the Targacept Initial Development Cost Threshold. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that aggregate Development Costs incurred by the Parties with respect to one or more ********, and no more, shall be deemed to be Initial Development Costs.

(ii) In the event that at any time during a Calendar Quarter Targacept has incurred cumulative Initial Development Costs that equal or exceed the Targacept Initial Development Cost Threshold then in effect, Targacept may, in its sole discretion and upon written notice to AstraZeneca (a “Targacept Initial Development Cost Notice”), elect to (A) increase the Targacept Initial Development Cost Threshold to the amount set forth in such Targacept Initial Development Cost Notice or (B) terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect; provided that such Targacept Initial Development Cost Notice must be given no later than ******** Business Days after receipt by Targacept of the Development Cost Reconciliation Report for such Calendar Quarter showing that Targacept has incurred cumulative Initial Development Costs that equal or exceed the Targacept Initial Development Cost Threshold then in effect (an “Initial Notice Deadline”).

(iii) If Targacept gives a Targacept Initial Development Cost Notice by the Initial Notice Deadline with respect to a particular Calendar Quarter and elects to:

(A) increase the Targacept Initial Development Cost Threshold, then the Targacept Initial Development Cost Threshold shall be increased to the amount set forth in such Targacept Initial Development Cost Notice; or

(B) terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect, then (1) the Targacept Initial Development Cost Threshold shall no longer be subject to increase and shall be final and (2) AstraZeneca shall be solely responsible for funding ******** percent (********%) of all Initial Development Costs (regardless of which Party incurs such Initial Development Costs) in excess of such Targacept Initial Development Cost Threshold (including, for clarity, any such excess incurred prior to such Targacept Initial Development Cost Notice) and shall have the rights set forth in Section 5.11.1; provided that Targacept shall continue to have the responsibility to provide the reports contemplated by this Agreement, including Section 3.9.2(a), in each case to the extent applicable.

(iv) If Targacept does not give a Targacept Initial Development Cost Notice by the Initial Notice Deadline with respect to a particular Calendar Quarter:

(A) the Targacept Initial Development Cost Threshold shall automatically be increased to an amount equal to the cumulative Initial Development Costs incurred by Targacept as of the last day of the next Calendar Quarter (i.e., the Calendar Quarter in which such Initial Notice Deadline occurs); and

(B) for clarity, Targacept shall again have the right to give a Targacept Initial Development Cost Notice with respect to the next Calendar Quarter (i.e., the Calendar Quarter in which such Initial Notice Deadline occurs) by the Initial Notice Deadline for such next Calendar Quarter.

(v) For clarity, the amount of Initial Development Costs incurred by Targacept for the purpose of determining whether Targacept has incurred Initial Development Costs equal to, or in excess of, the Targacept Initial Development Cost Threshold then in effect shall be equal to the sum of the Initial Development Costs actually incurred by Targacept less any amounts received by Targacept from AstraZeneca pursuant to Section 3.9.2(a)(ii) (or, with respect to the most recently completed Calendar Quarter, that would be received by Targacept from AstraZeneca pursuant to Section 3.9.2(a)(ii) but for the application of this Section 3.9.1(b)) plus any amounts payable by Targacept to AstraZeneca pursuant to Section 3.9.2(a)(ii) (or, with respect to the most recently completed Calendar Quarter, that would be payable by Targacept to AstraZeneca pursuant to Section 3.9.2(a)(ii) but for the application of this Section 3.9.1(b)).

(c) Additional Development Costs; ********.

(i) Notwithstanding anything to the contrary in this Agreement, in no event shall Targacept be required to fund cumulative Additional Development Costs with respect to any Additional Development Project in excess of the Targacept Additional Development Cost Threshold for such Additional Development Project.

(ii) With respect to each Additional Development Project (but subject, with respect to ********, to clause (vi) below), prior to the earlier of (A) the date of commencement by Targacept of any Additional Development Activities with respect to such Additional Development Project and (B) the date that is ******** days after approval by the JDC of the Amplixa Annual Global Development Plan or update or amendment thereto providing for such Additional Development Project (such earlier date, the “Targacept Additional Development Cost Threshold Establishment Date”), Targacept shall notify AstraZeneca of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project.

(iii) In the event that Targacept does not notify AstraZeneca of the Targacept Additional Development Cost Threshold with respect to any Additional Development Project prior to the Targacept Additional Development Cost Threshold Establishment Date for such Additional Development Project, the Targacept Additional Development Cost Threshold with respect to such Additional Development Project shall be $********, unless Targacept shall expressly agree otherwise in writing. If the Targacept Additional Development Cost Threshold with respect to any Additional Development Project is $********, AstraZeneca shall be solely responsible for funding ******** percent (********%) of all Additional Development Costs with respect to such Additional Development Project and AstraZeneca shall have the rights set forth in Section 5.11.2.

(iv) If the Targacept Additional Development Cost Threshold with respect to any Additional Development Project is greater than $********, in the event that at any time during a Calendar Quarter Targacept has incurred cumulative Additional Development Costs with respect to such Additional Development Project that equal or exceed the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect, Targacept may, in its sole discretion and upon written notice to AstraZeneca (a “Targacept Additional Development Cost Notice”), elect to (x) increase the Targacept Additional Development Cost Threshold with respect to such Additional Development Project to the amount set forth in such Targacept Additional Development Cost Notice or (y) terminate its obligation to fund any Additional Development Costs with respect to such Additional Development Project in excess of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect; provided that such Targacept Additional Development Cost Notice with respect to such Additional Development Project must be given no later than ******** Business Days after receipt by Targacept of the Development Cost Reconciliation Report for such Calendar Quarter showing that Targacept has incurred cumulative Additional Development Costs with respect to such Additional Development Project that equal or exceed the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect (an “Additional Notice Deadline”).

(A) If Targacept gives a Targacept Additional Development Cost Notice with respect to such Additional Development Project by the Additional Notice Deadline with respect to a particular Calendar Quarter and elects to:

(1) increase the Targacept Additional Development Cost Threshold with respect to such Additional Development Project, then the Targacept Additional Development Cost Threshold with respect to such Additional Development Project shall be increased to the amount set forth in such Targacept Additional Development Cost Notice; or

(2) terminate its obligation to fund any Additional Development Costs with respect to such Additional Development Project in excess of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect, then (x) the Targacept Additional Development Cost Threshold with respect to such Additional Development Project shall no longer be subject to increase and shall be final and (y) AstraZeneca shall be solely responsible for funding ******** percent (********%) of all Additional Development Costs with respect to such Additional Development Project (regardless of which Party incurs such Additional Development Costs) in excess of such Targacept Additional Development Cost Threshold (including, for clarity, any such excess incurred prior to such Targacept Additional Development Cost Notice) and shall have the rights set forth in Section 5.11.2; provided that Targacept shall continue to have the responsibility to provide the reports contemplated by this Agreement, including Section 3.9.2(a), in each case to the extent applicable.

(B) If Targacept does not give a Targacept Additional Development Cost Notice with respect to such Additional Development Project by the Additional Notice Deadline with respect to a particular Calendar Quarter:

(1) the Targacept Additional Development Cost Threshold with respect to such Additional Development Project shall automatically be increased to an amount equal to the cumulative Additional Development Costs with respect to such Additional Development Project incurred by Targacept as of the last day of the next Calendar Quarter (i.e., the Calendar Quarter in which such Additional Notice Deadline occurs); and

(2) for clarity, Targacept shall have the right to give a Targacept Additional Development Cost Notice with respect to such Additional Development Project with respect to the next Calendar Quarter (i.e., the Calendar Quarter in which such Additional Notice Deadline occurs) by the Additional Notice Deadline for such next Calendar Quarter.

(v) For clarity, the amount of Additional Development Costs with respect to an Additional Development Project incurred by Targacept under Section 3.9.1(c)(iv) for the purpose of determining whether Targacept has incurred Additional Development Costs with respect to such Additional Development Project equal to, or in excess of, the Targacept Additional Development Cost Threshold for such Additional Development Project shall be equal to the sum of the Additional Development Costs for such Additional Development Project actually incurred by Targacept less any amounts received by Targacept from AstraZeneca pursuant to Section 3.9.2(a)(iii) with respect to such Additional Development Project (or, with respect to the most recently completed Calendar Quarter, that would be received by Targacept from AstraZeneca pursuant to Section 3.9.2(a)(iii) but for the application of this Section 3.9.1(c)) plus any amounts payable by Targacept to AstraZeneca pursuant to Section 3.9.2(a)(iii) with respect to such Additional Development Project (or, with respect to the most recently completed Calendar Quarter, that would be payable by Targacept to AstraZeneca pursuant to Section 3.9.2(a)(iii) but for the application of this Section 3.9.1(c)).

(vi) Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that: (A) all Development Costs with respect to Development of one or more ******** in excess of the ******** shall be deemed to be Additional Development Costs; (B) all Development activities with respect to one or more ******** undertaken after all Development Costs with respect to ******** equal the ******** shall be deemed a single Additional Development Project solely for purposes of this Section 3.9.1(c) and Section 5.11.2, if applicable; (C) the Additional Development Cost Threshold with respect to such Additional Development Project shall be $********, unless Targacept shall expressly agree otherwise in writing; and (D) the ******** with respect to such Additional Development Project shall be the first receipt of Regulatory/Pricing Approval of a ******** for the ******** in a ********.

3.9.2 Reconciliation of Development Costs.

(a) Reports; Reconciliation of Development Costs. With respect to each Compound and Licensed Product, within ******** days following the end of each Calendar Quarter during the Term, each of Targacept and AstraZeneca shall submit to the JDC and to the other Party a written report setting forth in reasonable detail all Development Costs incurred by Targacept or AstraZeneca, as applicable, during such Calendar Quarter for such Compound or Licensed Product, broken out between Initial Development Costs and Additional Development Costs, if any, and by individual Additional Development Projects, and between Unshared Development Costs and all other Development Costs; provided that AstraZeneca shall have no obligation to report any Unshared Development Costs to Targacept. Upon the request of the Party receiving such report, the Party delivering such report shall provide copies of invoices or other appropriate supporting documentation for any payments made by such Party or any of its Affiliates to Third Parties that individually exceed ******** Dollars (US $********) or such other amount as may be determined by the Parties. Within ******** days following the receipt by the JDC of such written reports, the JDC shall prepare and submit to each Party a written report (each such report, a “Development Cost Reconciliation Report”) setting forth in reasonable detail: (i) the calculation of all such Development Costs incurred by both Parties during such Calendar Quarter (and on a cumulative basis) for such Compound or Licensed Product, broken out between Initial Development Costs and Additional Development Costs, if any, and by individual Additional Development Projects, and between Unshared Development Costs (if any) and all other Development Costs; (ii) the calculation of the net amount owed by AstraZeneca to Targacept, or by Targacept to AstraZeneca, in order to ensure the funding of such Initial Development Costs (excluding, for clarity, Unshared Development Costs) in accordance with Section 3.9.1; provided that the JDC shall not be obligated to provide the calculation set forth in clause (ii) after Targacept elects to terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect pursuant to Section 3.9.1(b)(ii); and (iii) the calculation of the net amount owed by AstraZeneca to Targacept, or by Targacept to AstraZeneca, in order to ensure the funding of such Additional Development Costs (excluding, for clarity, Unshared Development Costs) with respect to each Additional Development Project in accordance with Section 3.9.1; provided that the JDC shall not be obligated to provide the calculation set forth in clause (iii) for any Additional Development Project for which the Targacept Additional Development Cost Threshold is $******** or with respect to which Targacept elects to terminate its obligation to fund any Additional Development Costs in excess of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect pursuant to Section 3.9.1(c)(iv), as the case may be. The net amounts payable pursuant to clauses (ii) and (iii) in the immediately preceding sentence shall be paid by Targacept or AstraZeneca, as applicable, to the other Party within ******** days after the distribution by the JDC of each Development Cost Reconciliation Report. For clarity: (A) if Targacept elects to terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect pursuant to Section 3.9.1(b)(ii), the net amounts payable pursuant to clause (ii) above shall be determined so as to ensure that the maximum amount of Initial Development Costs funded by Targacept does not exceed such Targacept Initial Development Cost Threshold; (B) for each Additional Development Project with respect to which Targacept elects to terminate its obligation to fund any Additional Development Costs in excess of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect pursuant to Section 3.9.1(c)(iv), if any, the net amounts payable pursuant to clause (iii) above shall be determined so as to ensure that the maximum amount of Additional Development Costs funded by Targacept with respect to such Additional Development Project does not exceed such Targacept Additional Development Cost Threshold for such Additional Development Project; (C) in the event Targacept has incurred Initial Development Costs in excess of the Initial Development Cost Threshold then in effect and this Agreement is terminated pursuant to Article 11 prior to the Initial Notice Deadline with respect to the Calendar Quarter in which such Initial Development Cost Threshold was so exceeded, Targacept shall be deemed to have given a Targacept Initial Development Cost Notice immediately prior to effectiveness of such termination electing to terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect; and (D) in the event Targacept has incurred Additional Development Costs with respect to any Additional Development Project for which the Targacept Additional Development Cost Threshold is greater than $******** in excess of the Additional Development Cost Threshold then in effect for such Additional Development Project and this Agreement is terminated pursuant to Article 11 prior to the Additional Notice Deadline with respect to the Calendar Quarter in which such Additional Development Cost Threshold was so exceeded, Targacept shall be deemed to have given a Targacept Additional Development Cost Notice with respect to such Additional Development Project immediately prior to effectiveness of such termination electing to terminate its obligation to fund any Additional Development Costs with respect to such Additional Development Project in excess of the Targacept Additional Development Cost Threshold with respect to such Additional Development Project then in effect.

(b) Records; Development Cost Audit Rights. Each Party shall keep and maintain for ******** years complete and accurate records of Development Costs incurred with respect to each Compound or Licensed Product in sufficient detail to allow confirmation of same by the JDC and the other Party, including confirmation of the proper allocation of FTEs to Development of such Compound or Licensed Product. Each Party (the “Cost Auditing Party”) shall have the right for a period of ******** years after the date of each Development Cost Reconciliation Report to appoint at its expense an independent accountant acceptable to the other Party (the “Cost Audited Party”), acting reasonably, to audit the applicable records of the Cost Audited Party and its Affiliates to verify that the amounts of Development Costs shown in such Development Cost Reconciliation Report and related calculations were correctly determined. The Cost Audited Party shall, and shall cause each of its Affiliates to, make its records available for audit by such independent accountant during regular business hours at such place or places where such records are customarily kept upon ******** days written notice from the Cost Auditing Party; provided that the Cost Audited Party and its Affiliates shall not be obligated to make such records available to such accountant until such accountant has entered into a non-disclosure agreement in a form acceptable to the Cost Audited Party, acting reasonably. All records made available for audit shall be deemed to be Confidential Information of the Cost Audited Party. Such audit right shall not be exercised by the Cost Auditing Party more than once in any Calendar Year and the records of Development Costs for a given period may not be audited more than once. The results of each audit, if any, shall be binding on both Parties absent manifest error. The accountant shall report to the Cost Audited Party and the Cost Auditing Party whether there was an error in the amount of Development Costs reported by the Cost Audited Party and details concerning such error, but no other information shall be disclosed to the Cost Auditing Party. In the event there was an error in the amount of Development Costs reported by the Cost Audited Party hereunder: (i) if the amount of Development Costs was over reported, the Cost Audited Party shall promptly (but in any event no later than ******** days after the Cost Audited Party’s receipt of the report so concluding) make payment to the Cost Auditing Party in an amount equal to the overpayment by, or underpayment to, the Cost Auditing Party (calculated based on the amount that would have been paid by or to the Cost Auditing Party if the Development Costs had been reported correctly); and (ii) if the amount of Development Costs was underreported, the Cost Auditing Party shall promptly (but in any event no later than ******** days after the Cost Auditing Party’s receipt of the report so concluding) make payment to the Cost Audited Party in an amount equal to the overpayment by, or underpayment to, the Cost Audited Party (calculated based on the amount that would have been paid by or to the Cost Audited Party if the Development Costs had been reported correctly). The Cost Auditing Party shall bear the full cost of such audit unless such audit discloses an over reporting by the Cost Audited Party of more than ******** percent (********%) of the aggregate amount of Development Costs reportable in any Calendar Year, in which case the Cost Audited Party shall reimburse the Cost Auditing Party for all reasonable and documented costs incurred by the Cost Auditing Party in connection with such audit. Notwithstanding the foregoing, AstraZeneca shall not be obligated to maintain records with respect to, and Targacept shall have no right to audit, Unshared Development Costs incurred by AstraZeneca.

(c) Good Faith Estimate. Without limitation of Section 3.9.1, within ******** days after the end of each month, AstraZeneca shall contact Targacept’s Controller and provide by email its best estimate in good faith of the Development Costs incurred by AstraZeneca in such month. AstraZeneca acknowledges that Targacept will use such good faith estimate in the preparation of its financial statements, but the Parties agree that such good faith estimate shall not have application to any provision of this Agreement and that AstraZeneca shall have no responsibility or liability with respect to Targacept’s financial statements.

3.10 Co-Promotion. Notwithstanding anything in this Agreement to the contrary, but subject to this Section 3.10, Targacept shall have the right to designate all Licensed Products as Co-Promoted Products (the “Co-Promotion Right”) by giving written notice to AstraZeneca at any time on or before the later of (a) ******** days after the submission of an NDA for the first Licensed Product and (b) ******** days after AstraZeneca has provided to Targacept the Amplixa Co-Promotion Information Documents. For clarity but without limitation of the last paragraph of Section 3.7.2, any period during which AstraZeneca answers Targacept’s questions with respect to the Co-Promotion Information Documents shall in no way impact the foregoing deadline. Targacept shall promote in accordance with the Co-Promotion Agreement each Co-Promoted Product for all Indications for which Regulatory Approval for such Co-Promoted Product is obtained in the U.S. Territory.

3.10.1 Negotiation of Co-Promotion Agreement. As soon as practicable following the exercise by Targacept of its Co-Promotion Right, the Parties shall commence the preparation of a co-promotion agreement for Co-Promoted Products (the “Co-Promotion Agreement”), that shall: (a) set forth the terms applicable to the co-promotion in the U.S. Territory of each Licensed Product for so long as it remains a Co-Promoted Product; (b) conform in all material respects with the terms and conditions set forth on Schedule 6 attached hereto; and (c) include such additional provisions as are usual and customary for inclusion in a co-promotion agreement between companies in the pharmaceutical industry of comparable size and expertise to the respective Parties, which, for clarity, shall supplement and shall not materially expand, limit or change the terms and conditions set forth on Schedule 6 attached hereto. The Parties shall use diligent efforts in good faith to negotiate, execute and deliver the Co-Promotion Agreement within ******** days following the exercise by Targacept of the Co-Promotion Right.

3.10.2 Breach of Co-Promotion Agreement. For clarity, following the effective date of the Co-Promotion Agreement, if any, a determination that either Targacept or AstraZeneca (or its applicable Affiliate) has breached the Co-Promotion Agreement shall not constitute a breach of this Agreement and shall be governed solely by the terms of the Co-Promotion Agreement.

3.10.3 Amendment to Co-Promotion Terms Under Prior Agreement. Promptly after the execution of the Co-Promotion Agreement, if any, Targacept and AstraZeneca shall discuss in good faith any appropriate amendments to Schedule 5.11.2 to the Collaborative Research and License Agreement by and between Targacept and AstraZeneca or an Affiliate thereof dated December 27, 2005, as amended, or any co-promotion agreement entered into thereunder in light of the differences in terms between such Schedule 5.11.2 or co-promotion agreement and the Co-Promotion Agreement.

3.10.4 Dispute Resolution. In the event the Parties fail to negotiate, execute and deliver the Co-Promotion Agreement within the ******** day period described in Section 3.10.1, either Party may submit a list of unresolved issues for resolution pursuant to ‘baseball’ arbitration pursuant to Section 12.1.3.

3.11 Backup R&D Programs Agreement.

3.11.1 Negotiation, Execution and Delivery. Targacept and AstraZeneca agree to negotiate in good faith the terms and conditions pursuant to which (a) Targacept would conduct research with respect to (i) its product candidate that it refers to as ******** (or its product candidate that it refers to as ********), (ii) a ******** and ******** or ******** that are NCBs and (iii) a ******** and ******** or ******** that inhibit the activity of an NNR by occupying the site at which acetylcholine naturally accesses such NNR (clauses (i), (ii) and (iii), collectively, the “Backup R&D Programs”) and (b) AstraZeneca would have ******** in a specified field certain compounds advanced in the Backup R&D Programs (the “Backup R&D Programs Agreement”) as soon as reasonably practicable following the Effective Date. AstraZeneca and Targacept shall work diligently and in good faith to negotiate, execute and deliver the Backup R&D Programs Agreement within ******** days after the Effective Date. The Parties contemplate that part of the compensation to Targacept with respect to such Backup R&D Programs Agreement would be ******** paid ******** over ********-year period.

3.11.2 Dispute Resolution. In the event the Parties fail to negotiate, execute and deliver the Backup R&D Programs Agreement within the ******** day period described in Section 3.11.1, the Parties shall use diligent efforts to complete such negotiations and to execute and deliver the Backup R&D Programs Agreement as soon as practicable thereafter. If, notwithstanding such diligent efforts, the Parties fail to execute and deliver the Backup R&D Programs Agreement within ******** days after the Effective Date, each Party shall produce a list of unresolved issues and submit its list to the JDC to be resolved in accordance with Section 2.1.5. If, notwithstanding such diligent efforts, the Parties fail to execute and deliver the Backup R&D Programs Agreement within ******** days after the Effective Date, neither Party shall have any further obligation or liability to the other Party with respect to the Backup R&D Programs, or any of them, or the Backup R&D Programs Agreement. For clarity, if for any reason there is no Backup R&D Programs Agreement executed and delivered by both Parties, no payment made or other consideration given to Targacept under this Agreement shall be required to be refunded or returned to AstraZeneca.

3.12 Subcontracting.

3.12.1 By AstraZeneca. Unless expressly contemplated by the Amplixa Global Development Outline agreed as of the Execution Date, AstraZeneca may subcontract with a Third Party to perform any or all AstraZeneca Development Activities (other than Manufacturing Development) only with the prior written consent of Targacept, such consent not to be unreasonably withheld, conditioned or delayed. For clarity, subject to the terms of the Existing TRGT Supply Agreements and except as otherwise provided in Sections 4.5, 4.6 and 6.2.1, AstraZeneca shall have the right in its sole discretion to subcontract with a Third Party to perform any or all of its Manufacturing Development, Manufacturing or Commercialization obligations hereunder. Notwithstanding the foregoing, AstraZeneca shall not subcontract any of its rights or obligations under Article 7 with respect to the Prosecution and Maintenance, enforcement or defense of any Patent Rights licensed by USFRF to Targacept under the USFRF Agreement without the prior written consent of Targacept and USFRF.

3.12.2 By Targacept. Unless expressly contemplated by an Amplixa Annual Global Development Plan, Targacept may subcontract with a Third Party to perform any or all of its obligations hereunder only with the prior written consent of AstraZeneca, such consent not to be unreasonably withheld, conditioned or delayed.

3.12.3 Subcontract Requirements. Notwithstanding Section 3.12.1 or Section 3.12.2, (a) no otherwise permitted subcontracting shall relieve a Party of any liability or obligation hereunder and (b) the agreement pursuant to which a Party engages any Third Party subcontractor must (i) be consistent in all material respects with this Agreement, (ii) contain terms obligating such subcontractor to comply with the confidentiality provisions of this Agreement and providing the other Party with substantially the same rights with respect to any intellectual property arising from the performance of the subcontracted obligation as such other Party would have if such intellectual property had arisen from the performance of such obligation by the subcontracting Party, and (iii) contain terms obligating such subcontractor to permit the other Party rights of inspection, access and audit substantially similar to those provided to the other Party in this Agreement.

ARTICLE 4

GRANT OF RIGHTS; PROPRIETARY MATERIALS

4.1 License Grants; Sublicenses.

4.1.1 Targacept License Grants.

(a) Development Program. Subject to (i) all of the terms of this Agreement and (ii) rights of the U.S. government and rights reserved by USFRF and Yale under the Targacept Sublicense Agreements, Targacept hereby grants to AstraZeneca and its Affiliates a royalty-free, worldwide, exclusive (including as to Targacept and its Affiliates) license (or sublicense) during the Term, with the right to grant sublicenses solely as provided in Section 4.1.3 and Section 7.12.1(d), under Targacept Technology for the sole purpose of Developing Compounds and Licensed Products in the Field in the entire world.

(b) Commercialization. Subject to (i) all of the terms of this Agreement and (ii) rights of the U.S. government and rights reserved by USFRF and Yale under the Targacept Sublicense Agreements, Targacept hereby grants to AstraZeneca during the Term a royalty-bearing, worldwide, exclusive (including as to Targacept and its Affiliates) license (or sublicense), with the right to grant sublicenses solely as provided in Section 4.1.3 and Section 7.12.1(d), under Targacept Technology for the sole purpose of Commercializing Compounds and Licensed Products in the Field in the entire world.

(c) Pentad. Notwithstanding anything in this Agreement to the contrary (including the definitions), the Parties expressly acknowledge and agree that, as between the Parties, Targacept shall own all right, title and interest in and to, and no license is granted to AstraZeneca or any of its Affiliates hereunder to, and AstraZeneca shall have no right to Prosecute and Maintain any Patent Rights that claim or cover, the proprietary Information of Targacept or any of its Affiliates (including Targacept’s database) concerning structure-activity relationships of compounds and NNRs or any component subunit thereof, pharmacophore mapping of NNRs or any component subunit thereof or computational or quantum mechanical methods for use in the design, synthesis and evaluation of compounds, in each case as exists on the Execution Date, during the period from the Execution Date until the Effective Date, or during the Term. For clarity, the Information and Patent Rights described in the immediately preceding sentence do not include Information specifically with respect to, or Patent Rights that claim or cover, any Compounds or Licensed Products.

4.1.2 AstraZeneca License Grants. Subject to all of the terms of this Agreement, AstraZeneca hereby grants to Targacept an exclusive (including as to AstraZeneca and its Affiliates), royalty-free, worldwide license, without the right to grant sublicenses, during the Term under the AstraZeneca Technology and AstraZeneca’s right, title and interest in and to the Targacept Technology for the sole purpose of performing the Targacept Development Activities anywhere in the world; provided that, for purposes of this Section 4.1.2, Targacept Development Activities include all actions taken by Targacept that it reasonably and in good faith believes are permitted by this Agreement and Targacept’s performance of Section 3.3.4. For clarity, the rights granted by AstraZeneca under this Section 4.1.2 are not consideration for the intellectual property rights granted by Targacept under Section 4.1.1 or elsewhere in this Agreement.

4.1.3 Sublicensing. Except as otherwise provided in this Section 4.1.3, AstraZeneca shall have the right to grant sublicenses under the rights granted in Section 4.1.1 through multiple tiers of Sublicensees; provided that: (a) any such sublicense is consistent with and subject to the terms of this Agreement (including this Article 4) and shall terminate automatically upon termination of the corresponding license hereunder; (b) AstraZeneca shall provide written notice to Targacept of any such sublicense and provide copies to Targacept (and, in the case of a sublicense to Targacept Technology licensed by USFRF to Targacept under the USFRF Agreement, to USFRF) of each such sublicense (with confidential and financial information redacted) promptly after the execution thereof; and (c) AstraZeneca shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense except to the extent satisfactorily performed by such Sublicensee. Notwithstanding the foregoing or any other provision of this Agreement, except as provided in Section 7.12.1(d) and except for sublicenses granted to Affiliates of AstraZeneca, neither AstraZeneca nor any Sublicensee shall have the right to grant sublicenses under any of the rights and licenses granted in Section 4.1.1 in ******** without ********. For clarity, if AstraZeneca otherwise has the right to sublicense pursuant to this Section 4.1.3, AstraZeneca shall have the right, without the consent of USFRF, to grant sublicenses through multiple tiers of Sublicensees with respect to the Targacept Technology licensed by USFRF to Targacept under the USFRF Agreement.

4.1.4 No Implied Licenses; Retention of Rights. Except as expressly provided herein, no license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. For clarity, notwithstanding anything in this Agreement to the contrary, Targacept retains all of its right, title and interest in and to Targacept Technology in the entire world other than the rights and licenses granted to AstraZeneca pursuant to Section 4.1.1(a) and Section 4.1.1(b) and AstraZeneca retains all of its right, title and interest in and to AstraZeneca Technology in the entire world other than the rights and licenses granted to Targacept pursuant to Section 4.1.2.

4.2 Confirmatory Patent Licenses. Each Party shall, if reasonably requested to do so by the other Party, promptly enter into confirmatory license agreements in the form or substantially in the form set out in Schedule 7 attached hereto for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as such first Party considers reasonably necessary, including to avoid disclosure of this Agreement. As between the Parties, regardless of whether any required confirmatory licenses are executed, the Parties’ respective rights and obligations in respect of the Targacept Patent Rights, AstraZeneca Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights and Joint Program Patent Rights shall be as set forth under this Agreement.

4.3 Indication of Licensed Status. To the extent permitted under Applicable Laws, the packaging and labeling for each Licensed Product will indicate that the Licensed Product is licensed by AstraZeneca from Targacept in a manner to be decided by AstraZeneca in its reasonable discretion but in any case in a manner that provides Targacept’s name and logo with at least reasonable prominence.

4.4 Supply of Proprietary Materials. From time to time during the Term, either Party may supply the other Party with Proprietary Materials of the transferring Party for use in the Development Program. In connection therewith, each Party that receives Proprietary Materials of the other Party hereby agrees that: (a) it shall not use such Proprietary Materials for any purpose other than to exercise its rights or perform its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with Article 8 and all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the transferring Party, except as expressly permitted hereby; (d) the receiving Party shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the transferring Party; and (e) at the end of the Development Program, the receiving Party shall, if and as instructed by the transferring Party and as further provided in Article 8, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

4.5 Distributors and Net Sales Distributors. Subject to Section 4.1.3, AstraZeneca shall have the right, in its sole discretion, to appoint any of its Affiliates, and AstraZeneca and any of its Affiliates shall have the right, in their sole discretion, to appoint any other Person or Persons, in the Territory (subject to the proviso below), to distribute, market and sell Licensed Products (with or without packaging rights), in circumstances where such Person purchases its requirements of Licensed Products from AstraZeneca or any of its Affiliates; provided that, notwithstanding the foregoing, neither AstraZeneca nor any of its Affiliates shall have such right with respect to ******** unless Targacept shall ********. Where AstraZeneca or any of its Affiliates appoints such a Person and such Person (a) is not an Affiliate of AstraZeneca, (b) does not make any royalty or other payments (e.g., upfront payment, quarterly distribution payments, etc.) with respect to intellectual property rights of AstraZeneca or any of its Affiliates or for the right to distribute Licensed Products, however characterized, to AstraZeneca, any of its Affiliates or any Third Party designated by AstraZeneca and (c) unless distributors used by AstraZeneca or its Affiliates in the ordinary course of business are responsible for promotion and advertising costs (in which event this clause (c) shall have no force or effect and be ignored), does not bear any part of the promotion or advertising costs of any such Licensed Product, such Person shall be a “Distributor.” Where AstraZeneca or any of its Affiliates appoints such a Person and such Person (i) is not an Affiliate of AstraZeneca and (ii) either (A) makes royalty or other payments (e.g., upfront payment, quarterly distribution payments, etc.) with respect to intellectual property rights of AstraZeneca or any of its Affiliates or for the right to distribute Licensed Products, however characterized, to AstraZeneca, any of its Affiliates or any Third Party designated by AstraZeneca or (B) unless distributors used by AstraZeneca or its Affiliates in the ordinary course of business are responsible for promotion and advertising costs (in which event this clause (B) shall have no force or effect and be ignored), bears all or any part of the promotion or advertising costs of any such Licensed Product, such Person shall be a “Net Sales Distributor.” For clarity, no Distributor is a Net Sales Distributor and no Net Sales Distributor is a Distributor. The term “packaging rights” in this Section 4.5 shall mean the right for the Distributor or Net Sales Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

4.6 Co-Promotion Rights. Subject to Section 4.1.3, AstraZeneca and its Affiliates shall have the right, in their sole discretion, to co-promote Licensed Products with any other Person(s) (or, solely outside of the Major Countries, to appoint one or more Third Parties to promote Licensed Products without AstraZeneca) in all or any part of the Territory; provided that (a) such co-promotion or Third Party promotion does not affect the rights of Targacept under Section 3.10 or the Co-Promotion Agreement, if any, and (b) in ******** in which such co-promotion or Third Party promotion for any Licensed Product occurs, AstraZeneca (together with its Affiliates) must itself provide at least ******** percent (********%) of ******** for Licensed Products ******** in each Calendar Quarter, unless Targacept shall have given prior written consent otherwise (not to be unreasonably withheld, conditioned or delayed). For clarity, if AstraZeneca requests that Targacept consent to an arrangement whereby AstraZeneca (together with its Affiliates) would not itself provide at least ******** percent (********%) of ******** for Licensed Products in ******** or Calendar Quarter, the withholding, conditioning or delaying of such consent by Targacept may or may not be reasonable.

4.7 Potential Expansion of Field to Include Excluded Indications.

4.7.1 Targacept Notice. If at any time Targacept or any of its Affiliates wishes to conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to ******** or ********, or to ******** or other ******** (including any ********) to any Third Party to utilize any Information, Invention or Patent Rights Controlled by Targacept or any of its Affiliates for the purpose of ******** or ********, any Compound or Licensed Product in any Excluded Indication, Targacept shall provide AstraZeneca with ******** days’ written notice prior to conducting such activity or ******** such ******** or other ********, which notice shall specify the applicable Excluded Indication, describe the reasons for Targacept’s interest in conducting such activity or ******** such ******** or other ******** and include any data or information known to Targacept that supports the use of such Compound or Licensed Product for such Excluded Indication. Thereafter, Targacept shall provide AstraZeneca with such other information with respect thereto as AstraZeneca may reasonably request.

4.7.2 AstraZeneca Option. If Targacept provides a notice contemplated by Section 4.7.1, AstraZeneca shall have the right, upon written notice to Targacept within ******** days after receipt of such notice, to elect to expand the Field to include the Excluded Indication specified in Targacept’s notice. If AstraZeneca exercises its option as provided above, such Excluded Indication shall thereupon become included in the Field (such Excluded Indication, an “Expanded Field Indication”) effective from and after the date of AstraZeneca’s notice pursuant to this Section 4.7.2; provided that, for clarity and notwithstanding anything herein to the contrary, unless AstraZeneca expressly agrees otherwise in writing, (a) AstraZeneca shall have no obligation hereunder to ******** or ******** any Compound or Licensed Product for any Expanded Field Indication and (b) Targacept shall have no right to any ******** under Section ******** (but shall, for clarity, have the right to ******** under Section ********) with respect to any Expanded Field Indication. For clarity, if AstraZeneca does not exercise its option as provided above with respect to an Excluded Indication specified in Targacept’s notice, then Targacept shall be free to Develop or Commercialize any Compound or Licensed Product for such Excluded Indication.

For clarity this Section 4.7 shall have no application to any compound that is not a Compound or any product that is not a Licensed Product.

ARTICLE 5

PAYMENTS

5.1 Upfront Payment. AstraZeneca shall pay Targacept a non-refundable, non-creditable upfront fee in the amount of Two Hundred Million Dollars (US $200,000,000), payable by wire transfer of immediately available funds within ******** Business Days after the Effective Date according to written instructions that Targacept shall provide.

5.2 Milestone Payments.

5.2.1 Development and Regulatory Milestones. Subject to Section 5.11, AstraZeneca shall make each of the following non-refundable, non-creditable payments to Targacept within ******** days after the first occurrence of the corresponding Milestone Event; provided that, for clarity, payment with respect to each such Milestone Event shall be made only one time regardless of the number of Licensed Products that achieve such Milestone Event.

Milestone Event	Payment
******** of ******** or ******** for a Licensed Product that is ********	******** Dollars

******** of ******** for a Licensed Product that is ******** in ******** in the ******** or using the ******** in the ********	******** Dollars

******** of ******** for a Licensed Product that is ******** in ********	******** Dollars

******** of a Licensed Product that is ******** in a ******** in ********	******** Dollars

******** of ******** for a Licensed Product that is ********	******** Dollars

******** of ******** or ******** for a Licensed Product that is ********	******** Dollars

******** of ******** for a Licensed Product that is ******** in ******** in ******** or using the ******** in ********	******** Dollars

******** of ******** for a Licensed Product that is ******** or ******** in ********	******** Dollars

******** of ******** for a Licensed Product that is ******** in ********	******** Dollars

******** of a Licensed Product that is ******** in ******** in ********	******** Dollars

******** of a Licensed Product that is ******** or ******** in ********	******** Dollars

******** of ******** set forth on ******** attached hereto	******** Dollars

For clarity, in no event shall AstraZeneca pay more than 540 Million Dollars under this Section 5.2.1.

5.2.2 Sales Milestones. In addition to the milestone payments contemplated by Section 5.2.1, subject to Section 5.11, AstraZeneca shall make each of the following non-refundable, non-creditable payments to Targacept within ******** days after the first occurrence of the corresponding Milestone Event; provided that, for clarity, payment with respect to each such Milestone Event shall be made only one time.

Milestone Event	Payment
Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

Worldwide Net Sales of all Licensed Products ******** of at least ******** Dollars	******** Dollars

For clarity, (a) in no event shall AstraZeneca pay more than 500 Million Dollars under this Section 5.2.2 and (b) Net Sales of each Licensed Product in each country in the Territory shall be included in worldwide Net Sales for purposes of this Section 5.2.2, whether or not the Royalty Term for such Licensed Product for such country has expired.

5.2.3 Determination that Milestone Events have Occurred. AstraZeneca shall provide Targacept with prompt written notice upon each occurrence of each Milestone Event. In the event that, notwithstanding the fact that AstraZeneca has not given such a notice, Targacept believes any such Milestone Event has occurred, it shall so notify AstraZeneca in writing and shall provide to AstraZeneca data, documentation or other information that supports its belief. Any dispute under this Section 5.2.3 that relates to whether or not a Milestone Event has occurred shall first be referred to the JDC to be resolved in accordance with Section 2.1.5; provided that, if such dispute is not resolved in accordance with Section 2.1.5(a) or Section 2.1.5(b), it shall be subject to resolution in accordance with Section 12.1.

5.2.4 Special Milestone. AstraZeneca hereby agrees that, with respect to the Milestone Product for which Regulatory Approval is sought in ********, if any, it shall request the ******** to ******** the ******** of ******** to ******** the Milestone Product in ******** in a manner that would reasonably be expected to result in the achievement of the ******** set forth in item 3 on ******** attached hereto, unless either (a) the criteria set forth in item 1 on ******** attached hereto have not been achieved or (b) it could not reasonably be concluded that the ******** set forth in item 2 on ******** attached hereto have been achieved.

5.3 Payment of Royalties; Royalty Rates; Accounting and Records.

5.3.1 Payment of Royalties.

(a) Royalties Applicable in ROW Territory. Subject to Section 5.3.1(c) and Section 5.11, AstraZeneca shall pay Targacept a royalty on Net Sales of all Licensed Products in the ROW Territory (excluding Net Sales of each Licensed Product in any country in the ROW Territory for which the Royalty Term for such Licensed Product and country has expired) in each Calendar Year (or partial Calendar Year), as follows:

That portion of Net Sales of all Licensed Products in the ROW Territory in a Calendar Year that is:	Royalty Percentage
Not greater than ******** Dollars	********%
Greater than ******** Dollars but not greater than ******** Dollars	********%
Greater than ******** Dollars but not greater than ******** Dollars	********%
Greater than ******** Dollars	********%

(b) Royalties Applicable in the U.S. Territory. Subject to Section 5.3.1(c) and Section 5.11, AstraZeneca shall pay Targacept a royalty on Net Sales of all Licensed Products in the U.S. Territory (excluding Net Sales of each Licensed Product for which the Royalty Term for the U.S. Territory has expired) in each Calendar Year (or partial Calendar Year), as follows:

That portion of Net Sales of all Licensed Products in the U.S. Territory in a Calendar Year that is:	Royalty Percentage
Not greater than ******** Dollars	********%
Greater than ******** Dollars but not greater than ******** Dollars	********%
Greater than ******** Dollars but not greater than ******** Dollars	********%
Greater than ******** Dollars	********%

(c) Reduction of Royalty.

(i) No Royalty-Bearing Claim. With respect to a Licensed Product in a country in the Territory, from and after the expiration date in such country of the last to expire of, or during any period during the Royalty Term in such country in which there are no, Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights, AstraZeneca Extended Term Patent Rights or Joint Program Patent Rights in such country that includes a Valid Claim that covers (A) the ******** of such Licensed Product, (B) a ******** or ******** such Licensed Product (including the ******** of such Licensed Product), or (C) a ******** of such Licensed Product for any ******** for which such Licensed Product has ******** (and, in the case of any country in which ******** or ******** is required, such ******** or ********) in such country if, solely in the case of this clause (C), no ******** (other than a ******** or ********of ********) is ******** in such country a ******** that (1) is, if such country is the U.S. Territory, ******** in the ******** as a ******** that the ******** to be ******** such Licensed Product or (2) is, if such country is in the ROW Territory, ******** in such country as ******** and ******** such Licensed Product in the manner required by Applicable Laws in such country, the royalty rate(s) payable to Targacept by AstraZeneca under Section 5.3.1(a) or Section 5.3.1(b), as the case may be, with respect to Net Sales of such Licensed Product in such country shall be reduced by ******** percent (********%).

For purposes of this Section 5.3.1(c)(i): (A) if the affected country is in ROW Territory, the portion of Net Sales of the affected Licensed Product in such country subject to each of the royalty rates under Section 5.3.1(a) shall be proportional to Net Sales of all Licensed Products in all countries in the ROW Territory subject to the applicable royalty rates under Section 5.3.1(a); and (B) if the affected country is the United States, the portion of Net Sales of the affected Licensed Product subject to each of the royalty rates under Section 5.3.1(b) shall be proportional to Net Sales of all Licensed Products in the U.S. Territory subject to the applicable royalty rates under Section 5.3.1(b). Schedule 12 attached hereto contains an example calculation pursuant to this Section 5.3.1(c)(i). The calculation set forth on Schedule 12 is for illustrative purposes only.

(ii) Royalty Stacking. Subject to Section 5.3.1(c)(iv), AstraZeneca shall have the right to reduce the amount of royalties owing to Targacept under Section 5.3.1(a) or Section 5.3.1(b), whichever one is applicable, by ******** percent (********%) of the amount of royalties (if any) and other amounts (including license fees and milestones) paid by AstraZeneca or any of its Affiliates (including on behalf of any Sublicensee, Distributor or Net Sales Distributor) to any Third Party in consideration for the license of Patent Rights for any country if, at the time such license is granted, it is more likely than not that such Patent Rights would be infringed by the Development or Commercialization of a Licensed Product in the Field for such country in the absence of such license.

For purposes of this Section 5.3.1(c)(ii), (1) if the affected country is in the ROW Territory, the portion of Net Sales of the affected Licensed Product in such country subject to each of the royalty rates under Section 5.3.1(a) shall be proportional to Net Sales of such Licensed Product in all countries in the ROW Territory subject to the applicable royalty rates under Section 5.3.1(a); and (2) if the affected country is the United States, the portion of Net Sales of the affected Licensed Product subject to each of the royalty rates under Section 5.3.1(b) shall be proportional to Net Sales of all Licensed Products in the U.S. Territory subject to the applicable royalty rates under Section 5.3.1(b).

(iii) Compulsory Licenses. In the event that a court or a governmental agency of competent jurisdiction requires AstraZeneca or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Licensed Product in a country in the Territory and such Third Party in fact makes and sells such Licensed Product in such country, then, for the purposes of calculating the royalties payable with respect to such Licensed Product under Section 5.3.1(a) or Section 5.3.1(b), as the case may be, ******** percent (********%) of the Net Sales of such Licensed Product in such country shall be disregarded for so long as such Third Party in fact makes and sells such Licensed Product in such country, subject to Section 5.3.1(c)(iv).

(iv) Application of Reductions. (A) In no event shall the royalties owed under Section 5.3.1(a) with respect to Net Sales of a Licensed Product in a particular country in the ROW Territory in any Calendar Quarter after giving effect to any required adjustment pursuant to Section 5.3.1(c)(i) be reduced by operation of Sections 5.3.1(c)(ii) and 5.3.1(c)(iii), together, by more than ******** percent (********%) of what would otherwise be owed under Section 5.3.1(a) with respect to Net Sales of such Licensed Product in such country in such Calendar Quarter after giving effect to any required adjustment pursuant to Section 5.3.1(c)(i). In no event shall the royalties owed under Section 5.3.1(b) for any Calendar Quarter after giving effect to any required adjustment pursuant to Section 5.3.1(c)(i) be reduced by operation of Sections 5.3.1(c)(ii) and 5.3.1(c)(iii), together, by more than ******** percent (********%) of what would otherwise be owed under Section 5.3.1(b) for such Calendar Quarter after giving effect to any required adjustment pursuant to Section 5.3.1(c)(i). Reductions under Section 5.3.1(c), together with reductions under Section 6.2.1, not exhausted in any Calendar Quarter may be carried into future Calendar Quarters.

(v) Effect of Expiration of Royalty Term. With respect to each Licensed Product in each country in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the royalty thresholds and ceilings set forth in Section 5.3.1(a) or Section 5.3.1(b), as the case may be.

(d) Payment Dates and Reports. Royalty payments shall be made by AstraZeneca within ******** days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the first day of the first Royalty Term for the first Licensed Product occurs. AstraZeneca shall also provide, at the same time each such payment is made, a report showing: (i) the Net Sales of Licensed Products by country in the Territory; (ii) the basis for any deductions from gross amounts billed or invoiced to determine Net Sales; (iii) the applicable royalty rates for Licensed Products; (iv) the exchange rates used in calculating any of the foregoing; (v) a calculation of the amount of royalty due to Targacept; and (vi) such additional information as Targacept may be required to provide to USFRF under the USFRF Agreement or to Yale under the Yale Agreement.

(e) Acknowledgement of Blended Royalty. The Parties hereby acknowledge and agree that royalties may become payable hereunder for each Licensed Product for which there are no Targacept Patent Rights or Targacept Program Patent Rights and that such royalties are in consideration of each of the following, separately and together, which have substantial economic benefit to AstraZeneca: (i) Targacept’s expertise and know-how relating to NNRs; (ii) the disclosure by Targacept to AstraZeneca of Preclinical Activities and Clinical Studies conducted with the Primary Compound, as well as results obtained in the Development Program; (iii) the licenses granted to AstraZeneca hereunder with respect to Targacept Technology that is not within the claims of any Targacept Patent Rights or Targacept Program Patent Rights; (iv) the restrictions on Targacept pursuant to Section 6.1; and (v) the benefit afforded to AstraZeneca by each of the foregoing. The Parties agree that the royalty rates set forth herein reflect an efficient and reasonable blended allocation of the values provided by Targacept to AstraZeneca.

5.4 Diagnostic or Veterinary Products. The milestones and royalties in Sections 5.2 and 5.3 shall not apply to Development and Commercialization of Licensed Products for diagnostic or veterinary use, or for uses solely for screening patients who have been diagnosed with a disease, state or condition for eligibility to be treated for such disease, state or condition with a Licensed Product or for monitoring patients who are or have been treated with a Licensed Product. In the event that a Licensed Product is Developed for commercial diagnostic or veterinary purposes, the Parties shall negotiate a downward adjustment to such milestones and royalties for the sale of such Licensed Product that reflects the commercial potential of such Licensed Product and standard commercial terms in the industry for diagnostic or veterinary products, as applicable.

5.5 Records; Royalty Audit Rights. AstraZeneca shall, and shall cause its Affiliates and its and their Sublicensees and Net Sales Distributors to, keep and maintain for ********years from the date of each payment of royalties hereunder complete and accurate records of gross sales and Net Sales by AstraZeneca and its Affiliates and its and their Sublicensees and Net Sales Distributors of each Licensed Product, in sufficient detail to allow royalties under Section 5.3 (and the related financial obligations under the Targacept Sublicense Agreements) to be determined accurately. Targacept shall have the right for a period of ******** years after receiving any such payment to appoint at its expense, subject to the last sentence of this Section 5.5, an independent accountant acceptable to AstraZeneca, acting reasonably, to audit the applicable records of AstraZeneca and its Affiliates and its and their Sublicensees and Net Sales Distributors to verify that such amounts were correctly determined. AstraZeneca shall, and shall cause each of its Affiliates and each of their respective Sublicensees and Net Sales Distributors to, make its records available for audit by such independent accountant during regular business hours at such place or places where such records are customarily kept, upon ******** days written notice from Targacept; provided that neither AstraZeneca nor any of its Affiliates nor any of their respective Sublicensees or Net Sales Distributors shall be obligated to make such records available to such accountant until such accountant has entered into a non-disclosure agreement in a form acceptable to AstraZeneca, acting reasonably. All records made available for audit shall be deemed to be Confidential Information of AstraZeneca. Such audit right shall not be exercised by Targacept more than ******** in any Calendar Year or more than ******** with respect to amounts payable in a particular period. The results of each audit, if any, shall be binding on both Parties absent manifest error. The accountant shall report to AstraZeneca and Targacept whether the royalty reports are correct and details concerning any discrepancies, but no other information shall be disclosed to Targacept. In the event there was an underpayment by AstraZeneca hereunder, AstraZeneca shall promptly (but in any event no later than ******** days after AstraZeneca’s receipt of the report so concluding) make payment to Targacept of the shortfall, and, in the event there was an overpayment by AstraZeneca hereunder, Targacept shall promptly (but in any event no later than ******** days after Targacept’s receipt of the report so concluding) make payment to AstraZeneca of the overage. Targacept shall bear the full cost of such audit unless such audit discloses an underreporting by AstraZeneca of more than ******** percent (********%) of the aggregate amount payable for any Calendar Quarter, in which case AstraZeneca shall reimburse Targacept for all reasonable and documented costs incurred by Targacept in connection with such audit.

5.6 Overdue Royalties and Milestones. All royalty payments not made within the time period set forth in Section 5.3.1(d) including underpayments discovered during an audit, and all milestone payments not made within the time period specified in Section 5.2, shall bear interest at an annual rate of LIBOR plus ******** basis points from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws. Any such overdue royalty or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued. This Section 5.6 shall be in addition to any rights or remedies to which a Party may be entitled in law or equity as a result of such late payment, underpayment or failure to pay.

5.7 Payments. All payments made by a Party under this Article 5 shall be made by wire transfer in Dollars in accordance with instructions given in writing from time to time by the receiving Party and shall be free and clear of any taxes, duties, levies, fees or charges (including wire or other transfer fees), except as expressly provided in Section 5.9 or Section 5.10.

5.8 Foreign Currency Exchange. All royalty payments made under this Article 5 shall be payable in the United States in Dollars, regardless of the countries in which sales are made. In the case of Net Sales outside the United States, such currency shall be converted from local currency to United States Dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into Dollars used by AstraZeneca’s internal accounting systems, which AstraZeneca represents to Targacept are independently audited on an annual basis. All milestone payments shall similarly be payable in Dollars, regardless of the country in which the milestone event is achieved.

5.9 Withholding Taxes. The royalties, milestones and other amounts payable by AstraZeneca to Targacept pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required to be so reduced by Applicable Laws. Targacept alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Laws to be paid by AstraZeneca) levied on account of, or measured in whole or in part by reference to, any Payment it receives. AstraZeneca shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold. Notwithstanding the foregoing, if Targacept is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to AstraZeneca or the appropriate governmental authority (with the assistance of AstraZeneca to the extent reasonably required and expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve AstraZeneca of its obligation to withhold tax and AstraZeneca shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that AstraZeneca has received evidence, in a form satisfactory to AstraZeneca, of Targacept’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least ******** Business Days prior to the date that the applicable Payment is due. If, in accordance with the foregoing, AstraZeneca withholds any amount, it shall pay to Targacept the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to Targacept proof of such payment within ******** days following such payment.

5.10 Indirect Taxes. Notwithstanding anything contained in Section 5.9, this Section 5.10 shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payment, AstraZeneca shall pay such Indirect Taxes at the applicable rate in respect of such Payment following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Targacept in respect of such Payment, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate. Upon the express request by either Party, the other Party shall cooperate in all reasonable respects to issue invoices consistent with Indirect Tax requirements for any or all amounts payable under this Agreement.

5.11 Certain Reductions for Additional Development Costs.

5.11.1 Initial Development Costs. Notwithstanding anything in this Agreement to the contrary, if Targacept elects to terminate its obligation to fund any Initial Development Costs in excess of the Targacept Initial Development Cost Threshold then in effect, the amounts otherwise payable thereafter by AstraZeneca to Targacept under Section 5.2 or 5.3 (as may be adjusted pursuant to Section 5.3.1(c) or Section 6.2.1) shall automatically be reduced by the total amount of the Excess Initial Development Costs Offset for which a reduction under this Section 5.11.1 has not been made, except that in no event shall any such amount be reduced to an amount that is less than ******** (********%) of the amount that would be payable by AstraZeneca without regard to this Section 5.11.1 and without regard to Section 5.11.2. “Excess Initial Development Costs Offset” means an amount equal to the product of (a) ********, multiplied by (b) the difference between (i) the product of (A) the aggregate amount of Initial Development Costs (excluding Initial Development Costs that are Unshared Development Costs) incurred by both Parties multiplied by (B) ******** percent (********%), less (ii) the final Targacept Initial Development Cost Threshold as provided in Section 3.9.1(b)(iii). If a reduction under this Section 5.11.1 does not exhaust the Excess Initial Development Costs Offset, the remaining Excess Initial Development Costs Offset may be carried forward to reduce in accordance with this Section 5.11.1 amounts otherwise payable by AstraZeneca to Targacept under Section 5.2 or 5.3 (as may be adjusted pursuant to Section 5.3.1(c) or Section 6.2.1) in future periods until exhausted.

5.11.2 Additional Development Costs. Notwithstanding anything in this Agreement to the contrary, with respect to each Additional Development Project, if the Targacept Additional Development Cost Threshold for such Additional Development Project is $******** or if Targacept elects to terminate its obligation to fund any Additional Development Costs for such Additional Development Project in excess of the applicable Targacept Additional Development Cost Threshold then in effect, from and after the first to occur of receipt of the Additional Development Cost Offset Approval with respect to such Additional Development Project, the amounts otherwise payable by AstraZeneca to Targacept under Section 5.2 or 5.3 (as may be adjusted pursuant to Section 5.3.1(c) or Section 6.2.1) shall automatically be reduced by the total amount of the Excess Additional Development Costs Offset with respect to such Additional Development Project for which a reduction under this Section 5.11.2 has not been made, except that in no event shall any payment by AstraZeneca be reduced to an amount that is less than ******** (********%) of the amount that would be payable by AstraZeneca without regard to Section 5.11.1 and without regard to this Section 5.11.2. “Excess Additional Development Costs Offset” means, with respect to each Additional Development Project, an amount equal to the product of (a) ********, multiplied by (b) the difference between (i) the product of (A) the aggregate amount of Additional Development Costs with respect to such Additional Development Project (excluding Additional Development Costs that are Unshared Development Costs) incurred by both Parties multiplied by (B) ******** percent (********%), less (ii) the final Targacept Additional Development Cost Threshold with respect to such Additional Development Project as provided in Section 3.9.1(c)(iv). If a reduction under this Section 5.11.2 does not exhaust the Excess Additional Development Costs Offset, the remaining Excess Additional Development Costs Offset may be carried forward to reduce in accordance with this Section 5.11.2 the amounts otherwise payable by AstraZeneca to Targacept under Section 5.2 or 5.3 (as may be adjusted pursuant to Section 5.3.1(c) or Section 6.2.1) under this Agreement in future periods until exhausted.

ARTICLE 6

EXCLUSIVITY; STANDSTILL; TARGACEPT SUBLICENSE AGREEMENTS

6.1 Exclusivity; Standstill.

6.1.1 Exclusivity. Subject to Section 6.1.2, except in the Development or Commercialization of Compounds or Licensed Products pursuant to this Agreement, from the Effective Date until the third (3rd) anniversary thereof (the “Exclusivity Period”): (a) neither Party shall, and each Party shall cause its Affiliates not to, conduct a Phase 2 Clinical Trial, Phase 3 Clinical Trial or Phase 4 Clinical Trial of, or commercialize in any respect, a compound as an augmentation (add-on) or adjunctive treatment (or other term reflecting the concurrent use of two or more pharmaceutical products) for the Target Indication; and (b) neither Party shall, and each Party shall cause its Affiliates not to, grant a license (other than, in the case of Targacept, as may be provided for by the terms of the Existing TRGT Alliance Agreement in effect as of the Execution Date, whether or not the Existing TRGT Alliance Agreement is amended after the Execution Date) under any Information, Invention or Patent Rights to a Third Party to conduct a Phase 2 Clinical Trial, Phase 3 Clinical Trial or Phase 4 Clinical Trial of, or commercialize in any respect, a compound as an augmentation (add-on) or adjunctive treatment (or other term reflecting the concurrent use of two or more pharmaceutical products) for the Target Indication; provided that, notwithstanding the foregoing, the research, development, commercialization or other exploitation by AstraZeneca or its Affiliates or any licensee thereof of (i) any pharmaceutical or medicinal item, substance or formulation that is comprised of or contains quetiapine, whether or not the sole active pharmaceutical ingredient thereof, (ii) ******** known as of the Execution Date as ******** in ******** or (iii) any product from the drug class known as atypical antipsychotics that is ******** in the Territory as of ********, in each case (clauses (i), (ii) and (iii)) shall not be deemed to breach or violate this Section 6.1.1.

6.1.2 Acquisitions or Changes of Control.

(a) Notwithstanding Section 6.1.1, if during the Exclusivity Period, a Change of Control of Targacept occurs and the surviving or acquiring entity in such transaction is engaged in an activity that would otherwise constitute a breach of Section 6.1.1 (such activity, a “Competitive Activity”), neither such transaction nor the continuation of such Competitive Activity in any respect following consummation of such transaction shall constitute a breach of Section 6.1.1.

(b) Notwithstanding Section 6.1.1, if during the Exclusivity Period AstraZeneca or any of its Affiliates merges or consolidates with, or otherwise acquires or is acquired by, a Third Party (including through a Change of Control) that is engaged in a Competitive Activity, unless the Parties agree otherwise in writing, AstraZeneca or its successor (in either case, the “Surviving Party”) shall, within ******** days after the date of such merger, consolidation or acquisition, notify Targacept in writing whether it intends to: (i) terminate, or cause its relevant Affiliate to terminate, the Competitive Activity; or (ii) divest, or cause its relevant Affiliate to divest, each compound or product that is the subject of such Competitive Activity (each such compound or product, a “Competitive Product”).

(c) If the Surviving Party notifies Targacept in writing within such ******** day period that it intends to terminate, or cause its relevant Affiliate to terminate, such Competitive Activity, the Surviving Party or its Affiliate, shall: (i) promptly terminate such Competitive Activity as quickly as possible, with due regard for patient safety and Applicable Laws, and in any event within ******** days after the Surviving Party delivers such written notice to Targacept; provided that, notwithstanding the foregoing, with respect to any Competitive Activity that is a human clinical trial, the Surviving Party or its Affiliate shall be permitted to continue to conduct such trial, in accordance with its protocol as in effect as of the date of such notice, to completion; and (ii) confirm to Targacept in writing when such termination has been completed.

(d) If the Surviving Party notifies Targacept in writing within such thirty (30)-day period that it intends to divest all Competitive Products, the Surviving Party or its relevant Affiliate shall: (i) use diligent efforts to effect such divestiture as quickly as possible and in any event within ******** days after the Surviving Party delivers such written notice to Targacept; and (ii) confirm to Targacept in writing when such divestiture has been completed. If the Surviving Party or its relevant Affiliate fails to complete such divestiture within such ******** day-period, but can demonstrate to Targacept’s reasonable satisfaction that it used diligent efforts to effect such divestiture within such ******** day period, then, unless otherwise required by Applicable Laws, such ******** day period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competitive Products to be in fact divested, not to exceed an additional ******** days (or such longer period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture). The Surviving Party shall keep Targacept reasonably informed of its efforts and progress in effecting such divestiture until it is completed. If the Surviving Party or its relevant Affiliate effects such divestiture by way of one or more licenses or sublicenses, the licensor shall be entitled to receive license fees, milestones and royalties on sales of any such Competitive Product so divested; provided that neither the Surviving Party nor any of its Affiliates funds or continues to conduct in any respect the commercialization of such Competitive Product and, for clarity, such license fees, milestones or royalties shall not be a factor in determining Commercially Reasonable Efforts under this Agreement.

(e) If the Surviving Party fails to provide the notice contemplated by Section 6.1.2(c) or Section 6.1.2(d) within such ******** day period or, having provided such notice, fails to carry out the termination or divestiture, as the case may be, within the time periods required under Section 6.1.2(c) or Section 6.1.2(d), as the case may be, then, unless the Parties agree otherwise, the Surviving Party shall be deemed to be in material breach of this Agreement.

6.1.3 Standstill.

(a) Restrictions. Except (x) with the written consent of Targacept (which may be withheld by Targacept at the sole discretion of its Board of Directors) or (y) by way of stock dividends or other distributions made to Targacept’s stockholders generally, AstraZeneca agrees that, during the period from the Effective Date until the ******** anniversary thereof, but subject to Section 6.1.3(b), AstraZeneca shall not and shall not assist or encourage others to, and shall cause its Affiliates to not and to not assist or encourage others to:

(i) acquire, publicly disclose an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, by purchase, by gift, by joining a partnership, limited partnership, syndicate or other group or otherwise, any direct or indirect beneficial or record ownership of any shares of common stock or other voting securities, or any other securities convertible into, exchangeable for or exercisable for common stock or other voting securities, of Targacept or any Controlling Affiliate thereof (all such securities, collectively, “Voting Securities”); provided, however, that this Section 6.1.3(a)(i) shall not prohibit: (A) AstraZeneca or its Affiliates from proposing other collaborative research agreements or license agreements to Targacept or any Affiliate thereof; or (B) AstraZeneca and its Affiliates, collectively, from acquiring, beneficially or of record, up to an aggregate number of Voting Securities that at the time of such acquisition represents (on a common stock equivalent basis), together with all Voting Securities owned by AstraZeneca and its Affiliates immediately prior to such acquisition (on a common stock equivalent basis), ******** percent (********%) or less of the number of shares of common stock outstanding of Targacept or such Controlling Affiliate, as the case may be;

(ii) participate in the formation of any person or group for the purpose of owning or acquiring Voting Securities or join with any person or group that seeks to acquire beneficial ownership of Voting Securities;

(iii) solicit, or participate in any “solicitation” of “proxies” or become a “participant” in any “solicitation in opposition” (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to Targacept or any Controlling Affiliate thereof;

(iv) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Targacept or any Controlling Affiliate thereof or induce any other person to initiate any stockholder proposal;

(v) seek to place any individual on the Board of Directors of Targacept or any Controlling Affiliate thereof;

(vi) deposit any Voting Securities in a voting trust or subject any Voting Securities to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

(vii) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of Targacept or any Controlling Affiliate thereof;

(viii) solicit, propose, seek to effect or negotiate with any other person (including, without limitation, Targacept or any Affiliate thereof) with respect to the acquisition of any material portion of the consolidated assets of Targacept and its Affiliates with respect to which AstraZeneca does not have a license or an option to obtain a license or any form of merger, consolidation or other form of business combination or other similar extraordinary transaction with Targacept or any Controlling Affiliate thereof or any share exchange, reorganization, recapitalization or other similar extraordinary transaction not in the ordinary course of business with respect to Targacept or any Controlling Affiliate thereof, or solicit, make or propose or negotiate with any other person with respect to, or publicly disclose an intent to make, any tender offer or exchange offer for any securities of Targacept or any Controlling Affiliate thereof, or publicly disclose an intent, purpose, plan or proposal to engage, with respect to Targacept, any Controlling Affiliate thereof, any securities of Targacept or any Controlling Affiliate thereof or any material portion of the consolidated assets of Targacept and its Affiliates with respect to which AstraZeneca does not have a license or an option to obtain a license, in any action that is described in the foregoing provisions of this Section 6.1.3(a) or that would violate the provisions of this Section 6.1.3(a), or assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing; provided, however, that this Section 6.1.3(a)(viii) shall not prohibit AstraZeneca or its Affiliates from proposing other collaborative research agreements or license agreements with Targacept or any Affiliate thereof; or

(ix) request publicly (or in any manner that would require Targacept or any Affiliate thereof to make a public disclosure) Targacept, any Affiliate of Targacept or any of their respective directors, officers, employees or agents to amend, waive or modify any provision of this Section 6.1.3(a) or otherwise seek publicly (or in any manner that would require Targacept or any Affiliate thereof to make a public disclosure) any amendment or modification to or waiver of any obligations of AstraZeneca under this Section 6.1.3(a).

Nothing in clauses (i) through (ix) above in this Section 6.1.3(a) shall preclude or limit AstraZeneca or any Affiliate thereof from: (A) consulting on a confidential basis with Third Party advisors with respect to any proposal with respect to any transaction of the type referred to in this Section 6.1.3(a); (B) making requests to Targacept, any Affiliate of Targacept or any of their respective directors, officers, employees or agents to amend, waive or modify any provision of this Section 6.1.3(a); or (C) making or submitting to Targacept, any Affiliate of Targacept or any of their respective directors, officers, employees or agents proposals relating to possible transactions; in the case of clauses (B) and (C) above, only to the extent that such request or proposal is both non-public and not made in a manner that would require Targacept or any Affiliate thereof to make a public disclosure.

(b) Exception to Standstill Provisions. Subject to the proviso appearing beneath clause (iv) below, the restrictions of Section 6.1.3(a) shall cease to apply:

(i) if Targacept or any Controlling Affiliate thereof announces publicly a decision of its Board of Directors to conduct a formal process for the purpose of soliciting offers relating to an Acquisition Transaction (as defined in Section 6.1.3(b)(ii));

(ii) if Targacept or any Controlling Affiliate thereof enters into a definitive written agreement, written agreement in principle or written letter of intent with any party or parties (other than AstraZeneca or its Affiliates) providing for: (A) the direct or indirect sale of a number of Voting Securities that at the time of such sale represents (on a common stock equivalent basis) more than ******** percent (********%) of the number of shares of common stock outstanding of Targacept or such Controlling Affiliate, as the case may be, to any person or group that is not affiliated with AstraZeneca and its Affiliates; (B) a merger, consolidation or other form of business combination, share exchange, reorganization, recapitalization or other similar extraordinary transaction involving Targacept or such Controlling Affiliate that, if consummated, would result in the holders of the outstanding Voting Securities (on a common stock equivalent basis) of Targacept (or, if Targacept has a Controlling Affiliate, such Controlling Affiliate and not Targacept) immediately prior to such transaction ceasing to hold at least ******** percent (********%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such transaction; or (C) the sale of all or substantially all of the consolidated assets of Targacept and its Affiliates to a Third Party (each of clauses (A), (B) and (C) above, an “Acquisition Transaction”);

(iii) if any Third Party commences a tender or exchange offer which, if successful, would result in such Third Party beneficially owning not less than ******** percent (********%) of all outstanding Voting Securities (on a common stock equivalent basis) of Targacept or any Controlling Affiliate thereof and such Third Party offer is not withdrawn or terminated within ******** Business Days after its commencement; provided that, if the Board of Directors of Targacept or such Controlling Affiliate, as the case may be, (1) makes a public statement recommending the Third Party offer to the stockholders of Targacept or such Controlling Affiliate during such ******** Business Day period, then such ******** Business Day period shall expire on the date of such announcement or (2) ********, then such ******** Business Day period shall expire on the ******** Business Day of such ******** Business Day period conditional on AstraZeneca or any of its Affiliates not publicly disclosing any offer to acquire Voting Securities until at least ******** Business Days following the commencement of the Third Party offer; and provided further that, if the Board of Directors of Targacept or such Controlling Affiliate has publicly announced within ******** Business Days following the commencement of the Third Party offer that it is rejecting the Third Party offer or recommending that the stockholders of Targacept or such Controlling Affiliate do not tender and if Targacept or such Controlling Affiliate or any of their respective Boards of Directors thereafter requests, AstraZeneca shall, and shall cause its Affiliates to, cease and (unless impossible) rescind any action taken by AstraZeneca or any of its Affiliates that, but for this Section 6.1.3(b), would be prohibited by this Agreement, but only if and at such time as such Third Party withdraws or terminates its offer prior to its completion, and the restrictions in Section 6.1.3(a) shall thereupon automatically be reinstated and be in full force and effect (subject, again, to the provisions of this Section 6.1.3(b)); or

(iv) if the Board of Directors of Targacept or any Controlling Affiliate thereof adopts a plan of liquidation or dissolution;

provided that AstraZeneca and Targacept expressly agree that the termination of the obligations under Section 6.1.3(a) pursuant to this Section 6.1.3(b) shall only occur if, in connection with the applicable event set forth in this Section 6.1.3(b), there is and has been no breach by AstraZeneca or any of its Affiliates of the restrictions set forth in Section 6.1.3(a).

(v) Definitions. As used in this Section 6.1.3, “group” and “person” have the respective meanings set forth or referenced in the definition of “Change of Control.”

(c) Interpretation. For all purposes of this Section 6.1.3, the term Voting Securities shall also include any securities of Targacept or any Controlling Affiliate thereof entitled to vote generally for the election of directors of Targacept or such Controlling Affiliate that the holders of Voting Securities shall receive or as a matter of right be entitled to receive as a result of (i) any capital reorganization, recapitalization or reclassification of the capital stock of Targacept or such Controlling Affiliate or (ii) any merger, consolidation or other form of business combination, share exchange or similar extraordinary transaction of Targacept or such Controlling Affiliate with another entity in which Targacept or such Controlling Affiliate survives after such merger, consolidation or other form of business combination, share exchange or similar extraordinary transaction.

6.2 Targacept Sublicense Agreements.

6.2.1 USFRF Agreement. The sublicenses granted by Targacept to AstraZeneca under Section 4.1.1 shall terminate, solely with respect to Targacept Technology licensed by Targacept under the USFRF Agreement, upon termination of the USFRF Agreement; provided that, notwithstanding the foregoing, AstraZeneca may elect to continue such sublicenses with respect to Targacept Technology licensed by Targacept under the USFRF Agreement by advising USFRF in writing, within ******** days of AstraZeneca’s receipt of written notice of such termination from USFRF, of its election and its agreement to assume all of the obligations to USFRF (including obligations for payment) contained in the USFRF Agreement. In addition, any sublicense agreement entered into by AstraZeneca in accordance with Section 4.1.3 shall contain provisions corresponding to those of this paragraph. AstraZeneca shall have the right to reduce the amount of royalties owing to Targacept under Sections 5.3.1(a) and 5.3.1(b) (as such royalties may be adjusted pursuant to the provisions of Section 5.3.1(c)) by ******** percent (********%) of the amount of royalties (if any), or other amounts (including license fees and milestones) paid by AstraZeneca to USFRF in the event that AstraZeneca assumes all of Targacept’s obligations to USFRF under the USFRF Agreement pursuant to this Section 6.2.1.

6.2.2 Yale Agreement. AstraZeneca hereby: (a) assumes the same obligations of confidentiality with respect to Yale’s “Confidential Information” (as defined in the Yale Agreement) that Targacept has under the Yale Agreement; (b) agrees that, with respect to any Licensed Product that is a “Licensed Product” (as defined in the Yale Agreement), AstraZeneca shall mark such Licensed Product with the numbers of all issued patents included in the Targacept Patent Rights that are sublicensed from Yale and that cover such Licensed Product in a manner that conforms with Applicable Laws in the country in which such Licensed Product is made, sold, used or shipped; (c) agrees that it shall not use the name “Yale” or “Yale University,” or any variation or adaptation thereof, or any trademark, tradename or other designation owned by Yale, or the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of Yale in each instance, except that AstraZeneca may state that it has sublicensed from Yale one or more of the Targacept Patent Rights; and (d) acknowledges that, upon termination of the Yale Agreement (but not expiration of its term), Yale has the option, in its discretion, of terminating the sublicenses granted by Targacept to AstraZeneca under Section 4.1.1 with respect to Targacept Technology licensed by Targacept under the Yale Agreement.

6.2.3 USFRF and Yale. AstraZeneca acknowledges that it has received each Targacept Sublicense Agreement and, without limiting the generality of and notwithstanding any other provision hereof, agrees that all rights and licenses granted to AstraZeneca or otherwise arising hereunder with respect to the subject matter of such Targacept Sublicense Agreement shall be subject in all respects to the rights of USFRF under the USFRF Agreement and Yale under the Yale Agreement.

6.2.4 Financial Obligations Under Targacept Sublicense Agreements. Notwithstanding anything in this Agreement to the contrary, but without intending to limit, modify or affect in any respect the provisions of Article 10 hereof, Targacept shall be solely responsible for all payments owed to any Third Party under the Targacept Sublicense Agreements.

6.2.5 Standby License from Yale. At the request of AstraZeneca at any time during the Term, Targacept shall use diligent efforts to facilitate AstraZeneca’s entering into an agreement with Yale pursuant to which, in the event that the Yale Agreement is terminated, Yale would grant AstraZeneca a license to the Targacept Patent Rights that Targacept has licensed from Yale.

ARTICLE 7

INTELLECTUAL PROPERTY RIGHTS

7.1 Targacept Intellectual Property Rights. Targacept shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Targacept Program Inventions, Targacept Program Patent Rights, Product Invention-Related Information, Targacept Know-How and Targacept Patent Rights. AstraZeneca agrees to assign, and hereby assigns, to Targacept all right, title and interest that AstraZeneca may acquire from time to time in any and all Product Invention-Related Information, Targacept Program Inventions and Targacept Program Patent Rights and shall, at Targacept’s reasonable expense, execute all documents and do all proper actions reasonably required by Targacept from time to time to perfect Targacept’s title to and ownership thereof.

7.2 AstraZeneca Intellectual Property Rights. AstraZeneca shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all AstraZeneca Program Inventions, AstraZeneca Program Patent Rights, AstraZeneca Know-How and AstraZeneca Patent Rights.

7.3 Joint Intellectual Property Rights. AstraZeneca and Targacept shall jointly own all Joint Program Information, Joint Program Inventions and Joint Program Patent Rights. The Parties hereby agree that, except to the extent restricted by Section 6.1 or any other provision of this Agreement, either Party may use or license or sublicense to any of its Affiliates or to Third Parties all or any portion of its interest in Joint Program Information, Joint Program Inventions and Joint Program Patent Rights or Confidential Information related to Joint Program Inventions, without the prior written consent of the other Party and without the obligation to provide an accounting or compensation to the other Party. Each Party shall execute all documents and do all proper actions reasonably required to fully effect the joint ownership provided for in this Section 7.3.

7.4 Patent Coordinators. Targacept and AstraZeneca shall each appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to Prosecution and Maintenance and enforcement of Patent Rights. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party. The initial Patent Coordinators shall be:

For Targacept:	******** (Prosecution and Maintenance only) and General Counsel (Enforcement)

For AstraZeneca:	********

7.5 Patent-Related Matters.

7.5.1 Decision-Making. With respect to each Patent-Related Matter, the Patent Coordinators, in consultation with patent counsel (provided that such consultation shall not be required with respect to any Patent Coordinator who is a patent counsel), shall use diligent efforts in good faith to determine or resolve such Patent-Related Matter at least ******** days, or such different number of days as the Patent Coordinators shall expressly agree in writing, before any action with respect to such Patent-Related Matter must be taken to be effective under applicable patent laws, regulations or administrative process in the applicable country or jurisdiction (such deadline for determination or resolution, the “Patent-Related Matter Resolution Deadline”); provided that, with respect to each Patent-Related Matter and unless the Parties otherwise agree, if such Patent-Related Matter has not been resolved pursuant to this Section 7.5 by the date any action with respect to such Patent-Related Matter must be taken to be effective under applicable patent laws, regulations or administrative process in the applicable country or jurisdiction (such date, the “Patent-Related Matter Deadline”), AstraZeneca shall, to the extent permitted under applicable patent laws, regulations or administrative process in the applicable country or jurisdiction, (a) seek an extension of such Patent-Related Matter Deadline sufficient to resolve such Patent-Related Matter by the applicable Patent-Related Matter Deadline as so extended and (b) file, if the extension contemplated by clause (a) above is not permitted under applicable patent laws, regulations or administrative process in the applicable country or jurisdiction, a continuation or divisional patent application in such country or jurisdiction designed in good faith to preserve the status quo and to maintain full rights of further prosecution, in each case to the maximum extent possible under the circumstances. “Patent-Related Matter” means each of the following matters: (i) whether any new or useful process, composition of matter, formulation, design, device, kit or method of use or manufacture is reasonably expected to be patentable under Applicable Laws; (ii) inventorship of Program Inventions and, as a result, whether any particular Program Invention is a Targacept Program Invention, AstraZeneca Program Invention or Joint Program Invention; (iii) whether any Program Invention is a Product Invention; (iv) whether any action or decision with respect to the Prosecution and Maintenance of any Consensus Patent Rights, including any action contemplated by clause (v) below, would be contrary to the best interests of the Development and Commercialization of the Lead Compound or Licensed Products that are comprised of or contain the Lead Compound on a global basis; and (v) with respect to Patent Rights that claim or cover any Program Invention, whether it is reasonably practicable to separate into discrete applications (i) claims that solely claim the composition of matter, a method of use or Manufacture of or a pharmaceutical preparation containing or comprising (including the pharmaceutical composition of), or solely cover the research, development, Manufacture, use, import, offer to sell or sale of, any Compound or Licensed Product and (ii) claims other than as specified in the foregoing clause (i) (each of the Patent-Related Matters in clauses (iv) and (v), a “Consensus Patent-Related Matter”).

7.5.2 Dispute Resolution. In case of a dispute between the Patent Coordinators over any Patent-Related Matter that is not determined or resolved as of the Patent-Related Matter Resolution Deadline for such Patent-Related Matter, such dispute shall be resolved by patent counsel who (and whose firm) is mutually acceptable to both Parties, acting reasonably. In the event the Parties are unable to select mutually acceptable patent counsel within ******** Business Days after either Party requests such selection in writing, then each Party shall select a patent counsel and the two (2) Party-selected patent counsels shall mutually select a third patent counsel to resolve such dispute within ******** Business Days after expiration of such first ******** Business Day period. Each Party shall, within ******** Business Days after the selection of patent counsel to determine or resolve such Patent-Related Matter, propose in writing a determination or resolution of such Patent-Related Matter. Such patent counsel shall be directed to determine or resolve such Patent-Related Matter not later than ******** Business Days after receipt of such written proposals, such determination or resolution to be final and binding between the Parties; provided that, in the case of a Patent-Related Matter described in clause (iv) of Section 7.5.1, such patent counsel must select the determination or resolution proposed by one of the Parties that more closely reflects the best interests of the Development and Commercialization of the Lead Compound and Licensed Products that are comprised of or contain the Lead Compound on a global basis. Both Parties shall cooperate in all reasonable respects with such patent counsel’s reasonable requests for assistance and information in connection with its determination hereunder. Expenses of such patent counsel shall be shared equally by the Parties.

7.6 Employees and Agents. Each Party shall obtain from each of its Affiliates, Sublicensees, employees and agents, and from the employees and agents of its Affiliates, who are engaged in research or Development activities conducted pursuant to this Agreement or who otherwise have access to the other Party’s Confidential Information, such undertakings and agreements as are necessary to ensure that each Party shall, by virtue of this Agreement, receive from the other Party, without payments beyond those required by Article 5, Section 11.5.1(f) or Section 11.5.3(i), the licenses and other rights granted to the other Party hereunder.

7.7 Prosecution and Maintenance.

7.7.1 Prosecution and Maintenance.

(a) AstraZeneca. Subject to Section 7.7.2(a) and Section 7.7.2(b), as between the Parties, AstraZeneca, acting through patent counsel or agents of its choice, shall be responsible for Prosecution and Maintenance of all Targacept Patent Rights, Targacept Program Patent Rights that solely claim the composition of matter, a method of use or Manufacture of or a pharmaceutical preparation containing or comprising (including the pharmaceutical composition of), or solely cover the research, development, Manufacture, use, import, offer to sell or sale of, any Compound or Licensed Product, AstraZeneca Patent Rights, AstraZeneca Program Patent Rights and Joint Program Patent Rights. The Patent Costs incurred by AstraZeneca in connection with Prosecution and Maintenance of Patent Rights contemplated by this Section 7.7.1(a) shall be the sole responsibility of AstraZeneca and, for clarity, shall not be Development Costs.

(b) Targacept. Subject to Section 7.7.2(b), Targacept, acting through patent counsel or agents of its choice, shall have the sole right and responsibility for Prosecution and Maintenance of all Targacept Program Patent Rights not described in Section 7.7.1(a). The Patent Costs incurred by Targacept in connection with Prosecution and Maintenance of such Targacept Program Patent Rights shall be the sole responsibility of Targacept and, for clarity, shall not be Development Costs.

(c) ******** Application. As soon as practicable after the Effective Date, Targacept and AstraZeneca shall take such actions as are necessary to generate discrete applications from the ******** Application, whether by filing divisionals, continuations, continuations-in-part or otherwise, so as to separate in a discrete application(s) the claims that solely claim a method of use of, or solely cover the research, development, Manufacture, use, import, offer to sell or sale of, one or more Compounds or Licensed Products. It is expressly acknowledged and agreed that, notwithstanding any other provision of this Agreement: (i) beginning at the time of such action, only the application(s) generated from the ******** Application in accordance with this Section 7.7.1(c) that solely claims a method of use of, or solely covers the research, development, Manufacture, use, import, offer to sell or sale of, any Compound or Licensed Product shall be deemed included within the Targacept Patent Rights; and (ii) no other application generated from the ******** Application in accordance with this Section 7.7.1(c) shall be deemed included within the Targacept Patent Rights or Targacept Program Patent Rights or otherwise subject to this Agreement.

(d) Program Patent Rights. Whenever reasonably practicable without being contrary to the best interests of the Development and Commercialization of the Lead Compound or Licensed Products that are comprised of or contain the Lead Compound on a global basis, Targacept and AstraZeneca shall take such actions as are necessary with respect to Patent Rights that claim or cover any Program Invention so as to separate into discrete patent application(s) (i) claims that solely claim the composition of matter, a method of use or Manufacture of or a pharmaceutical preparation containing or comprising (including the pharmaceutical composition of), or solely cover the research, development, Manufacture, use, import, offer to sell or sale of, one or more Compounds or Licensed Products and (ii) claims other than as specified in the foregoing clause (i).

7.7.2 Consensus; Cooperation.

(a) Prosecution and Maintenance of Consensus Patent Rights. Notwithstanding Section 7.7.1(a) or any other provision of this Agreement, it is the intent of the Parties that all decisions in the Prosecution and Maintenance of (i) Targacept Patent Rights (including the Existing Patent Rights), (ii) Targacept Program Patent Rights that solely claim the ******** or a ******** or ******** or a ******** or ******** (including ********), or solely cover the research, development, Manufacture, use, import, offer to sell or sale of, one or more Compounds or Licensed Products, and (iii) Joint Program Patent Rights (collectively (clauses (i), (ii) and (iii), “Consensus Patent Rights”) be made by the consensus of AstraZeneca and Targacept acting through their respective Patent Coordinators (and, in the case of a Patent Coordinator who is not a patent counsel, in consultation with patent counsel); provided that, with respect to each patent or patent application within Consensus Patent Rights: (A) for each Prosecution and Maintenance action or decision with respect thereto, if the Parties’ respective Patent Coordinators have undertaken diligent efforts in good faith to reach consensus but are unable to do so by the applicable Patent-Related Matter Deadline, AstraZeneca shall, subject to clause (B) below and except as otherwise provided in clause (C) below, have the right to take such action or make such decision; (B) in no event shall AstraZeneca take any action or make any decision with respect to the Prosecution and Maintenance thereof that would be contrary to the best interests of the Development and Commercialization of the Lead Compound and Licensed Products that are comprised of or contain the Lead Compound on a global basis without Targacept’s prior written consent; and (C) notwithstanding clause (A) above, any action or decision with respect thereto that is the subject of a Consensus Patent-Related Matter shall be resolved in accordance with Section 7.5 and AstraZeneca shall proceed only in accordance with such resolution.

(b) Cooperation.

(i) At either Party’s request, the other Party shall cooperate with and assist the requesting Party in all reasonable respects at the requesting Party’s expense, in connection with the requesting Party’s Prosecution and Maintenance of Patent Rights in accordance with Section 7.7.1(a) or Section 7.7.1(b), as the case may be.

(ii) In addition, without limitation of Section 7.7.2(a): AstraZeneca shall: (A) regularly provide Targacept with copies of all patent applications (including drafts) to be filed hereunder that are within the Consensus Patent Rights and other material submissions and correspondence with all patent offices with respect to Consensus Patent Rights, in sufficient time to allow for review and comment by Targacept; (B) provide Targacept and its patent counsel with an opportunity to consult with AstraZeneca and its patent counsel regarding the filing and contents of any such application, amendment, submission or response; (C) take into consideration in good faith the advice and suggestions of Targacept and its patent counsel; and (D) subject to Section 7.7.4(a), pursue in good faith all reasonable claims requested by Targacept in the Prosecution and Maintenance of Consensus Patent Rights.

(iii) In addition, Targacept shall: (A) regularly provide AstraZeneca with copies of all patent applications (including drafts) to be filed hereunder that both (1) are within the Targacept Program Patent Rights and (2) claim the ******** or a ******** or ******** or a ******** or ******** (including the ********), or cover the research, development, Manufacture, use, import, offer to sell or sale of, Compounds and Licensed Products, but are not Consensus Targacept Program Patent Rights (such patent applications, together with all Patent Rights with respect thereto, “Non-Consensus Targacept Program Patent Rights”) and other material submissions and correspondence with all patent offices with respect to Non-Consensus Targacept Program Patent Rights, in sufficient time to allow for review and comment by AstraZeneca; (B) provide AstraZeneca and its patent counsel with an opportunity to consult with Targacept and its patent counsel regarding the filing and contents of any such application, amendment, submission or response; (C) take into consideration in good faith the advice and suggestions of AstraZeneca and its patent counsel; and (D) subject to Section 7.7.4(b), pursue in good faith all reasonable claims requested by AstraZeneca in the Prosecution and Maintenance of Non-Consensus Targacept Program Patent Rights.

7.7.3 Disclosure. Each Party shall promptly notify the other Party, through its Patent Coordinator, of any Program Invention and discuss with the other Party, through its Patent Coordinator, the filing of any patent application with respect thereto.

7.7.4 Abandonment.

(a) If AstraZeneca decides to abandon or to allow to lapse any Consensus Patent Rights, or any Patent Rights that it knows are AstraZeneca Patent Rights, in any country or jurisdiction in the world, AstraZeneca shall inform Targacept of such decision promptly and, in any event, so as to provide Targacept a reasonable amount of time to meet any applicable deadline to establish or preserve such Consensus Patent Rights or AstraZeneca Patent Rights in such country or jurisdiction; provided that, in such event, solely with respect to Consensus Patent Rights, the licenses granted by Targacept pursuant to Section 4.1.1 shall thereupon exclude such abandoned Consensus Patent Rights. Targacept shall have the right to assume responsibility for continuing Prosecution and Maintenance of such Patent Rights in such country or jurisdiction and paying any required fees to Prosecute and Maintain such Patent Rights in such country or jurisdiction, all at Targacept’s sole expense, through patent counsel or agents of its choice. Upon transfer of AstraZeneca’s responsibility for Prosecution and Maintenance of any Patent Rights to Targacept under this Section 7.7.4(a), AstraZeneca shall promptly deliver to Targacept copies of all necessary files related to the Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Targacept to assume such Prosecution and Maintenance.

(b) If Targacept decides to abandon or to allow to lapse any Patent Rights that it knows to be Non-Consensus Targacept Program Patent Rights in any country or jurisdiction in the Territory, Targacept shall inform AstraZeneca of such decision promptly and, in any event, so as to provide AstraZeneca a reasonable amount of time to meet any applicable deadline to establish or preserve such Non-Consensus Targacept Program Patent Rights in such country or jurisdiction. AstraZeneca shall have the right to assume responsibility for continuing Prosecution and Maintenance of such Non-Consensus Targacept Program Patent Rights in such country or jurisdiction and paying any required fees to Prosecute and Maintain such Non-Consensus Targacept Program Patent Rights in such country or jurisdiction, all at AstraZeneca’s sole expense, through patent counsel or agents of its choice. Upon transfer of Targacept’s responsibility for Prosecution and Maintenance of any Non-Consensus Targacept Program Patent Rights to AstraZeneca under this Section 7.7.4(b), Targacept shall promptly deliver to AstraZeneca copies of all necessary files related to the Non-Consensus Targacept Program Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for AstraZeneca to assume such Prosecution and Maintenance.

7.7.5 Alignment of Interests. The Parties acknowledge that as of the Execution Date it is not possible to identify and agree on all of the actions or decisions in the Prosecution and Maintenance of Consensus Patent Rights that would be contrary to the best interests of the Development and Commercialization of the Lead Compound or Licensed Products that are comprised of or contain the Lead Compound on a global basis. However, solely for purposes of this Article 7, the Parties agree that, without limitation, each of the following actions or decisions in the Prosecution and Maintenance of Consensus Patent Rights would be contrary to the best interests of the Development and Commercialization of the Lead Compound and Licensed Products that contain the Lead Compound on a global basis: (a) any action or decision that would ******** of such Consensus Patent Rights, unless all of (i) such action or decision would result in subject matter that is or would be ******** in a particular patent application being ********, (ii) a continuation or divisional patent application to ******** all such ******** subject matter is permitted under applicable patent laws, regulations or administrative process to be filed in the applicable country or jurisdiction in a manner that preserves full rights of further prosecution and (iii) a continuation or divisional patent application to ******** all such ******** subject matter is filed by AstraZeneca by all applicable deadlines and otherwise diligently Prosecuted and Maintained by AstraZeneca; (b) any action or decision that would ******** such Patent Rights; (c) ******** that is required under applicable patent laws, regulations or administrative process to be ******** any patent office or examiner; (d) ********; and (e) ******** a ******** or ******** as ******** is known not to be ********.

7.7.6 Targacept Sublicense Agreements. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the respective rights and obligations of the Parties pursuant to this Section 7.7 are subject in all respects to the rights of USFRF under the USFRF Agreement and the rights of Yale under the Yale Agreement. AstraZeneca agrees that, consistent with Section 6.1 of the USFRF Agreement, it shall exercise its rights and perform its obligations with respect to the Prosecution and Maintenance of any Patent Rights licensed by USFRF to Targacept pursuant to the USFRF Agreement and sublicensed to AstraZeneca hereunder in good faith and it shall give due consideration in good faith to comments timely received from USFRF or its patent counsel, through Targacept, with respect to the Prosecution and Maintenance of such Patent Rights. AstraZeneca acknowledges and agrees that USFRF shall be a third party beneficiary solely with respect to this Section 7.7.6; provided that USFRF shall enforce its rights as a third party beneficiary solely pursuant to and in accordance with Section 12.1, mutatis mutandis.

7.8 Patent Listings. AstraZeneca shall have the sole right to make all filings with the Regulatory Authorities with respect to the Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights and AstraZeneca Program Patent Rights, including as required or allowed in connection with: (a) in the U.S. Territory, the Orange Book and (b) in the ROW Territory, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Targacept shall, if requested by AstraZeneca and at AstraZeneca’s reasonable expense: (i) provide to AstraZeneca all Information in Targacept’s possession, including a correct and complete list of Consensus Patent Rights and Non-Consensus Targacept Program Patent Rights, covering any Compound or Licensed Product or otherwise necessary or reasonably useful to enable AstraZeneca to make such filings with Regulatory Authorities with respect to Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights and AstraZeneca Program Patent Rights; and (ii) cooperate in all reasonable respects with AstraZeneca’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case to the extent required or permitted by Applicable Laws. AstraZeneca shall, to the extent reasonably practicable, notify Targacept in writing of each such filing with a Regulatory Authority with respect to any Consensus Patent Rights or Non-Consensus Targacept Program Patent Rights.

7.9 ********. AstraZeneca shall have the ******** right to ******** in the Territory regarding ******** for Licensed Products, including (a) in the U.S. Territory with respect to ********, (b) in the ROW Territory pursuant to ******** and (c) in the Territory with respect to any other ******** that are now or become available in the future; provided that, with respect to ********, neither the effect of ******** on a ******** hereunder nor the effect of ******** on sales, profit or market share of any product (other than a Licensed Product) marketed or sold by AstraZeneca or any of its Affiliates shall be ********. Upon request by AstraZeneca, Targacept shall cooperate in all reasonable respects in the implementation of AstraZeneca’s decisions under this Section 7.9.

7.10 Liability.

7.10.1 AstraZeneca. To the extent that AstraZeneca is Prosecuting and Maintaining Consensus Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights (or any other Patent Rights with respect to the Collaboration that the Parties expressly agree are to be Prosecuted and Maintained by AstraZeneca) or otherwise exercising its rights under Sections 7.7 through 7.9, if AstraZeneca has complied with Sections 7.7 through 7.9 (including Section 7.7.2(a) and the proviso in Section 7.9) and the Targacept Sublicense Agreements, neither AstraZeneca nor any of its employees, agents or representatives shall be liable to Targacept in respect of any act, omission, default or neglect taken or omitted in good faith by any such employee, agent or representative in connection with such activities.

7.10.2 Targacept. To the extent that Targacept is Prosecuting and Maintaining Non-Consensus Targacept Program Patent Rights (or any Patent Rights with respect to the Collaboration that the Parties expressly agree are to be Prosecuted and Maintained by Targacept) or otherwise exercising its rights under Section 7.7, if Targacept has complied with Section 7.7, neither Targacept nor any of its employees, agents or representatives shall be liable to AstraZeneca in respect of any act, omission, default or neglect taken or omitted in good faith by any such employee, agent or representative in connection with such activities.

7.11 CREATE Act. Notwithstanding anything to the contrary in Sections 7.1 through 7.9, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under Sections 7.1 through 7.9 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall use diligent efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.12 Legal Actions.

7.12.1 Third Party Infringement.

(a) Notice. In the event either Party becomes aware of (i) any suspected infringement of any Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights or (ii) any certification filed under the Hatch-Waxman Act claiming that any Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights are invalid or unenforceable or claiming that any Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights will not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed, or any equivalent or similar certification or notice in any other jurisdiction in the Territory (each of clauses (i) and (ii), an “Infringement”), in each case (clauses (i) and (ii)) such Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”); provided that each Party shall give the other Party an Infringement Notice not later than ******** Business Days after it becomes aware of any Infringement described in clause (ii) above.

(b) AstraZeneca Right to Prosecute Infringement. As between the Parties, AstraZeneca shall have the first right, but not the obligation, in the Major Countries, and sole right, but not the obligation, in any other countries in the Territory, to prosecute an Infringement by taking commercially reasonable steps; provided that, with respect to prosecuting any Infringement of any Non-Consensus Targacept Program Patent Rights, without limitation of Section 7.12.1(f), AstraZeneca shall collaborate closely with Targacept with respect to prosecuting such Infringement and consider in good faith, and not unreasonably reject or act contrary to, Targacept’s advice and suggestions with respect thereto taking into account Targacept’s interests under such Non-Consensus Targacept Program Patent Rights that are not related to Compounds or Licensed Products. All costs, including attorneys’ fees, relating to such legal proceedings or other action shall be borne by AstraZeneca, subject to Section 7.12.1(g).

(c) Targacept Right to Prosecute Infringement in Major Countries. If AstraZeneca does not take or initiate commercially reasonable steps to prosecute an Infringement that occurs in a Major Country within ******** days after receipt or delivery of any Infringement Notice (or ******** days in the case of an Infringement described in Section 7.12.1(a)(ii)), then AstraZeneca shall notify Targacept within ******** after the end of such period and, as between the Parties, Targacept shall have the right, but not the obligation, to do so upon written notice to AstraZeneca and shall bear all costs to do so, subject to Section 7.12.1(g); provided that if AstraZeneca has commenced good faith negotiations with an alleged infringer for elimination of such Infringement within such ******** day (or, if applicable, ******** day) period, AstraZeneca shall have an additional ******** days (or an additional ******** days in the case of an Infringement described in Section 7.12.1(a)(ii)) to conclude its negotiations before Targacept may take steps to prosecute such Infringement.

(d) Settlement. The Party prosecuting any Infringement proceedings or other action under Section 7.12.1(b) or Section 7.12.1(c) shall have the right to settle or otherwise dispose of such Infringement proceedings or other action on such terms as such Party shall determine in its sole discretion, including, with respect to Infringement proceedings or other actions for which AstraZeneca is the prosecuting Party, by granting a license or sublicense to a Third Party under any rights granted to AstraZeneca under Section 4.1.1; provided that, notwithstanding the foregoing, (i) no such settlement or other disposition shall impose any restriction or obligation on or admit fault of the other Party and (ii) where AstraZeneca is prosecuting any Infringement proceeding with respect to Non-Consensus Targacept Program Patent Rights, no such settlement or other disposition shall concede, directly or indirectly, the invalidity or enforceability of, or materially weaken or reduce the scope of, such Non-Consensus Targacept Program Patent Rights.

(e) Right to Representation. Each Party shall have the right, at its sole expense, to participate and be represented by counsel that it selects, in any legal proceedings or other action instituted under Section 7.12.1(b) or Section 7.12.1(c) by the other Party. If a Party with the right to initiate legal proceedings under this Section 7.12.1 to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with the right to initiate legal proceedings under Section 7.12.1 may name the other Party as plaintiff in such legal proceedings or may require the Party with standing to initiate such legal proceedings at the expense of the other Party (subject to Section 7.12.1(g)).

(f) Cooperation. In any legal proceedings or other action instituted under this Section 7.12.1, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join such legal proceedings or other action and shall be represented using counsel of its own choice, at the requesting Party’s expense.

(g) Allocation of Proceeds. Any amounts recovered by either Party pursuant to actions under Section 7.12.1(b) or Section 7.12.1(c) with respect to any Infringement in the Territory, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse AstraZeneca and Targacept for their reasonable ******** expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (ii) then (A) if Targacept took steps to eliminate the Infringement pursuant to Section 7.12.1(c) (or to defend any action or claim pursuant to Section 7.12.2), any remainder to Targacept or (B) otherwise, any remainder to AstraZeneca and Targacept in the same ratio as (1) ******** percent (********%) of AstraZeneca’s historic profits on Net Sales of Licensed Products in the ROW Territory (if such Infringement occurred in any country in the ROW Territory) or ******** percent (********%) of AstraZeneca’s historic profits on Net Sales of Licensed Products in the U.S. Territory (if such Infringement occurred in the U.S. Territory), bears to (2) the historic royalties paid to Targacept under Section 5.3.1(a) (if such Infringement occurred in any country in the ROW Territory) or the historic royalties paid to Targacept under Section 5.3.1(b) (if such Infringement occurred in the U.S. Territory), as the case may be, as determined by AstraZeneca consistently, reasonably and in good faith.

7.12.2 Invalidity or Unenforceability Defenses or Actions. In the event that a Third Party or Sublicensee asserts as a defense or as a counterclaim in any Infringement action under Section 7.12.1 that any Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights are invalid or unenforceable, then the Party pursuing such Infringement action shall promptly give written notice to the other Party. As between the Parties, AstraZeneca shall have the first right, but not the obligation, through counsel of its choice and at its sole expense (subject to the last sentence of this Section 7.12.2), to respond to and control such defense or defend against such counterclaim (as applicable), including the right to settle or otherwise compromise such claim at its sole expense; provided that: (a) notwithstanding the foregoing, no such settlement or other compromise shall impose any restriction or obligation on or admit fault of Targacept or concede, directly or indirectly, the invalidity or enforceability of, or materially ******** or ******** the ******** of, any Non-Consensus Targacept Program Patent Rights; and (b) with respect to any claim of invalidity or unenforceability of any Non-Consensus Targacept Program Patent Rights, AstraZeneca shall collaborate closely with Targacept with respect to the defense of such claim and consider in good faith, and not unreasonably reject or act contrary to, Targacept’s advice and suggestions with respect thereto taking into account Targacept’s interests under such Non-Consensus Targacept Program Patent Rights that are not related to Compounds or Licensed Products. If AstraZeneca notifies Targacept in writing that it does not wish to respond to such defense or defend against, or settle or otherwise compromise, such counterclaim (as applicable), Targacept shall have the right, but not the obligation, through counsel of its choice and at its sole expense (subject to the last sentence of this Section 7.12.2), upon written notice to AstraZeneca, to respond to such defense or defend against such counterclaim (as applicable); provided that Targacept shall use diligent efforts to provide written notice to AstraZeneca sufficiently in advance of ceasing to defend or prosecute such defense or counterclaim so as to enable AstraZeneca to assume control of such defense or counterclaim if it so elects and shall obtain the written consent of AstraZeneca (not to be unreasonably withheld, conditioned or delayed and, absent compelling reasons affecting both Parties in substantially the same manner, not to be withheld, conditioned or delayed unless AstraZeneca provides evidence satisfactory to Targacept, acting reasonably, that such settlement or compromise is not in the best interests of the Development and Commercialization, globally, of the Lead Compound and Licensed Products that are comprised of or contain the Lead Compound), prior to settling or otherwise compromising such defense or counterclaim. Further, if a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Consensus Patent Rights, Non-Consensus Targacept Program Patent Rights, AstraZeneca Patent Rights or AstraZeneca Program Patent Rights are invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. As between the Parties, AstraZeneca shall have the first right, but not the obligation, through counsel of its choice, and at its sole expense (subject to the last sentence of this Section 7.12.2), to defend against such action or claim, including the right to settle or otherwise compromise such claim; provided that: (i) notwithstanding the foregoing, no such settlement or other compromise shall impose any restriction or obligation on or admit fault of Targacept or concede, directly or indirectly, the invalidity or enforceability of, or materially ******** or ******** the ******** of, any Non-Consensus Targacept Program Patent Rights; and (ii) with respect to any action or claim asserting the invalidity or unenforceability of any Non-Consensus Targacept Program Patent Rights, AstraZeneca shall collaborate closely with Targacept with respect to the defense of such action or claim and consider in good faith Targacept’s advice and suggestions, and not unreasonably reject or act contrary to, with respect thereto taking into account Targacept’s interests under such Non-Consensus Targacept Program Patent Rights that are not related to Compounds or Licensed Products. If AstraZeneca notifies Targacept in writing that it does not wish to respond to or defend against or settle or otherwise compromise such action or claim, Targacept shall have the right, but not the obligation, through counsel of its choice and at its sole expense (subject to the last sentence of this Section 7.12.2), upon written notice to AstraZeneca, to defend against and control such action or claim; provided that Targacept shall use diligent efforts to provide written notice to AstraZeneca sufficiently in advance of ceasing to defend such action or claim so as to enable AstraZeneca to assume control of such defense if it so elects and shall obtain the written consent of AstraZeneca (not to be unreasonably withheld, conditioned or delayed and, absent compelling reasons affecting both Parties in substantially the same manner, not to be withheld, conditioned or delayed unless AstraZeneca provides evidence satisfactory to Targacept, acting reasonably, that such settlement or compromise is not in the best interests of the Development and Commercialization, globally, of the Lead Compound and Licensed Products that are comprised of or contain the Lead Compound) prior to settling or otherwise compromising such action or claim. Any amounts recovered in connection with any action, claim or suit under this Section 7.12.2 shall be allocated between the Parties as provided in Section 7.12.1(g).

7.12.3 Defense of Claims. In the event that any action, suit or proceeding is brought against either Party or any Affiliate or Sublicensee of either Party alleging the infringement of Patent Rights or other intellectual property rights of a Third Party by reason of the Development or Commercialization, including the Manufacture, use or sale, of any Compound or Licensed Product, such Party shall notify the other Party within ******** Business Days of the earlier of (a) receipt of service of process in such action, suit or proceeding or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted and provide the other Party with all the details of such action, suit or proceeding of which such Party is aware. As between the Parties, AstraZeneca shall have the first right, but not the obligation, to defend such action, suit or proceeding at its sole expense. If AstraZeneca notifies Targacept in writing that it does not wish to defend such action, suit or proceeding, Targacept shall have the right, but not the obligation, through counsel of its choice and at its sole expense, upon written notice to AstraZeneca, to defend such action, suit or proceeding; provided that Targacept shall use diligent efforts to provide written notice to AstraZeneca sufficiently in advance of ceasing to defend such action, suit or proceeding so as to enable AstraZeneca to assume control of such defense if it so elects. Each Party shall have the right, at its sole expense, to be represented by counsel that it selects, in any action, suit or proceeding defended by the other Party under this Section 7.12.3. In no event shall either Party settle or otherwise resolve any claims included in such action, suit or proceeding brought against the other Party or any of its Affiliates or Sublicensees without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed and, absent compelling reasons affecting both Parties in substantially the same manner, shall not be withheld, conditioned or delayed unless such other Party provides evidence satisfactory to such first Party, acting reasonably, that such settlement or other resolution is not in the best interests of the Development and Commercialization, globally, of the Lead Compound and Licensed Products that are comprised of or contain the Lead Compound). For clarity, either Party shall have the right to settle or otherwise resolve claims of infringement asserted against it, in its sole and absolute discretion.

7.12.4 Cooperation. Each Party (the “Cooperating Party”) shall provide to the other Party (the “Acting Party”) all assistance reasonably requested by the Acting Party in connection with any action, claim or suit under Section 7.12.1, 7.12.2 or 7.12.3, including allowing the Acting Party reasonable access during normal business hours to the Cooperating Party’s files and documents and to the Cooperating Party’s personnel who may have possession of relevant information. The Cooperating Party shall use diligent efforts (a) likewise to procure for the Acting Party reasonable access to former personnel of the Cooperating Party and (b) to cause any Third Parties owning Patent Rights licensed to the Cooperating Party, and any Third Parties that are licensees of any of the Cooperating Party’s Patent Rights, to use diligent efforts to assist and cooperate with the Acting Party in connection with the response to such action, claim or suit under Section 7.12.1, 7.12.2 or 7.12.3. In addition to the foregoing, prior to the initiation of any action, claim or suit under Section 7.12.1, 7.12.2 or 7.12.3, upon the reasonable request of AstraZeneca, Targacept shall request USFRF and Yale to provide AstraZeneca access to relevant personnel to enable AstraZeneca to prepare for any such possible action, claim or suit.

7.12.5 Third Party Licenses. If in the reasonable opinion of AstraZeneca the Development or Commercialization of any Compound or Licensed Product by AstraZeneca, any of its Affiliates or any of its or their Sublicensees, Distributors or Net Sales Distributors infringes or misappropriates any Patent Rights, trade secret or other intellectual property right of a Third Party in any country in the Territory, such that AstraZeneca, any of its Affiliates or any of its or their Sublicensees, Distributors or Net Sales Distributors cannot Develop or Commercialize such Compound or Licensed Product in such country without infringing such Patent Rights, trade secret or other intellectual property right of such Third Party, then, as between the Parties, AstraZeneca shall have the first right, but not the obligation, through counsel of its choice and at its sole expense (subject to Section 5.3.1(c)(ii), if and to the extent applicable), and in its sole discretion, to negotiate and obtain a license from such Third Party as necessary for AstraZeneca and its Affiliates, Sublicensees, Distributors and Net Sales Distributors to Develop and Commercialize Compound and any Licensed Product in such country.

7.12.6 Targacept Sublicense Agreements. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the respective rights and obligations of the Parties pursuant to this Section 7.12 are subject in all respects to the rights of USFRF under the USFRF Agreement and the rights of Yale under the Yale Agreement.

7.13 Trademarks.

7.13.1 Amplixa Trademarks. Targacept hereby assigns to AstraZeneca the Existing Trademarks and all rights and goodwill with respect thereto. Targacept shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary to carry out, or as AstraZeneca may reasonably request in connection with, this Section 7.13.1. In jurisdictions where trademark laws may prohibit current assignment of the Existing Trademarks, the Parties will mutually agree on the best approach to ultimately assign the Existing Trademarks to AstraZeneca.

7.13.2 Product Trademarks. AstraZeneca shall have the sole right to select the Product Trademarks for the marketing and sale of Licensed Products in the Territory. AstraZeneca shall own such Product Trademarks and all rights and goodwill with respect thereto. AstraZeneca shall have the right, using legal counsel of its own choosing and at its sole expense, to file, maintain, defend, and enforce the Product Trademarks. Targacept shall not, and shall not permit its Affiliates to, use any Trademark that is the same as or confusingly similar to, or misleading or deceptive with respect to, the Product Trademarks.

7.14 Product Information. Subject to Sections 11.5.1 and 11.5.3, AstraZeneca shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all Product Information. Targacept agrees to assign, and hereby assigns, to AstraZeneca all right, title and interest that Targacept may acquire from time to time in any and all Product Information and shall, at AstraZeneca’s reasonable expense, execute all documents and do all proper actions reasonably required by AstraZeneca from time to time to perfect AstraZeneca’s title to and ownership thereof.

ARTICLE 8

CONFIDENTIALITY

8.1 Targacept Licensed Product Information. Targacept recognizes that by reason of, inter alia, AstraZeneca’s status as an exclusive licensee pursuant to the grants under Section 4.1.1, AstraZeneca has an interest in Targacept’s retention in confidence of certain information of Targacept. Accordingly, until the expiration of AstraZeneca’s exclusive position with respect to the last Licensed Product under Section 4.1.1, Targacept shall, and shall cause its Affiliates and Sublicensees and its and their respective officers, directors, employees and agents to, keep confidential, and not publish or otherwise disclose, and not use for any purpose other than to perform its obligations, or exercise its rights, under this Agreement, the Co-Promotion Agreement, if any, or the Backup R&D Programs Agreement, if any, any Information owned or Controlled by, Targacept, to the extent relating to: (a) any Compound or Licensed Product or any Regulatory Documentation, including Product Regulatory Approvals, with respect thereto or (b) the Development or Commercialization of any Compound or Licensed Product (collectively, clauses (a) and (b), the “Targacept Licensed Product Information”); except to the extent (i) such Targacept Licensed Product Information was available to the public generally or otherwise part of the public domain at the time it was disclosed or made available to, or received or accessed by, AstraZeneca or became available to the public generally or otherwise part of the public domain after it was disclosed or made available to, or received or accessed by, AstraZeneca through no fault of Targacept, any of its Affiliates or any of its or their respective officers, directors, employees or agents, (ii) such disclosure or use is expressly permitted by Section 8.3 or (iii) such disclosure or use is otherwise expressly permitted by the terms of this Agreement. For purposes of Section 8.3, both AstraZeneca and Targacept shall be deemed to be the Disclosing Party with respect to Targacept Licensed Product Information under Section 8.3 and both Targacept and AstraZeneca shall be deemed to be the Receiving Party with respect thereto. For clarity, to the extent Targacept Licensed Product Information is received by AstraZeneca pursuant to this Agreement, such Targacept Licensed Product Information shall also constitute Confidential Information of Targacept with respect to the use and disclosure of such Confidential Information by AstraZeneca, subject to the other terms and conditions of this Article 8, but the disclosure or making available to, or receipt or access by, AstraZeneca of Targacept Licensed Product Information shall not cause such Targacept Licensed Product Information to cease to be subject to the provisions of this Section 8.1 with respect to the use and disclosure of such Confidential Information by Targacept. In the event this Agreement is terminated (A) pursuant to Article 11 in its entirety, this Section 8.1 shall have no continuing force or effect with respect to the use or disclosure of Targacept Licensed Product Information by Targacept and its Affiliates and licensees or (B) with respect to one or more Terminated Territories, this Section 8.1 shall have no continuing force or effect with respect to the use or disclosure of Targacept Licensed Product Information by Targacept and its Affiliates and licensees in or for any Terminated Territory; provided that, in each case (clauses (A) and (B)) the Targacept Licensed Product Information, to the extent disclosed by Targacept to AstraZeneca hereunder, shall continue to be Confidential Information of Targacept, subject to the terms of Sections 8.2 and 8.3.

8.2 Confidentiality; Exceptions.

8.2.1 Confidential Information. “Confidential Information” means any Information and materials, patentable or otherwise (including Proprietary Materials, trade secrets, know-how, Inventions or discoveries, formulae, methods, processes, techniques and information relating to a Party’s past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of a Party and the pricing thereof), together with the specific royalty rates and individual milestone amounts set forth in this Agreement (which, for clarity, shall be Confidential Information of both Parties), in any form (written, oral, photographic, electronic, magnetic, or otherwise), that is disclosed or made available to a Party by or on behalf of the other Party, or otherwise received or accessed by such other Party, before (including under the Existing CDA), on or after the Effective Date pursuant to this Agreement, in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto or in the course of performing its obligations or exercising its rights under this Agreement. For purposes of this Section 8.2, AstraZeneca shall be deemed to be the Disclosing Party with respect to Product Information and Targacept shall be deemed to be the Receiving Party with respect thereto.

8.2.2 Obligation of Confidentiality. Except to the extent otherwise expressly provided in this Agreement (including Section 8.1) or otherwise agreed in writing, the Parties agree that, during the Term and for a period of ******** years thereafter, each Party (the “Receiving Party”) shall, and shall cause its Affiliates and Sublicensees and its and their respective officers, directors, employees and agents to, keep confidential, and not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, the Co-Promotion Agreement, if any, or the Backup R&D Programs Agreement, if any, any Confidential Information provided to it by the other Party (the “Disclosing Party”).

8.2.3 Exceptions. Notwithstanding the foregoing, the Receiving Party’s obligations with respect to Confidential Information of the Disclosing Party pursuant to Section 8.2.2 (including (x) in the case of AstraZeneca obligations with respect to Targacept Licensed Product Information but excluding (y) in the case of Targacept, obligations with respect to Targacept Licensed Product Information, which shall be subject to Section 8.1) shall not apply with respect to any such information that:

(a) was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed or made available to, or received or accessed by, the Receiving Party, or was otherwise developed independently by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business by, or other documentary proof of, the Receiving Party;

(b) was available to the public generally or otherwise part of the public domain at the time it was disclosed or made available to, or received or accessed by, the Receiving Party;

(c) became available to the public generally or otherwise part of the public domain after it was disclosed or made available to, or received or accessed by, the Receiving Party other than through any act or omission of the Receiving Party; or

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to or at the direction of the Disclosing Party, by a Third Party who had no obligation to the Disclosing Party not to disclose such information.

8.3 Authorized Disclosure. Notwithstanding anything contained in Sections 8.1 and 8.2, (a) Targacept may disclose (i) Targacept Licensed Product Information and (ii) Confidential Information of AstraZeneca and (b) AstraZeneca may disclose Confidential Information of Targacept (including Targacept Licensed Product Information):

(A) to any employee or consultant of the Receiving Party or any of its Affiliates to enable the Receiving Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by written obligations substantially as restrictive as those contained in Section 8.2.2;

(B)(1) on a need-to-know basis to the Receiving Party’s legal and financial advisors; (2) as necessary or reasonably useful in connection with an actual or potential (x) permitted sublicense or assignment of the Receiving Party’s rights hereunder or other permissible license of intellectual property rights, (y) debt or equity financing of the Receiving Party or (z) Change of Control involving the Receiving Party; provided that any disclosure pursuant to this clause (z) shall be limited to the terms of this Agreement (including providing a copy of this Agreement), as may be amended; and (3) to any Third Party to enable the Receiving Party to exercise its rights and perform its obligations under this Agreement (including, with respect to Targacept, its rights with respect to the Development and Commercialization of Compounds and Licensed Products with respect to any Terminated Territory); if, in the case of clauses (1) (except with respect to disclosures to the Receiving Party’s legal advisors), (2) and (3) the receiving Person is bound by written obligations substantially as restrictive as those contained in Section 8.2.2;

(C) to the extent that such disclosure is necessary or reasonably useful for the Receiving Party to file, Prosecute and Maintain Patent Rights, or to file, prosecute or defend litigation against Third Parties related to Patent Rights, in accordance with this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(D) to the extent that such disclosure is required by Applicable Laws; provided that, in the case of any disclosure under this clause (D), the Receiving Party shall (1) unless not practicable under the circumstances, provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on such disclosure, (2) if requested by the Disclosing Party, cooperate in all reasonable respects with the Disclosing Party’s efforts to obtain confidential treatment or a protective order with respect to such disclosure, at the Disclosing Party’s reasonable expense and (3) use diligent efforts in good faith to incorporate the comments of the Disclosing Party in such disclosure or request for confidential treatment;

(E) to the extent that such disclosure is made in response to a valid order of a court of competent jurisdiction or other competent authority; provided that: (1) the Receiving Party shall first have given notice to the Disclosing Party and, unless not practicable under the circumstances, given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that such Targacept Licensed Product Information or Confidential Information, as applicable, that is the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and (2) if such order is not quashed or a protective order is not obtained, the Targacept Licensed Product Information or Confidential Information, as applicable, disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

(F) to the extent, without intending to expand the rights and obligations of Targacept with respect to regulatory matters hereunder, that such disclosure is made by AstraZeneca, Targacept or any of their respective Affiliates or Sublicensees (or licensees) to a Regulatory Authority as may be necessary or reasonably useful in connection with any filing, application or request for a Product Regulatory Approval; provided that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

(G) made by AstraZeneca or Targacept or their respective Affiliates or Sublicensees to permitted subcontractors, as may be necessary or reasonably useful in connection with the Development and Commercialization of any Compound or Licensed Product as contemplated by this Agreement; provided that such disclosures are made under obligations of confidentiality and non-use at least as protective as this Article 8.

8.4 Press Release; Disclosure of Agreement. On or promptly after the Execution Date, the Parties shall individually or jointly issue a public announcement of the execution of this Agreement in a form agreed upon by the Parties, and either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party. After issuance of such press release, except as required by Applicable Laws (including, for clarity, those relating to disclosure of material information to investors), neither Party shall issue any other press release or similar public announcement regarding the Development or Commercialization of Compounds or Licensed Products (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are intended to be covered by Section 8.5 and not subject to this Section 8.4), except with the other Party’s consent or as permitted pursuant to Section 8.3; provided that, notwithstanding the foregoing, Targacept shall not require the consent of AstraZeneca for any press release or similar public announcement (but shall provide any such release to AstraZeneca for its review and consider any comments timely received in good faith) for the achievement of any Milestone Event or the payment of any milestone payment. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press release prior to the issuance thereof, and neither Party shall unreasonably withhold, condition or delay consent to any press release proposed for issuance by the other Party. Notwithstanding the foregoing, to the extent information regarding this Agreement has been publicly disclosed (or disclosed in a scientific or other conference), either Party may subsequently disclose the same information without the consent of the other Party. Each Party shall give the other Party a reasonable opportunity to review prior to submission (a) the first filing with the United States Securities and Exchange Commission describing the terms of this Agreement and (b) any subsequent filing that includes material terms of this Agreement disclosed for the first time and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

8.5 Publications.

8.5.1 First Approval. The Parties acknowledge that scientific and medical publications and presentations of the activities hereunder will be made in a manner consistent with Targacept Sublicense Agreements or other agreements with Third Parties as in effect as of the Effective Date and applicable industry standards, but must be strictly monitored to prevent any premature publication or dissemination of results. Each Party agrees that it shall not: (a) publish or present, or permit to be published or presented, the results of the Development Program or the results of any Phase 4 Clinical Studies of any Licensed Product; or (b) register any Clinical Study to be conducted with respect to any Compound or Licensed Product at www.clinicaltrials.gov or any similar publicly-available registry with respect to clinical trials, in each case (clauses (a) and (b)) without the prior review by and approval of the other Party (not to be unreasonably withheld, conditioned or delayed and not to be withheld to the extent required by Applicable Laws). Each Party shall provide the other Party with the opportunity to review each of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) with respect to the foregoing at least ******** days prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party given within such ******** day period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to ******** days from the date of such written request to seek appropriate patent protection for any material in such publication or presentation that it reasonably believes may be patentable.

8.5.2 Prior Approved Publications. Notwithstanding Section 8.5.1, once an abstract, manuscript or presentation has been reviewed and approved by a Party, the same content included in such abstract, manuscript or presentation does not have to be provided again to such Party for review for a later submission for publication.

8.5.3 General. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with the standards established by the International Committee of Medical Journal Editors or such other standard prevailing at the time of such publication or presentation. Furthermore, with respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties having the right to do so, such materials shall be subject to review under this Section 8.5 to the extent that AstraZeneca or Targacept (as the case may be) has the right to do so.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. Targacept and AstraZeneca each represents and warrants to the other, as of the Execution Date, as follows:

9.1.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

9.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate (a) such Party’s charter documents, bylaws or other organizational documents, (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Laws or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

9.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.1.4 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.1.5 No Debarment. It shall not use in any capacity, in connection with the performance of the activities contemplated by this Agreement, any Person who has been debarred pursuant to Section 306 of the FDCA, or who is the subject of a conviction described in such section. It agrees to inform the other Party in writing immediately if it or any Person who is performing services hereunder on its behalf is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to its Knowledge, is threatened, relating to the debarment or conviction of it or any Person performing services hereunder.

9.2 Additional Representations of Targacept. Targacept further represents and warrants to AstraZeneca, as of the Execution Date, and covenants, as follows:

9.2.1 The Existing Patent Rights are the only Targacept Patent Rights existing as of the Execution Date. To Targacept’s Knowledge, no issued patents included in the Existing Patent Rights are invalid or unenforceable.

9.2.2 There are no claims, judgments or settlements against, or amounts with respect thereto owed by, Targacept or any of its Affiliates relating to the Regulatory Documentation, the Existing Patent Rights or the Targacept Know-How. No claim or litigation has been brought or threatened in writing by any Person alleging that (a) the Existing Patent Rights are invalid or unenforceable or (b) the Regulatory Filings, the Existing Patent Rights or the Targacept Know-How or the disclosing, copying, making, assigning or licensing of the Regulatory Filings, the Existing Patent Rights or the Targacept Know-How, or Developing or Commercializing Compound or Licensed Products as set forth herein violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Person.

9.2.3 Targacept is: (a) the sole and exclusive owner of the Existing Patent Rights listed on Schedule 2, Part A (the “Owned Patent Rights”); and (b) to Targacept’s Knowledge, the sole and exclusive licensee of the Existing Patent Rights listed on Schedule 2, Part B (the “In-Licensed Patent Rights”) with respect to the Primary Compound, the Racemic Compound, (1S, 2R, 4R)-N,2,3,3-tetramethylbicyclo[2.2.1]heptan-2-amine and Licensed Products that contain or are comprised of any of the foregoing, except for rights of the U.S. government and rights reserved by USFRF and Yale; in each case (clauses (a) and (b)) free of any encumbrance, lien or claim of ownership by any Third Party arising from the action or inaction of Targacept. The Owned Patent Rights and In-Licensed Patent Rights constitute all of the Existing Patent Rights. Targacept is entitled to grant the licenses and sublicenses specified in this Agreement.

9.2.4 To Targacept’s Knowledge, the Development or Commercialization of any Compound or Licensed Product will not be subject to any other license or agreement to which Targacept or any of its Affiliates is a party other than the Targacept Sublicense Agreements, the Targacept Existing API Agreements and the ******** Agreement.

9.2.5 During the Term, Targacept shall: (a) not encumber or diminish the rights granted to AstraZeneca hereunder with respect to the Targacept Patent Rights, including by (i) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of the USFRF Agreement or the Yale Agreement or (ii) amending or otherwise modifying or permitting to be amended or modified, the USFRF Agreement or the Yale Agreement in a manner that would encumber or diminish the rights granted to AstraZeneca hereunder with respect to such Targacept Patent Rights; (b) without limitation of the foregoing clause (a) but subject to the proviso below, not ******** until the earlier of (i) the date on which AstraZeneca gives written consent, not to be unreasonably withheld, conditioned or delayed, or (ii) ******** days after ******** AstraZeneca; provided that, in the event AstraZeneca either gives such consent or does not provide written objection to ******** Targacept within such ******** day period, ******** shall be conclusively deemed not to ******** AstraZeneca hereunder with respect to the Targacept Patent Rights licensed by Targacept under the ********; and (c) promptly provide AstraZeneca with notice of any alleged breach by Targacept, or threatened or actual breach by USFRF or Yale, of the USFRF Agreement or the Yale Agreement.

9.2.6 To Targacept’s Knowledge, the Existing Patent Rights have been filed and are being maintained in accordance with the procedures of the respective patent offices in which they are filed and all applicable fees have been paid.

9.2.7 Targacept has not previously assigned, transferred, licensed, conveyed or otherwise encumbered (including by granting any covenant not to sue with respect thereto) its right, title or interest in or to (a) the Existing Patent Rights, (b) Targacept Know-How as it relates specifically to the Primary Compound, Primary Compound Licensed Products or Regulatory Filings or (c) any Patent Rights or Information that would be (i) Existing Patent Rights or (ii) Targacept Know-How as it relates specifically to the Primary Compound, Primary Compound Licensed Products or Regulatory Filings but for such assignment, transfer, license, conveyance or encumbrance, except in each case ((clauses (a), (b) and (c)) where such assignment, transfer, license, conveyance or encumbrance is terminated and no longer in force or effect; and Targacept will not enter into any such agreements or grant any such right, title or interest to any Person that is inconsistent with the rights and licenses granted to AstraZeneca under this Agreement.

9.2.8 To Targacept’s Knowledge, no Person is (a) infringing or threatening to infringe the Existing Patent Rights or (b) misappropriating or threatening to misappropriate the Targacept Know-How as it relates specifically to any Compound or Licensed Product.

9.2.9 True, complete and correct copies (as of the Execution Date) of: (a) the file wrapper relating to the prosecution and maintenance of the Owned Patent Rights and, to the extent in Targacept’s possession, the In-Licensed Patent Rights; (b) the Targacept Sublicense Agreements, the Existing TRGT API Agreements, the ******** Agreement and, to Targacept’s Knowledge, the USF/USFRF Agreement; (c) all Regulatory Filings (excluding drafts) with respect to the Primary Compound; and (d) all material adverse information with respect to the safety and efficacy of the Primary Compound Known to Targacept have been provided or made available (except to the extent publicly available) to AstraZeneca prior to the Execution Date.

9.2.10 Targacept has prepared, maintained and retained all Regulatory Filings in accordance in all material respects with Applicable Laws.

9.2.11 None of Targacept, any of its Affiliates or, to Targacept’s Knowledge, any Third Party is in breach of a Targacept Sublicense Agreement, the Existing TRGT API Agreements or the ******** Agreement in any material respect and, to the Knowledge of Targacept, each of the Targacept Sublicense Agreements, the Existing TRGT API Agreements, the ******** Agreement and the USF/USFRF Agreement is in full force and effect.

9.2.12 To Targacept’s Knowledge, the conduct of the Development Program and the Parties’ Development of the Primary Compound and Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient in accordance with the Amplixa Global Development Outline and the first Amplixa Annual Global Development Plan, in each case as agreed as of the Execution Date, and the commercial sale by AstraZeneca of Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient as an Adjunct Therapy or a Monotherapy hereunder will not infringe any Patent Rights of any Person.

9.2.13 To Targacept’s Knowledge, the conception, development and reduction to practice of (a) the Existing Patent Rights and (b) the Targacept Know-How existing as of the Execution Date as it relates specifically to any Compound or Licensed Products, in each case (clause (a) and (b)) have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

9.2.14 In respect of the pending United States patent applications included in the Existing Patent Rights, Targacept has disclosed to the applicable Patent Examiner at the United States Patent and Trademark Office all references, documents, or information of which Targacept has Knowledge that would reasonably be expected to be required by Applicable Laws to be disclosed by Targacept to such Patent Examiner.

9.2.15 To Targacept’s Knowledge, the Existing Patent Rights represent all Patent Rights within Targacept’s or any of its Affiliates’ ownership or Control that claim or cover Compounds or Licensed Products as of the Execution Date.

9.2.16 To Targacept’s Knowledge, each of the Existing Patent Rights properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent Rights are issued or such application is pending.

9.2.17 To Targacept’s Knowledge, each Person who has or has had any ownership rights in or to any Owned Patent Rights has assigned and has executed an agreement assigning its entire right, title and interest in and to such Owned Patent Rights to Targacept.

9.2.18 No rights or licenses are required under the Existing Patent Rights or Targacept Know-How for the conduct of the Development Program or the Parties’ Development of Compounds and Licensed Products in accordance with the Amplixa Global Development Outline and the first Amplixa Annual Global Development Plan, in each case as agreed as of the Execution Date, and the commercial sale by AstraZeneca of Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient as an Adjunct Therapy or a Monotherapy, other than those granted under Section 4.1.1.

9.2.19 To Targacept’s Knowledge, all rights in all inventions and discoveries, made, developed or conceived by any employee or independent contractor of Targacept during the course of their employment (or other retention) by Targacept that are the subject of one or more Owned Patent Rights have been or will be assigned in writing to Targacept.

9.2.20 Targacept has obtained the right (including under any Patent Rights and other intellectual property rights) to use all Information, Inventions, Proprietary Materials and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Targacept and any such Third Party with respect to the Primary Compound and licensed to AstraZeneca hereunder, and Targacept has the rights under each such agreement to transfer such Information, Inventions, Proprietary Materials or other materials to AstraZeneca and its designees and to grant AstraZeneca the right to use such Information, Inventions, Proprietary Materials or other materials in the Development or Commercialization of the Primary Compound or any Primary Compound Licensed Product for which the Primary Compound is the sole active pharmaceutical ingredient without restriction; provided that, notwithstanding the foregoing, Targacept makes no representation or warranty with regard in any respect to the Information or Inventions of, or obtained from, either or both of ******** and ******** (including any ******** or ********), and all such Information and Inventions are expressly excluded in all respects from this Section 9.2.20.

9.2.21 To Targacept’s Knowledge, the Targacept Know-How that constitutes Confidential Information subject to Section 8.2 has been kept confidential in all material respects or has been disclosed to Third Parties only under terms of confidentiality. To Targacept’s Knowledge, no breach of such confidentiality has been committed by any Third Party.

9.2.22 All written information, documentation and other materials furnished or made available by Targacept upon the request of AstraZeneca during AstraZeneca’s period of diligence prior to the Execution Date are true, complete and correct copies of what they purport to be.

9.2.23 Except as provided in the Targacept Sublicense Agreements, the Targacept Existing API Agreements and the ******** Agreement, there are no amounts that will be required to be paid to a Third Party as a result of the Development or Commercialization of the Primary Compound or Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient that arise out of any agreement to which Targacept is a party or, to Targacept’s Knowledge, at all.

9.2.24 Targacept has obtained the consent of USFRF attached as Schedule 8 hereto and the consent of ******** attached as Schedule 9 hereto.

9.2.25 Targacept has not sold or offered for sale the Racemic Compound in the ROW Territory.

9.2.26 To Targacept’s Knowledge, the Inventions claimed or covered by the Existing Patent Rights licensed by Targacept from USFRF: (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof; (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f); and (c) are not otherwise subject to the provisions of the Bayh-Dole Act.

9.2.27 Targacept is the sole and exclusive owner of the Existing Trademarks free of any encumbrance, lien or claim of ownership by any Third Party and is entitled to assign the Existing Trademarks as provided herein.

9.2.28 None of Targacept, any of its Affiliates or, to Targacept’s Knowledge, any Third Party is researching or developing any compound or product under the ******** specifically for use as ******** or ******** (or other term reflecting the ******** of ******** or ********) for the ********, and ******** the ******** Targacept shall not, and shall cause its Affiliates not to, research or develop any compound or product ******** the ******** specifically for use as ******** or ******** (or other term reflecting the ******** of ******** or ********) for the ********.

9.2.29 The representations and warranties of Targacept in this Agreement, and the information, documents and materials furnished to AstraZeneca in connection with its period of diligence prior to the Execution Date, do not, taken as a whole, (a) contain any untrue statement of a material fact or (b) omit to state any material fact Known to Targacept to be necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 10

INDEMNIFICATION AND DISCLAIMERS

10.1 Indemnification of AstraZeneca by Targacept. Targacept shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, all of its and their respective directors, officers, employees and agents and all successors, heirs and assigns of any of the foregoing (collectively, the “AstraZeneca Indemnitees”) from and against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation and investigation) (collectively, “Losses”) incurred by or imposed upon the AstraZeneca Indemnitees, or any of them, as a result of or arising from claims, suits, actions, demands or judgments of Third Parties, including personal injury and product liability claims (collectively, “Claims”), arising out of: (a) the breach of this Agreement by Targacept; (b) the gross negligence or willful misconduct of any Targacept Indemnitee in connection with Targacept’s performance of this Agreement; (c) the Development or Commercialization of any Compound or Licensed Product (including Inversine®) prior to the Effective Date by Targacept, any of its Affiliates or any Person expressly authorized by Targacept or any of its Affiliates to Develop or Commercialize such Compound or Licensed Product; (d) the Development or Commercialization of any Compound or Licensed Product in a Terminated Territory (after termination of this Agreement with respect to such Terminated Territory) by Targacept, any of its Affiliates or any Person expressly authorized by Targacept or any of its Affiliates to Develop or Commercialize such Compound or Licensed Product; (e) the Development or Commercialization of any Compound or Licensed Product anywhere in the world (after termination of this Agreement in its entirety) by Targacept, any of its Affiliates or any Person expressly authorized by Targacept or any of its Affiliates to Develop or Commercialize such Compound or Licensed Product; (f) the Manufacture of any Licensed Product by or on behalf of Targacept pursuant to Section 3.3.4; (g) the failure of any supply of the Primary Compound or Primary Compound Licensed Product assigned to AstraZeneca pursuant to Section 3.3.3 to have been Manufactured (i) in compliance with the applicable specification with respect thereto as provided for in a purchase order submitted under the predecessor to the Existing TRGT Supply Agreement or in the ******** Agreement, as applicable, or (ii) in substantial compliance with Good Manufacturing Practices or other Applicable Laws; or (h) the adulteration or misbranding (within the meaning of the FDCA) of any supply of the Primary Compound or Primary Compound Licensed Product assigned to AstraZeneca pursuant to Section 3.3.3 or the inability under the FDCA to introduce such supply of Primary Compound or Primary Compound Licensed Product into interstate commerce; provided that, with respect to any Claim for which Targacept has an obligation to any AstraZeneca Indemnitee pursuant to this Section 10.1 and AstraZeneca has an obligation to any Targacept Indemnitee pursuant to Section 10.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying such Claim.

10.2 Indemnification of Targacept by AstraZeneca. AstraZeneca shall indemnify, defend and hold harmless Targacept, its Affiliates, its and their respective directors, officers, employees and agents and all successors, heirs and assigns of any of the foregoing (collectively, the “Targacept Indemnitees”) from and against all Losses incurred by or imposed upon the Targacept Indemnitees, or any of them, as result of or arising from Claims arising out of: (a) the Manufacture, use or sale in the Territory of any Compound or Licensed Product by (i) AstraZeneca, (ii) any of its Affiliates, (iii) any of its Sublicensees, Distributors, Net Sales Distributors or agents, or (iv) any Person expressly authorized by AstraZeneca or any of its Affiliates to do any of the foregoing; (b) the breach of this Agreement by AstraZeneca; or (c) the gross negligence or willful misconduct of any AstraZeneca Indemnitee in connection with AstraZeneca’s performance of this Agreement; provided that with respect to any Claim for which Targacept has an obligation to any AstraZeneca Indemnitee pursuant to Section 10.1 and AstraZeneca has an obligation to any Targacept Indemnitee pursuant to this Section 10.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

10.3 Conditions to Indemnification.

10.3.1 Notice of Claim. A Party seeking recovery (or defense) under this Article 10 (the “Indemnified Party”) in respect of any Losses incurred by it or, in the case of AstraZeneca, one or more AstraZeneca Indemnitees or, in the case of Targacept, one or more Targacept Indemnitees (in either case, the “Indemnitees”) shall give prompt notice of the applicable Claim (an “Indemnification Claim Notice”) to the Party from which recovery (or defense) is sought (the “Indemnifying Party”), and in no event shall the Indemnifying Party be liable for any Losses that would not have occurred but for a failure in providing notice promptly. Each Indemnification Claim Notice must contain a description of the applicable Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Claims. All indemnification claims in respect of a Party or its Indemnitees shall be made solely by such Party.

10.3.2 Claim Indemnification Procedures. The obligations of an Indemnifying Party under this Article 10 with respect to Claims and Losses that are subject to Section 10.1 or Section 10.2 shall be governed by and be contingent upon the following additional terms and conditions:

(a) Subject to Section 7.12.2 and Section 7.12.3, at its option, the Indemnifying Party may assume the defense of any Claim by giving written notice to the Indemnified Party within ******** days after the applicable Indemnification Claim Notice is delivered to the Indemnifying Party. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party or any of its Indemnitees in respect of such Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s, or any of its Indemnitees’, claim for indemnification. Upon assuming the defense of a Claim, the Indemnifying Party may select and appoint lead counsel in the defense of the Claim, such lead counsel to be subject to the approval of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed). In the event the Indemnifying Party assumes the defense of a Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party or any of its Indemnitees in connection with such Claim. If the Indemnifying Party assumes the defense of a Claim, except as provided in Section 10.3.2(b), the Indemnifying Party shall not be liable to the Indemnified Party or any of its Indemnitees for any legal expenses subsequently incurred by such Indemnified Party or Indemnitee(s) in connection with the analysis, defense or settlement of such Claim. In the event that it is judicially determined (in a final, non-appealable decision), or otherwise agreed by the Parties, that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party or any of its Indemnitee(s) from and against a Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all actual costs and expenses (including reasonable attorneys’ fees and costs of suit) and Losses actually paid by the Indemnifying Party in its defense of such Claim with respect to such Indemnified Party or such Indemnitee(s).

(b) Without limitation of Section 10.3.2(a), if the Indemnifying Party assumes the defense of a Claim, the Indemnified Party and its Indemnitees shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s, or its Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the named parties to such Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim.

(c) With respect to each Claim for which the Indemnifying Party has assumed the defense in accordance with Section 10.3.2(a) and has acknowledged in writing the obligation to indemnify the Indemnified Party or any of its Indemnitees hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate, provided such judgment, settlement or disposition does not result in the Indemnified Party or any of its Indemnitees becoming subject to injunctive or other relief or admitting fault or liability. With respect to each Claim for which the Indemnifying Party has assumed the defense of in accordance with Section 10.3.2(a) and has acknowledged in writing the obligation to indemnify the Indemnified Party or any of its Indemnitees hereunder, but as to which the immediately preceding sentence does not apply, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) The Indemnifying Party shall not be liable for any settlement or other disposition of a Claim by the Indemnified Party or any of its Indemnitees that is reached without the written consent of the Indemnifying Party.

(e) If the Indemnifying Party assumes the defense of any Claim, neither the Indemnified Party nor its Indemnitees shall admit any liability with respect to, or settle, compromise or discharge (other than as a result of a court-imposed judgment), such Claim without the prior written consent of the Indemnifying Party.

(f) If the Indemnifying Party chooses to assume control of the defense of any Claim, the Indemnified Party shall, and shall use diligent efforts to cause each of its Indemnitees to, (i) cooperate in all reasonable respects in the defense or prosecution thereof, (ii) furnish such records, information and testimony, (iii) provide such witnesses and (iv) attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnifying Party shall reimburse the Indemnified Party and each of its Indemnitees for all its reasonable out-of-pocket expenses in connection with the foregoing.

10.4 Insurance.

10.4.1 General. AstraZeneca shall have and maintain such type and amounts of liability insurance covering the Manufacture, supply, use and sale of Compounds and Licensed Products as is normal and customary in the pharmaceutical industry for a Person of comparable size and engaged in activities comparable to the activities in which AstraZeneca engages hereunder. AstraZeneca’s liability insurance shall be primary to any liability insurance carried by Targacept, which insurance shall be excess and non-contributory, for claims and losses to the extent arising out of AstraZeneca’s performance of this Agreement and shall be specifically endorsed to list Targacept as an additional insured.

10.4.2 Targacept. Targacept shall maintain (a) commercial general liability insurance covering bodily injury and property damage with minimum limits of ******** Dollars (US $********) per occurrence and ******** Dollars (US $********) general aggregate, (b) commercial automobile liability insurance, if and for so long as Targacept has personnel located at the offices of AstraZeneca’s Affiliate as contemplated by Section 3.2.3, covering owned, hired and non-owned vehicles with limits of at least ******** Dollars (US $********) combined single limit (bodily injury and property damage) and (c) products liability/completed operations coverage with minimum limits of ******** Dollars (US $********) each occurrence and ******** Dollars (US $********) general aggregate or, if Targacept is Commercializing a Compound or Licensed Product in any Terminated Territory (in the event this Agreement is terminated with respect to one or more Terminated Territories pursuant to Section 11.2.2) or anywhere in the world (in the event this Agreement is terminated in its entirety), ******** Dollars (US $********) per occurrence and ******** Dollars (US $********) general aggregate. Each of the above policies of insurance: (i) shall cover claims arising out of Targacept’s performance of this Agreement that are made within a period of at least ******** years after the Term and claims arising out of Targacept’s Commercialization of any Compound or Licensed Product in any Terminated Territory (in the event this Agreement is terminated with respect to one or more Terminated Territories pursuant to Section 11.2.2) or anywhere in the world (in the event this Agreement is terminated in its entirety), as applicable, that are made within a period of at least ******** years after the end of any such period in which Targacept is Commercializing any Compound or Licensed Product in any Terminated Territory (in the event this Agreement is terminated with respect to one or more Terminated Territories pursuant to Section 11.2.2) or anywhere in the world (in the event this Agreement is terminated in its entirety), as applicable; and (ii) shall be primary to any liability insurance carried by AstraZeneca, which insurance shall be excess and non-contributory, for claims and losses to the extent arising out of Targacept’s performance of this Agreement. The general, commercial automobile (if any) and product liability policies shall be specifically endorsed to list AstraZeneca as an additional insured. In addition, Targacept shall maintain worker’s compensation insurance as required by all applicable laws and employers liability coverage of not less than ******** Dollars (US $********). At such times as AstraZeneca may reasonably request in writing, Targacept shall provide AstraZeneca with a certificate of insurance evidencing the insurance coverage required under this Section 10.4.2, which certificate shall provide at least ******** days’ notice of cancellation or termination of such insurance coverage. Such policies shall remain in effect throughout the Term and for ******** years thereafter and throughout any period during which Targacept is Commercializing any Compound or Licensed Product in any Terminated Territory (in the event this Agreement is terminated with respect to one or more Terminated Territories pursuant to Section 11.2.2) or anywhere in the world (in the event this Agreement is terminated in its entirety), as applicable and for ******** years thereafter, and shall not be canceled, if not replaced, without the prior written authorization of AstraZeneca. Maintenance of such insurance coverage shall not relieve Targacept of any responsibility under this Agreement for damages in excess of insurance limits or otherwise. All such insurance shall be written with a company or companies having a financial rating of not less than ******** in the most current edition of Best’s Key Rating Guide.

10.5 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PRODUCTS OR OTHER GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

10.5.1 No Warranty of Success. Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that: (a) the Development Program will yield any Licensed Products or otherwise be successful or meet its goals, objectives, timelines or budgets; or (b) a Compound or Licensed Product can or will be successfully Developed or Commercialized.

10.6 Limited Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY. THIS SECTION 10.6 SHALL NOT BE DEEMED TO LIMIT EITHER PARTY’S OBLIGATION UNDER SECTION 10.1 OR SECTION 10.2, IF APPLICABLE, TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST “LOSSES” ACTUALLY PAID BY SUCH OTHER PARTY TO THIRD PARTIES.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to this Article 11 or by mutual agreement of the Parties, shall continue in force and effect until the date, following expiration of the last Royalty Term for the last Licensed Product, of final payment to Targacept of all payment obligations of AstraZeneca under this Agreement (the period during which this Agreement is in force and effect, the “Term”).

11.1.1 Effect of Expiration of the Term. Following the expiration of the Term, subject to the terms and conditions of this Agreement, AstraZeneca shall have a non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses (through multiple tiers), under the Targacept Technology as it exists as of the date of expiration solely to Develop and Commercialize Compound and Licensed Products in the Field in the Territory.

11.2 Termination for Cause.

11.2.1 Material Breach. Subject to Section 11.2.2, either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety in the event (a) the other Party (the “Breaching Party”) shall have materially breached the performance of any of its material obligations hereunder and (b) such breach shall have continued for ******** days (or, in the case of a payment breach, ******** days) after written notice thereof to the Breaching Party referencing this Section 11.2.1, describing in reasonable detail the alleged material breach and stating its intention to pursue a remedy under this Section 11.2.1 if not cured; provided that, except in the case of a payment breach and except as provided in Section 11.2.3, if the Breaching Party has during such ******** day period commenced and diligently continued conducting activities designed to cure such breach but such cure is not possible during such ******** day period, the Breaching Party shall have an additional ******** days in which to cure such breach. Subject to Section 11.2.3, termination of this Agreement by the Non-Breaching Party shall become effective on the last day of the applicable cure period if the alleged breach has not been cured.

11.2.2 Material Breach Related to Diligence in ********. Notwithstanding Section 11.2.1, if the material breach and failure to cure contemplated by Section 11.2.1 is with respect to any of AstraZeneca’s obligations under clause ******** of Section ******** with respect to ******** but not ********, Targacept shall have the right to terminate this Agreement ******** with respect to ********.

11.2.3 Disagreement. If the Parties in good faith dispute whether there has been a material breach as alleged pursuant to Section 11.2.1 (including as described in Section 11.2.2) or whether such material breach has been cured or cured on a timely basis, either Party shall have the right to initiate dispute resolution in accordance with Section 12.1 to resolve such dispute. If the Breaching Party initiates such dispute resolution procedure during the cure period set forth in Section 11.2.1 to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the cure period set forth in Section 11.2.1 shall be tolled and the termination shall become effective only if such breach remains uncured for ******** days (or, in the case of a payment breach, ******** days) after the final resolution of the dispute through such dispute resolution procedure This Section 11.2 defines exclusively the Parties’ right to terminate in case of any material breach of contract.

11.3 Unilateral Termination Rights.

11.3.1 AstraZeneca - Entire Agreement. AstraZeneca shall have the right to terminate this Agreement in its entirety, without incurring any additional liability, penalty, cost or expense to Targacept, other than any costs or expenses that are (x) accrued as of the effective date of such termination (including, for clarity, during the applicable notice period) or (y) otherwise provided for in this Article 11:

(a)******** if, after the JDC and Executive Officers meeting required as set forth below, AstraZeneca determines in good faith that it is not advisable for AstraZeneca to continue to Develop or Commercialize Compounds or Licensed Products as a result of a perceived serious safety issue regarding the use of the Primary Compound, immediately upon written notice to Targacept; provided that, if AstraZeneca perceives there to be such a serious safety issue: (i) AstraZeneca shall notify Targacept and the JDC and the Executive Officers shall meet as soon as practicable thereafter in person; and (ii) at such meeting, AstraZeneca shall (A) provide the JDC and the Executive Officers with any ******** and ******** related to the Primary Compound not previously provided in writing by AstraZeneca to Targacept that demonstrates such perceived serious safety issue and (B) explain in detail to the JDC and the Executive Officers the basis for AstraZeneca’s good faith belief, including the supporting factors, and, if applicable, Targacept’s members of the JDC and Executive Officer may provide to AstraZeneca any ******** and ******** that supports a contrary belief of Targacept;

(b) in its sole discretion upon at least ******** days’ written notice to Targacept, which notice must be given to Targacept (i) no sooner than ******** days after ******** of the last to be completed Phase 3 Clinical Trial designed to support an NDA (the first NDA) for the Milestone Product and (ii) no later than ******** days after such ********; provided that, notwithstanding anything herein to the contrary, AstraZeneca shall not be required to ******** any ******** with respect to a Licensed Product after giving notice of termination referencing this Section 11.3.1(b); or

(c) immediately upon written notice to Targacept in the event that AstraZeneca both: (i) reasonably believes, having obtained the advice of independent patent counsel, that the Commercialization of the Primary Compound or Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient by AstraZeneca, any of its Affiliates or any of its or their Sublicensees is more likely than not to infringe or misappropriate any Patent Rights, trade secrets or any other intellectual property right of a Third Party(ies) in either the U.S. Territory or at least two (2) Major Countries, such that it is more likely than not that AstraZeneca, any of its Affiliates or any of its or their Sublicensees would not be able to Commercialize the Primary Compound or Primary Compound Licensed Products for which the Primary Compound is the sole active pharmaceutical ingredient in the U.S. Territory or such Major Countries, as applicable, without infringing such Patent Rights or other intellectual property right of such Third Party; and (ii) is unable to obtain a license from such Third Party(ies) on commercially reasonable terms.

In addition, notwithstanding anything herein to the contrary, if AstraZeneca terminates this Agreement with respect to the United States (i.e., the U.S. Territory) pursuant to Section 11.3.2, this Agreement shall automatically terminate in its entirety as of the effective date of termination with respect to the U.S. Territory.

11.3.2 AstraZeneca - With Respect to a Major Country. AstraZeneca shall have the right to terminate this Agreement in its sole discretion with respect to each Major Country, on a Major Country-by-Major Country basis, without incurring any additional liability, penalty, cost or expense to Targacept, other than any costs or expenses that are (a) accrued as of the effective date of such termination (including, for clarity, during the applicable notice period) or (b) otherwise provided for in this Article 11, upon ******** days’ written notice to Targacept specifying the applicable Major Country and referencing this Section 11.3.2; provided that no such termination pursuant to this Section 11.3.2 shall be permitted or effective prior to the fourth (4th) anniversary of the Effective Date.

11.3.3 Targacept. Except to the extent the following is unenforceable under the law of a particular jurisdiction where a patent application within the Targacept Patent Rights or Targacept Program Patent Rights is pending or a patent within the Targacept Patent Rights or Targacept Program Patent Rights issued, Targacept may terminate this Agreement in its entirety immediately on written notice to AstraZeneca in the event that AstraZeneca or any of its Affiliates or any of its or their Sublicensees Challenges any Targacept Patent Rights or Targacept Program Patent Rights or assists a Third Party in initiating a Challenge of any Targacept Patent Rights or Targacept Program Patent Rights; provided that, if such Challenge is by a Sublicensee of AstraZeneca or any of its Affiliates, Targacept shall notify AstraZeneca of such Challenge and may not terminate this Agreement if AstraZeneca notifies Targacept within ******** Business Days after the receipt of such notice that it (or its applicable Affiliate) has a valid right to terminate and will terminate the Sublicensee’s sublicense and then provides written notice of such termination to Targacept within ******** Business Days thereafter.

11.4 Termination for Insolvency.

11.4.1 Right to Terminate. In the event that either Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within ******** days after such filing, proposes a written agreement of composition or extension of its debts, proposes or is a party to any dissolution or liquidation (other than in connection with a Change of Control of such Party that does not result in the dissolution or liquidation or other similar event by the successor to such Party), files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within ******** days of the filing thereof, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party that specifically references this Section 11.4.1.

11.4.2 Rights and Licenses. The Parties intend that all rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”), or any analogous provisions in any country or jurisdiction in the ROW Territory, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code, or any analogous provisions in any country or jurisdiction in the ROW Territory. To the extent lawful, upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property in tangible form, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.5 Effect of Certain Terminations.

11.5.1 In the event of a termination of this Agreement in its entirety by AstraZeneca pursuant to Section 11.3.1(b) or (c), by Targacept pursuant to Section 11.2.1, 11.3.3 or 11.4.1 or as provided in the last sentence of Section 11.3.1:

(a) all rights and licenses granted by Targacept hereunder shall immediately terminate;

(b) all rights and licenses granted by AstraZeneca pursuant to Section 4.1.2 hereunder shall immediately terminate;

(c) AstraZeneca shall, and hereby does effective as of the date of termination, grant Targacept and its Affiliates an exclusive license, with the right to grant sublicenses (through multiple tiers), under AstraZeneca Termination Technology (excluding Product Information, which shall be assigned to Targacept as set forth in Section 11.5.1(d)) Controlled by AstraZeneca as of the effective date of such termination to Develop and Commercialize in the Field in the entire world, itself or through contractors, Compounds and Licensed Products; provided that: (i) the foregoing license shall exclude any license or other rights with respect to any ******** that is not a ******** and the ******** of which is covered by Patent Rights owned or Controlled by AstraZeneca; (ii) AstraZeneca shall provide Targacept with copies of any and all AstraZeneca Third Party Agreements with respect to the AstraZeneca Termination Technology that is the subject of the license granted by AstraZeneca to Targacept pursuant to this Section 11.5.1(c) and Targacept may at any time thereafter exclude all of the AstraZeneca Termination Technology that is the subject of any such AstraZeneca Third Party Agreement from the grant set forth in this Section 11.5.1(c) by written notice to AstraZeneca, in which event clauses (iii), (v) and (vi) below shall not apply thereafter to such AstraZeneca Third Party Agreement and, for clarity, Targacept shall have no obligations with respect to any amounts that may become payable under such AstraZeneca Third Party Agreement; (iii) Targacept shall be responsible for (A) making any payments (including royalties, milestones and other amounts) payable by AstraZeneca to Third Parties under any such AstraZeneca Third Party Agreements that are applicable to the grant to Targacept of such license or to the exercise of such license by Targacept or any of its Affiliates or Sublicensees, by making such payments directly to AstraZeneca and, in each instance, Targacept shall make the requisite payments to AstraZeneca and provide the necessary reporting information to AstraZeneca in sufficient time to enable AstraZeneca to comply with its obligations under the AstraZeneca Third Party Agreements, and (B) complying with any other obligations included in any such AstraZeneca Third Party Agreements that are applicable to the grant to Targacept of such license or to the exercise of such license by Targacept or any of its Affiliates or Sublicensees; (iv) AstraZeneca shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Targacept under this Section 11.5.1(c); (v) AstraZeneca shall not amend any such AstraZeneca Third Party Agreement in any manner that encumbers or diminishes the rights granted to Targacept pursuant to this Section 11.5.1(c) without Targacept’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and AstraZeneca shall not undertake any action that would allow a Third Party to terminate any such AstraZeneca Third Party Agreement; and (vi) AstraZeneca shall, if reasonably requested to do so by Targacept, promptly enter into confirmatory license agreements in the form or substantially the form set out in Schedule 7 attached hereto (with the Parties reversed) for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Targacept considers reasonably necessary, including to avoid disclosure of this Agreement; provided that, as between the Parties, regardless of whether any required confirmatory licenses are executed, the Parties’ respective rights and obligations in respect of AstraZeneca Termination Technology shall be as set forth under this Agreement;

(d) to the extent requested in writing by Targacept, AstraZeneca shall promptly:

(i) assign all right, title and interest in and to any and all Product Information and, at Targacept’s reasonable expense, execute all documents and do all proper actions reasonably required by Targacept from time to time to perfect Targacept’s title to and ownership thereof;

(ii) where permitted by Applicable Laws, transfer to Targacept all of its right, title and interest in all Regulatory Documentation (including, for clarity, Product Regulatory Approvals) then in its name applicable to any Compound or Licensed Product in the Territory;

(iii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (ii) above;

(iv) unless expressly prohibited by any Regulatory Authority, transfer control to Targacept of all Clinical Studies of each Compound or Licensed Product being conducted as of the effective date of termination and continue to conduct such Clinical Studies, at Targacept’s cost, for up to ******** months to enable such transfer to be completed without interruption of any such Clinical Study; provided that (A) for clarity, Targacept shall not have any obligation to continue any Clinical Study unless required by Applicable Laws and (B) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, AstraZeneca shall continue to conduct such Clinical Study to completion, at Targacept’s reasonable cost;

(v) assign (or cause its Affiliates to assign) to Targacept all agreements with any Third Party with respect to the conduct of Preclinical Activities or Clinical Studies of each Compound or Licensed Product including agreements with contract research organizations, clinical sites and investigators, unless, with respect to any such agreement, such agreement (A) expressly prohibits such assignment, in which case AstraZeneca shall cooperate with Targacept in all reasonable respects to secure the consent of the applicable Third Party to such assignment, or (B) covers clinical trials for Combination Products in which any active pharmaceutical ingredient that is not a Compound is covered by Patent Rights of AstraZeneca or products covered by Patent Rights of AstraZeneca in addition to Licensed Products, in which case, AstraZeneca would be required, at Targacept’s sole cost and expense, to cooperate with Targacept in all reasonable respects to facilitate the execution of a new agreement between Targacept and the applicable Third Party;

(vi) provide Targacept with all supplies of each Compound and all supplies of each Licensed Product owned by AstraZeneca or any Affiliate of AstraZeneca, wherever located, at a transfer price equal to (A) AstraZeneca’s ******** (determined as provided on Schedule 10 attached hereto) plus ******** percent (********%) or (B) if, with respect to any Compound or Licensed Product, AstraZeneca’s supply is purchased from a Third Party, the actual costs paid by AstraZeneca or Targacept to such Third Party ********;

(vii) without limitation of clause (i) above, subject to any Third Party agreement, provide Targacept with copies of all reports and data generated or obtained by AstraZeneca or any of its Affiliates that relate to any Compound or Licensed Product that have not previously been provided to Targacept;

(viii) facilitate the orderly transition to Targacept of, and transition to Targacept, control of the Prosecution and Maintenance of all Targacept Patent Rights, Targacept Program Patent Rights and AstraZeneca Extended Term Patent Rights (and discuss with Targacept in good faith a likewise transition of control of the Prosecution and Maintenance of Joint Program Patent Rights) that AstraZeneca was Prosecuting and Maintaining as of the effective date of such termination and, in each case, meeting during such transition in a manner reasonably directed by Targacept all applicable deadlines needed to be met to establish or preserve such Patent Rights;

(ix) use diligent efforts in good faith to provide all documents with respect to Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Extended Term Patent Rights and Joint Program Patent Rights that Targacept may reasonably request in connection with any current or potential future effort to secure patent term extensions for Licensed Products; and

(x) assign to Targacept all right, title and interest of AstraZeneca in each Product Trademark;

(e) to the extent requested in writing by Targacept, AstraZeneca shall supply Targacept with its requirements for each Compound and its requirements for each Licensed Product (which amounts shall be consistent with AstraZeneca’s historical usage thereof and then-current forecasts therefor) for up to ******** following such termination (i) at a transfer price equal to AstraZeneca’s ******** (determined as provided on Schedule 10 attached hereto) ******** for the supply thereof or (ii) if, with respect to any Compound or Licensed Product, AstraZeneca’s supply is purchased from a Third Party, at a transfer price equal to the actual costs paid by AstraZeneca or Targacept to such Third Party with respect to such supply of such Compound or Licensed Product ********; and, promptly after Targacept’s request, AstraZeneca shall provide to Targacept or its designee all Information in its Control with respect to the Manufacture of each Compound and the Manufacture of each Licensed Product that is being researched, is in Development or is being Commercialized as of the effective date of such termination, solely in the forms, formulations or methods of delivery as such Compound or Licensed Product exists as of the effective date of such termination; and

(f) if this Agreement is terminated in its entirety by AstraZeneca pursuant to Section 11.3.1 or as provided in the last sentence of Section 11.3.1 and after the effective date of such termination Targacept or any of its Affiliates, Sublicensees or Net Sales Distributors Commercializes a Licensed Product that was the subject of a Clinical Study prior to or as of the effective date of such termination or was being Commercialized as of the effective date of such termination (each such Licensed Product, if any, a “Reverse Royalty Territory Product”), then within ******** days after the end of each Calendar Quarter (commencing with the Calendar Quarter in which the first sale (excluding “treatment IND sales,” “named patient sales” and “compassionate use sales”) of the first Reverse Royalty Territory Product for use or consumption by the general public in any country by Targacept or any of its Affiliates, (sub)licensees (including Sublicensees) or Net Sales Distributors after (a) this Section 11.5.1 becomes operative and (b) Regulatory Approval from the applicable Regulatory Authority has been obtained), Targacept shall pay AstraZeneca a royalty on Net Sales of each Reverse Royalty Territory Product in each country in the world by Targacept or any of its Affiliates or its or their licensees, Sublicensees or Net Sales Distributors at a rate of (x) ******** percent (********%), for each Reverse Royalty Territory Product with respect to which ******** of the ******** (as specified in the applicable ********) were ******** in at least ******** prior to AstraZeneca’s notice of termination (******** or ******** to ********, as ********, for each such ********, using the ******** specified in the ********), if any, or (y) ********, for each Reverse Royalty Territory Product as to which clause (x) above does not apply. Targacept’s obligation to pay royalties under this Section 11.5.1(f) shall expire with respect to each Reverse Royalty Territory Product in each country upon the later of:

(i) expiration of the last to expire Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights, AstraZeneca Extended Term Patent Rights or Joint Program Patent Rights in such country that includes a Valid Claim that covers:

(A) the ******** of such Reverse Royalty Territory Product;

(B) a ******** or ******** such Reverse Royalty Territory Product (including the ******** of such Reverse Royalty Territory Product); or

(C) a ******** of such Reverse Royalty Territory Product for ******** for which such Reverse Royalty Territory Product has obtained Regulatory Approval (and, in the case of any country in which ******** or ******** is required, such ******** or ********) in such country, if, solely in the case of this clause (C), no ******** (other than a ******** or ******** of ********) is selling in such country a ******** that:

(1) is, if such country is the U.S. Territory, ******** in the ******** as a ******** that the ******** considers to be ******** such Reverse Royalty Territory Product; or

(2) is, if such country is outside of the U.S. Territory, ******** in the manner required by Applicable Laws in such country as ******** and ******** such Reverse Royalty Territory Product; and

(ii) ******** years from the First Commercial Sale of such Reverse Royalty Territory Product in such country (whether occurring before or after this Section 11.5.1 becomes operative).

During such period (if any) as Targacept is required to pay royalties to AstraZeneca pursuant to this Section 11.5.1(f), the definition of “Net Sales,” “Net Sales Distributors,” and Sections 5.3.1(c)(i-iv), 5.3.1(d), and 5.5 through 5.10 shall apply mutatis mutandis to the calculation (including credits and offsets), payment, recording and auditing of Targacept’s obligations to pay royalties under this Section 11.5.1(f) as they apply to AstraZeneca and, solely for such purpose, each reference in each such Section (and any related definitions) to AstraZeneca shall be deemed to be a reference to Targacept.

11.5.2 In the event of a termination of this Agreement in its entirety by AstraZeneca pursuant to Section 11.3.1(a), Sections 11.5.1(a), (b), (c), (d) and (f) shall apply.

11.5.3 In the event of a termination of this Agreement with respect to a Terminated Territory by Targacept pursuant to Section 11.2.2 or by AstraZeneca pursuant to Section 11.3.2:

(a) all rights and licenses granted by Targacept hereunder (i) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for or seek any Product Regulatory Approval for any one or more Compounds or Licensed Products in such Terminated Territory and (ii) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Development or Commercialization of Compounds and Licensed Products in the Territory;

(b) all rights and licenses granted by AstraZeneca pursuant to Section 4.1.2 that relate solely to the Development of Compounds and Licensed Products in such Terminated Territory shall immediately terminate;

(c) AstraZeneca shall, and hereby does effective as of the date of termination, grant Targacept and its Affiliates an exclusive license, with the right to grant sublicenses (through multiple tiers), under AstraZeneca Termination Technology (excluding Product Information related solely to such Terminated Territory, which shall be assigned to Targacept as set forth in Section 11.5.3(d)) Controlled by AstraZeneca as of the effective date of such termination of this Agreement with respect to such Terminated Territory to Develop in the Field for such Terminated Territory and Commercialize in the Field in such Terminated Territory, itself or through contractors, Compounds and Licensed Products; provided that (i) the foregoing license shall exclude any license or other rights with respect to any ******** that is not a ******** and the ******** of which is covered by Patent Rights owned or Controlled by AstraZeneca; (ii) AstraZeneca shall provide Targacept with copies of all AstraZeneca Third Party Agreements with respect to AstraZeneca Termination Technology that is the subject of the license granted by AstraZeneca to Targacept pursuant to this Section 11.5.3(c) and Targacept may at any time thereafter exclude all of the AstraZeneca Termination Technology that is the subject of any such AstraZeneca Third Party Agreement from the grant set forth in this Section 11.5.3(c) by written notice to AstraZeneca, in which event clauses (iii), (v) and (vi) below shall not apply thereafter to such AstraZeneca Third Party Agreement and, for clarity, Targacept shall have no obligations with respect to any amounts that may become payable under such AstraZeneca Third Party Agreement; (iii) Targacept shall be responsible for (A) making any payments (including royalties, milestones and other amounts) payable by AstraZeneca to Third Parties under any such AstraZeneca Third Party Agreements that are applicable to the grant to Targacept of such license with respect to such Terminated Territory or to the exercise of such license by Targacept or any of its Affiliates or Sublicensees by making such payments directly to AstraZeneca and, in each instance, Targacept shall make the requisite payments to AstraZeneca and provide the necessary reporting information to AstraZeneca in sufficient time to enable AstraZeneca to comply with its obligations under any such AstraZeneca Third Party Agreements, and (B) complying with any other obligations included in any such AstraZeneca Third Party Agreements that are applicable to the grant to Targacept of such license with respect to such Terminated Territory or to the exercise of such license by Targacept or any of its Affiliates or Sublicensees; (iv) AstraZeneca shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Targacept under this Section 11.5.3(c); (v) AstraZeneca shall not amend any such AstraZeneca Third Party Agreements in any manner that encumbers or diminishes the rights granted to Targacept pursuant to this Section 11.5.3(c) without Targacept’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and AstraZeneca shall not undertake any action that would allow the Third Party to terminate any such AstraZeneca Third Party Agreement; and (vi) AstraZeneca shall, if reasonably requested to do so by Targacept, promptly enter into confirmatory license agreements in the form or substantially the form set out in Schedule 7 attached hereto (with the Parties reversed) for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Targacept considers reasonably necessary, including to avoid disclosure of this Agreement; provided that, as between the Parties, regardless of whether any required confirmatory licenses are executed, the Parties’ respective rights and obligations in respect of AstraZeneca Termination Technology shall be as set forth under this Agreement;

(d) to the extent requested in writing by Targacept, AstraZeneca shall promptly:

(i) assign all right, title and interest in and to any and all Product Information related solely to such Terminated Territory and, at Targacept’s reasonable expense, execute all documents and do all proper actions reasonably required by Targacept from time to time to perfect Targacept’s title to and ownership thereof; provided that all such assigned Product Information shall constitute Targacept Know-How from and after the effective date of such termination;

(ii) where permitted by Applicable Law, transfer to Targacept all of its right, title and interest in all Regulatory Documentation (including, for clarity, Product Regulatory Approvals) then in its name solely applicable to any Compound or Licensed Product that is in clinical development or is being Commercialized, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; provided that AstraZeneca retains a right of reference under any Regulatory Documentation transferred pursuant to this clause (ii) as necessary or reasonably useful for AstraZeneca to Develop or Commercialize Compound or Licensed Products in the Territory;

(iii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (ii) above;

(iv) without limitation of clause (i) above, subject to any Third Party agreement, provide Targacept with copies of all reports and data generated or obtained by AstraZeneca or any of its Affiliates that relate to any Compound or Licensed Product that have not previously been provided to Targacept;

(v) grant Targacept a right of reference to all Regulatory Documentation then in AstraZeneca’s name that are not transferred to Targacept pursuant to clause (ii) above that are necessary or reasonably useful for Targacept, any of its Affiliates or Sublicensees to Develop or Commercialize any Compound or Licensed Product that is in clinical development or is being Commercialized, as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory;

(vi) facilitate the orderly transition to Targacept of, and transition to Targacept, control of the Prosecution and Maintenance of all Targacept Patent Rights, Targacept Program Patent Rights and AstraZeneca Extended Term Patent Rights (and discuss with Targacept in good faith a likewise transition of control of the Prosecution and Maintenance of Joint Program Patent Rights) that AstraZeneca was Prosecuting and Maintaining in or with respect to such Terminated Territory as of the effective date of such termination and, in each case, meeting during such transition in a manner reasonably directed by Targacept all applicable deadlines needed to be met to establish or preserve such Patent Rights;

(vii) use diligent efforts in good faith to provide all documents with respect to Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Extended Term Patent Rights and Joint Program Patent Rights in or with respect to such Terminated Territory that Targacept may reasonably request in connection with any current or potential future effort to secure patent term extensions for Licensed Products in such Terminated Territory; and

(viii) grant Targacept an exclusive (even as to AstraZeneca) license under the Product Trademarks to Commercialize Licensed Products in such Terminated Territory;

(e) to the extent requested in writing by Targacept, AstraZeneca shall supply Targacept with its requirements for each Compound and its requirements for each Licensed Product with respect to such Terminated Territory (which amounts shall be consistent with AstraZeneca’s historical usage thereof and then-current forecasts therefor with respect to such Terminated Territory) for up to ******** months following such termination (i) at a transfer price equal to AstraZeneca’s ******** (determined as provided on Schedule 10 attached hereto) ******** for the supply thereof or (ii) if, with respect to any Compound or Licensed Product, AstraZeneca’s supply is purchased from a Third Party, at a transfer price equal to the actual costs paid by AstraZeneca or Targacept to such Third Party with respect to such supply of Compound or Licensed Product ********; and, promptly after Targacept’s request, AstraZeneca shall provide to Targacept or its designee all Information in its Control with respect to the Manufacture of each Compound and the Manufacture of each Licensed Product that is being researched, is in Development or is being Commercialized with respect to such Terminated Territory as of the effective date of such termination, solely in the forms, formulations or methods of delivery as such Compound or Licensed Product exists as of the effective date of the termination of this Agreement with respect to such Terminated Territory;

(f) each Party shall provide the other Party on a timely basis with access to all material preclinical and clinical data compiled in support of any Product Regulatory Approval or other Regulatory Documentation with respect to Compounds or Licensed Products, in the case of Targacept, with respect to such Terminated Territory, and, in the case of AstraZeneca, with respect to the Territory; provided that the Party receiving such access shall not have the right to use any such data to support a Product Regulatory Approval for a product unless the inclusion of such data is required or advisable to comply with a requirement to report worldwide clinical studies to Regulatory Authorities in a filing a Drug Approval Application or seeking or maintaining a Product Regulatory Approval of a Licensed Product;

(g) promptly following the effective date of termination of this Agreement with respect to such Terminated Territory, the Parties shall enter into an agreement (or an amendment to the Safety Agreement) governing the Parties’ respective rights and responsibilities with respect to the coordination of safety-related regulatory obligations, including the reporting of Adverse Events and other safety or quality data, which agreement shall set forth terms and conditions with respect to such activities that are reasonable and customary in the industry for agreements of that nature;

(h) to the extent permitted by Applicable Laws, each Party: (i) shall, and shall cause its Affiliates, distributors (including Distributors and Net Sales Distributors) and (sub)licensees (including Sublicensees) to, distribute, market, promote, offer for sale and sell Licensed Products only in the countries that it is permitted to do so under this Agreement (with respect to AstraZeneca, the Territory and, with respect to Targacept, the Terminated Territory), and (ii) shall not, shall not permit its Affiliates to, and shall require its distributors (including Distributors and Net Sales Distributors) and (sub)licensees (including Sublicensees) not to distribute, market, promote, offer for sale or sell Licensed Products (A) to any Person outside such countries or (B) to any Person inside such countries who (1) it has reason to believe is reasonably likely to distribute, market, promote, offer for sale or sell Licensed Products outside such countries or assist another Person to do so, or (2) it knows has previously distributed, marketed, promoted, offered for sale or sold Licensed Products outside such countries or assisted another Person to do so;

(i) if this Agreement is terminated with respect to such Terminated Territory by AstraZeneca pursuant to Section 11.3.2 (and, for clarity, not by Targacept pursuant to Section 11.2.2) and after the effective date of such termination Targacept or any of its Affiliates, Sublicensees or Net Sales Distributors Commercializes a Licensed Product in such Terminated Territory that was the subject of a Clinical Study prior to or as of the effective date of such termination or was being Commercialized in the Terminated Territory as of the effective date of such termination (each such Licensed Product, if any, a “Reverse Royalty Terminated Territory Product”), then within ******** days after the end of each Calendar Quarter (commencing with the Calendar Quarter in which the first sale (excluding “treatment IND sales,” “named patient sales” and “compassionate use sales”) of such Reverse Royalty Terminated Territory Product for use or consumption by the general public in such Terminated Territory by Targacept or any of its Affiliates, (sub)licensees (including Sublicensees) or Net Sales Distributors after (a) this Section 11.5.3 becomes operative and (b) Regulatory Approval from the applicable Regulatory Authority has been obtained), Targacept shall pay AstraZeneca a royalty on Net Sales of each Reverse Royalty Terminated Territory Product in the Terminated Territory by Targacept or any of its Affiliates or its or their licensees, Sublicensees or Net Sales Distributors at a rate of (x) ******** percent (********%), for each Reverse Royalty Terminated Territory Product with respect to which ******** of the ******** (as specified in the applicable ********) were ******** in at least ******** prior to AstraZeneca’s notice of termination (******** or ******** to ********, as ********, for each such ********, using the ******** specified in the ********), if any, or (y) ******** percent (********%) for each Reverse Royalty Terminated Territory Product as to which clause (x) above does not apply. Targacept’s obligation to pay royalties under this Section 11.5.3(i) shall expire with respect to each such Reverse Royalty Terminated Territory Product in such Terminated Territory upon the later of:

(i) expiration of the last to expire Targacept Patent Rights, Targacept Program Patent Rights, AstraZeneca Program Patent Rights, AstraZeneca Extended Term Patent Rights or Joint Program Patent Rights in such Terminated Territory that includes a Valid Claim that covers:

(A) the ******** of such ********;

(B) a ******** containing or comprising such Reverse Royalty Terminated Territory Product (including the pharmaceutical composition of such Reverse Royalty Terminated Territory Product); or

(C) a ******** of such Reverse Royalty Terminated Territory Product for any ******** for which such Reverse Royalty Terminated Territory Product has obtained Regulatory Approval (and if ******** or ******** is required in such Terminated Territory, such ******** or ********) in such country, if, solely in the case of this clause (C), no ******** (other than ******** or ******** of ********) is ******** in such Terminated Territory a ******** that is ******** in the manner required by Applicable Laws in such Terminated Territory as ******** and ******** such Reverse Royalty Terminated Territory Product; and

(ii) ******** years from the date of the First Commercial Sale of such Reverse Royalty Terminated Territory Product in such Terminated Territory (whether occurring before or after this Section 11.5.3(i) becomes operative).

During such period (if any) as Targacept is required to pay royalties to AstraZeneca pursuant to this Section 11.5.3(i), the definition of “Net Sales,” “Net Sales Distributors,” and Sections 5.3.1(c)(i-iv), 5.3.1(d), and 5.5 through 5.10 shall apply mutatis mutandis to the calculation (including credits and offsets), payment, recording and auditing of Targacept’s obligations to pay royalties under this Section 11.5.3(i) as they apply to AstraZeneca and, solely for such purpose, each reference in each such Section (and any related definitions) to AstraZeneca shall be deemed to be a reference to Targacept.

(j) each Party’s rights and obligations under Articles 2 and 3, AstraZeneca’s obligations under Article 5, and the Parties’ representations, warranties and covenants under Article 9 shall survive, but in each case solely with respect to the Territory, and each Party’s obligations under Article 6 shall survive. For clarity, AstraZeneca shall have no obligation to make any payment pursuant to Section 5.2 with respect to any Milestone Event that occurs with respect to a Terminated Territory after the effective date of termination of this Agreement with respect to such Terminated Territory; and

(k) each Party’s rights and obligations governing ownership, Prosecution and Maintenance, enforcement, and defense of Patent Rights and other intellectual property under Article 7, except as provided in Section 11.5.3(d)(vi), and the Parties’ respective confidentiality obligations under Article 8 and indemnification obligations under Article 10 shall survive in their entirety.

11.5.4 In the event of a termination of this Agreement in its entirety by AstraZeneca pursuant to Section 11.2.1 or Section 11.4.1:

(a) the rights and licenses granted to AstraZeneca pursuant to Section 4.1.1 shall survive such termination (for clarity, beyond the end of the Term notwithstanding anything to the contrary in Section 4.1.1) and AstraZeneca shall have the right to grant sublicenses (through multiple tiers) thereunder;

(b) solely if both (i) such termination results from an uncured material breach of a representation or warranty of Targacept in Section 9.2 and (ii) the failure of such representation or warranty to be true constitutes a material change to the ******** of the Primary Compound as compared to the ******** of the Primary Compound if such representation or warranty were true (in each case considered as of the Execution Date with all other factors unchanged), then the royalty rates set forth in Section 5.3.1 and the milestone obligations set forth in Section 5.2 shall be adjusted in an amount to be determined by the Parties to reflect royalty rates and milestone obligations that a pharmaceutical company similarly situated to AstraZeneca would pay and assume for the same rights with respect to a compound with the post-breach ******** of the Primary Compound as AstraZeneca has with respect to the Primary Compound hereunder; provided that, if the Parties cannot agree, each Party may submit the matter for resolution pursuant to ‘baseball’ arbitration pursuant to Section 12.1.3;

(c) all rights and licenses granted by AstraZeneca pursuant to Section 4.1.2 hereunder shall immediately terminate;

(d) to the extent requested in writing by AstraZeneca, Targacept shall promptly: (i) unless expressly prohibited by any Regulatory Authority, transfer control to AstraZeneca of all Clinical Studies of each Compound or Licensed Product being conducted as of the effective date of termination and continue to conduct such Clinical Studies, at AstraZeneca’s cost, for up to ******** to enable such transfer to be completed without interruption of any such Clinical Study; provided that (A) for clarity, AstraZeneca shall not have any obligation to continue any Clinical Study except as required by Applicable Laws and (B) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Targacept shall continue to conduct such Clinical Study to completion, at AstraZeneca’s reasonable cost; (ii) assign (or cause its Affiliates to assign) to AstraZeneca all agreements with any Third Party with respect to the conduct of Clinical Studies of each Compound or Licensed Product including agreements with contract research organizations, clinical sites and investigators, unless, with respect to any such agreement, such agreement (A) expressly prohibits such assignment, in which case Targacept shall cooperate with AstraZeneca in all reasonable respects to secure the consent of such Third Party to such assignment, or (B) covers clinical trials for Combination Products in which any active pharmaceutical ingredient that is not a Compound is covered by Patent Rights of Targacept or products covered by Patent Rights of Targacept in addition to Licensed Products, in which case, Targacept would be required, at AstraZeneca’s sole cost and expense, to cooperate with AstraZeneca in all reasonable respects to facilitate the execution of a new agreement between AstraZeneca and the applicable Third Party; and (iii) subject to any Third Party agreement, provide AstraZeneca with copies of all reports and data generated or obtained by Targacept or any of its Affiliates that relate to any Compound or Licensed Product that have not previously been provided to AstraZeneca; and

(e) subject to clause (b) above, if applicable, the rights and obligations of the Parties under Article 5 shall survive.

11.6 Return of Confidential Information. In the event of termination of this Agreement, each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Confidential Information (in the event of termination of this Agreement with respect to one or more Terminated Territories but not in its entirety, solely to the extent relating to such Terminated Territories but not the Territory) to which such first Party does not retain rights under the surviving provisions of this Agreement (except one copy of which may be retained solely for archival purposes). Upon the effective date of such termination, Targacept Licensed Product Information that AstraZeneca is required to return pursuant to the immediately preceding sentence shall be deemed Confidential Information only of Targacept. For clarity, in the event of termination of this Agreement with respect to any Terminated Territory (but not in its entirety), AstraZeneca shall have the right to retain a copy of all such Confidential Information that is necessary or reasonably useful for AstraZeneca to Develop and Commercialize Compound or Licensed Products with respect to the Territory.

11.7 Accrued Rights; Surviving Provisions.

11.7.1 Accrued Rights. Expiration or termination of this Agreement shall be without prejudice to any rights or remedies that have accrued hereunder to the benefit of a Party prior to such expiration or termination or that either Party may otherwise have at law or in equity. In addition, such expiration or termination shall not relieve either Party from obligations that are expressly indicated to survive expiration or termination of this Agreement.

11.7.2 Surviving Provisions. In addition to the provisions of this Agreement that survive termination of this Agreement pursuant to any provision of this Agreement, the provisions of Sections 3.7.1(c), 3.7.3(c), 3.9.2(a), 3.9.2(b), 3.11.2 (last sentence only), 4.1.4, 4.2, 5.5, 5.6, 5.7, 6.1.3, 6.2.1, 6.2.2, 6.2.3, 6.2.4, 7.1, 7.2, 7.3, 7.10, 7.11, 7.14, 8.1, 8.2, 8.3, 8.4, 12.1, 12.2, 12.3, 12.4 (excluding Section 12.4.1), 12.6, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.13, 12.14, 12.15, 12.16 and 12.17, and Articles 10 and 11 (including, for purposes of Section 11.5.1(f) and Section 11.5.3(c)(i), Sections 5.3.1(c)(i-iv), 5.3.1(d) and 5.5 through 5.10), shall survive expiration or termination of this Agreement (including, for purposes of interpreting any such Section or Article, Article 1 and all Sections, Articles or Schedules referenced in any such Section or Article).

ARTICLE 12

MISCELLANEOUS

12.1 Dispute Resolution.

12.1.1 Except as provided in Section 2.1.5 or Section 12.4 and except with respect to any provision of this Agreement that provides for a different dispute resolution mechanism in a particular context, in the event of any dispute concerning the validity, interpretation or construction of, compliance with, or breach of, this Agreement (each, a “Dispute”), either Party may, by written notice to the other Party, have such dispute referred to their respective Executive Officers for attempted resolution by good faith negotiations within ******** days after such notice is received. In the event the Executive Officers are not able to resolve such dispute within such ******** day period, then, either Party may submit such Dispute to arbitration pursuant to Section 12.1.2.

12.1.2 Binding Arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the AAA and otherwise as described in this Section 12.1.2.

(a) The arbitration shall be conducted by a panel of three (3) persons who have sufficient background and experience in pharmaceutical development or commercialization, as applicable, to resolve the Dispute and are independent of both Parties and conflict-free (the “Experts”); provided that the Parties may instead by mutual agreement select a single independent, conflict-free Expert. Subject to the foregoing proviso, within ******** days after initiation of arbitration, each Party shall select one person to act as an Expert and the two (2) Party-selected Experts shall select a third Expert within ******** days of their appointment. If the Experts selected by the Parties are unable or fail to agree upon the third Expert, the third Expert shall be appointed by the AAA of Washington D.C. The place of arbitration shall be Washington, D.C., and all proceedings and communications shall be in English.

(b) The Expert(s) shall make a final decision with respect to the Dispute within ******** days following the arbitration proceeding; provided that the Expert(s) shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.

(c) Either Party may apply to the Expert(s) for interim injunctive relief until the arbitration decision is rendered or the Dispute is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Dispute pursuant to this Section 12.1.2. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the Experts’ fees and any administrative fees of arbitration.

(d) Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither Party may, and the Parties shall instruct the Expert(s) not to, disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable New York statute of limitations.

(e) The Parties hereby agree that any payment to be made by a Party pursuant to a decision of the Expert(s) shall be made in Dollars.

(f) The decision of the Expert(s) shall be the sole, exclusive and binding remedy between the Parties regarding determination of each Dispute presented.

12.1.3 Baseball Arbitration. Under the circumstances described in Section 3.10.4 or Section 11.5.4(b), either Party may elect to have the matter resolved by expedited arbitration by an Expert. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the AAA and otherwise as described in this Section 12.1.3. Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint an appropriate Expert. If the Parties are not able to agree within ******** days after the receipt by a Party of the written request in the immediately preceding sentence, the AAA of Washington D.C, or such other similar entity as the Parties may agree, shall be responsible for selecting an Expert with background and experience in pharmaceutical commercialization within ******** days of being approached by a Party. The fees and costs of the Expert and the AAA (or such other entity) shall be shared equally (50%/50%) by the Parties. Within ******** days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have ******** Business Days from receipt of the other Party’s submission to submit a written response thereto. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination. Further, the Expert shall have the right to request information and materials and to require and facilitate discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective determinations. No later than ******** days after the designation of the Expert, or as otherwise agreed by the Parties, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most consistent with this Agreement and the most fair and reasonable to the Parties in light of the totality of the circumstances. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final, binding and conclusive, absent manifest error.

12.2 Notices. All notices and communications shall be in writing and delivered personally, by facsimile transmission, or by internationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to AstraZeneca:	If to Targacept:

AstraZeneca AB	Targacept, Inc.
V-Malarehamnen 9	200 East First Street
S-151 85 Södertälje	Suite 300
Sweden	Winston-Salem, NC 27101-4165
Tel: 46 8 553 260 00	Tel: (336) 480-2100
Fax: 46 8 553 288 12	Fax: (336) 480-2103
Attention: Secretary	Attention: Chief Executive Officer

With a copy to:	With a copy to:

AstraZeneca UK Ltd.	Targacept, Inc.
G37 Alderley House	200 East First Street
Alderley Park	Suite 300
Macclesfield, Cheshire	Winston-Salem, NC 27101-4165
England	Tel: (336) 480-2100
SK10 4TF	Fax: (336) 480-2103
Tel: 44 (0)1625 515802	Attention: General Counsel
Fax: 44 (0)1625 518805
Attention: Deputy General Counsel - Corporate

In addition, all notices to the JDC shall be sent to each Party’s designated members of such committees at such Party’s address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 12.2; provided that, notwithstanding the foregoing, notices to each member of the JDC may be sent by email to a known email address of the recipient.

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) ******** Business Days after deposit with an internationally-recognized overnight express courier with charges prepaid (b) ******** Business Days after mailed by certified, registered or regular mail, postage prepaid, or (c) the date transmitted by facsimile (with transmission confirmed), in each case (clauses (a), (b) and (c)) addressed to a Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 12.2. Any notice delivered by facsimile shall be confirmed by a copy delivered by courier or mail as provided above as soon as practicable thereafter.

12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (U.S.A.), excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

12.4 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 6.1 and Article 8 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that the other Party would not have entered into this Agreement in the absence of such restrictions.

12.4.1 Section 6.1. Each Party acknowledges and agrees that any breach or threatened breach of Section 6.1 would result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of Section 6.1 by a Party, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which the Party may be entitled in law or equity. Each Party agrees (a) to waive any requirement that the other Party post a bond or other security as a condition for obtaining any such relief and (b) to waive any requirement that the other Party show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.

12.4.2 Article 8. Each Party acknowledges and agrees that any breach or threatened breach of Article 8 might result in irreparable injury to the other Party for which there might be no adequate remedy at law. In the event of a breach or threatened breach of Article 8 by a Party, the other Party shall be entitled to seek to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights, if granted, would be cumulative and in addition to any other rights or remedies to which the Party may be entitled in law or equity.

12.4.3 Other. Nothing in this Section 12.4 is intended, or should be construed, to limit either Party’s rights to equitable relief or any other remedy for a breach of any provision of this Agreement besides Section 6.1 or Article 8.

12.5 Targacept Change of Control.

12.5.1 Notice. If Targacept enters into an agreement that results or, if the transaction contemplated thereby is completed, would result, in a Change of Control of Targacept, Targacept shall provide AstraZeneca with prompt written notice describing such Change of Control in reasonable detail (the “Targacept Change of Control Notice”). The Targacept Change of Control Notice shall be provided by Targacept promptly following the earlier of (a) the public disclosure of the entry into such agreement and (b) consummation of the transaction constituting the Change of Control.

12.5.2 Consequences of Change of Control of Targacept. Upon the occurrence of any Change of Control of Targacept:

(a) AstraZeneca shall have the option to disband the JDC and any or all Working Groups by giving written notice to Targacept within ******** after the later of the date the Targacept Change of Control Notice is delivered to AstraZeneca and the consummation of the Change of Control transaction (the “Election Period”), and if AstraZeneca elects to disband the JDC or any Working Group any activities and decisions that would otherwise have been performed, made or subject to determination by the JDC or such Working Group, as the case may be, shall be performed, made or determined by AstraZeneca acting unilaterally;

(b) AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to terminate the Parties’ right to appoint Alliance Mangers and Development Liaisons;

(c) AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to terminate Targacept’s rights under Section ********;

(d) AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to terminate Targacept’s Co-Promotion Right and the Co-Promotion Agreement (if any) and Targacept’s rights under Sections ******** and ********; and

(e) AstraZeneca shall have no obligations to provide ******** or ********, or to ******** with respect to the Development and Commercialization of Compounds or Licensed Products under this Agreement, except to: (i) provide ******** as provided in Section ******** and ******** as provided in Section ******** and (ii) comply with the audit requirements provided in Section 5.5.

12.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

12.7 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.8 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single agreement. An executed signature page of this Agreement delivered by facsimile transmission or in PDF format via email shall be as effective as the manual exchange of an originally executed signature page.

12.9 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

12.10 No Third Party Beneficiaries. Except as set forth in Section 7.7.6, no Third Party (including no employee of either Party) shall have or acquire any rights by reason of this Agreement.

12.11 Purposes and Scope. The Parties understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement and the relationship between the Parties is that of independent contractors. Nothing in this Agreement shall be construed to: (a) create or imply a general partnership or joint venture between the Parties; (b) make either Party the agent of the other for any purpose; (c) to alter, amend or supersede any other arrangements between the Parties with respect to any subject matters not covered hereunder; (d) to give either Party the right to bind the other; (e) to create any duties or obligations between the Parties except as expressly set forth herein; or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

12.12 Assignment and Successors. Neither Party shall assign its rights or, subject to Section 3.12, delegate its obligations under this Agreement without the consent of the other, which shall not be unreasonably withheld, conditioned or delayed, except that: (a) each Party may assign this Agreement and the rights, obligations and interests of such Party (i) in whole or in part, to any of its Affiliates or (ii) in whole, but not in part, to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor resulting from a Change of Control; and (b) each Party shall always have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates, but, in such event, shall remain responsible for and liable with respect to such obligations.

12.13 Force Majeure. Neither AstraZeneca nor Targacept shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure. In event of such Force Majeure, the Party affected shall use diligent efforts to cure or overcome the same and resume performance of its obligations hereunder.

12.14 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. Territory or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental authority in accordance with applicable law.

12.15 Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless a context otherwise requires, wherever used in this Agreement (including any Schedule hereto): (i) the singular shall include the plural and the plural shall include the singular; (ii) the use of any gender shall be applicable to all genders; the word “or” is used in the inclusive sense (and/or); (iii) the words “including,” “taking into account” and all correlative words are used without limitation and shall mean “including without limitation,” “taking into account without limitation” or their respective correlative words, as the case may be; (iv) any statutory or regulatory citation includes such statute or regulation as amended or as superseded by any other statute or regulation; (v) consistent with the absence of any duty to conduct any investigation with respect to the applicable facts or information by reason of the execution of this Agreement or the formation of the Collaboration, no statement, representation or warranty made or given to the Knowledge of a Party shall create any implication that, be construed to mean that or constitute a certification, representation or warranty that any one or more of the individuals identified (by name or position) in clause (a) or clause (b) of the definition of “Knowledge” knows affirmatively (i.e., so as to be able to positively confirm) such facts and information to be true and correct, and each such statement, representation or warranty shall constitute negative assurance as to such facts and information; (vi) all references to a Party’s Controlling Affiliate shall be if any; and (vii) all references to JDC approval or a JDC determination shall be subject to resolution in accordance with Section 2.1.5.

12.16 Integration; Severability. This Agreement sets forth the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties or their Affiliates with respect to such subject matter, including the Existing CDA. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Laws and if the rights or obligations of either Party, taken as a whole, will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

12.17 Further Assurances. Each of Targacept and AstraZeneca agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

12.18 HSR Filing. Each Party shall, as promptly as practicable after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby; provided that the Parties shall each file the notifications required to be filed under the HSR Act within ******** Business Days after the Execution Date. The Parties shall cooperate with each other in the preparation of any such filing. The Parties shall use diligent efforts to respond promptly to any requests for additional information made by either of such agencies and to cause the waiting period (and any extension thereof) under the HSR Act to terminate or expire at the earliest possible date after the date of filing. If the Parties have failed to obtain the necessary clearances required under the HSR Act by March 1, 2010, either Party shall have the right, on written notice to the other Party, to terminate this Agreement. Each Party shall bear all costs and expenses incurred by it in connection with filings under the HSR Act, except that AstraZeneca shall be responsible for the filing fees associated with such filings by either Party.

12.19 Prior to Effective Date.

12.19.1 Targacept shall conduct its business with respect to the Primary Compound and Licensed Products in the ordinary course, consistent with past practices, during the period from the Execution Date until the earlier of (a) Effective Date or (b) ********, 2010, including by not conducting any End of Phase 2 Meeting with the FDA relating to any Licensed Product or initiating any Phase 3 Clinical Trial for any Licensed Product. For clarity, the submission by Targacept of documents, questions or other information or materials to, or other communication with, the FDA in contemplation of an End of Phase 2 Meeting to be conducted after the earlier of the Effective Date or ********, 2010 is expressly permitted and shall not be deemed to violate or breach this Section 12.19.1 or any other provision of this Agreement.

12.19.2 Notwithstanding anything in this Agreement to the contrary, (a) neither Party shall have the right to amend, modify or update in any respect the Amplixa Global Development Outline or the first Amplixa Annual Global Development Plan during the period from the Execution Date until the Effective Date and (b) any such amendment, modification or update made by a Party notwithstanding this Section 12.19.2 shall be null and void and of no force or effect.

12.19.3 Notwithstanding anything in this Agreement to the contrary, this Agreement (other than Section 8.4, Section 12.18 and this Section 12.19)) shall not become effective unless and until the waiting period (or any extension thereof) under the HSR Act in the United States has expired or been terminated early (the date of such expiration or earlier termination, the “Effective Date”).

12.19.4 Each Party shall use diligent efforts to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date.

* - * - * - *

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
Name:	J. Donald deBethizy
Title:	President & Chief Executive Officer

ASTRAZENECA AB (publ)

By:	/s/ Anders Ekblom
Name:	Anders Ekblom
Title:	Authorised Signatory

SCHEDULE 1

DESCRIPTION OF THE PRIMARY COMPOUND

Chemical IUPAC Name:

********

Structural Formula:

********

SCHEDULE 2

EXISTING PATENT RIGHTS

Part A: Owned Patent Rights

Country	Filing Date	Application #	Issue Date	Pat#
********
********
********
********
********
********
********
********
********
********
********
********

Part B: In-Licensed Patent Rights

Country	Filing Date	Application #	Issue Date	Pat#
********
********
US	6/15/01	09/882,935	5/11/04	6,734,215
US	5/19/03	10/441,947	9/5/06	7,101,916
********
********
********
Europe	12/16/99	99967401.3	3/22/06	1,139,743
Austria		99967401.3		1,139,743
Belgium		99967401.3		1,139,743
Switzerland		99967401.3		1,139,743
Germany		99967401.3		69930552.7-08
Denmark		99967401.3		1,139,743
Spain		99967401.3		1,139,743
Finland		99967401.3		1,139,743
France		99967401.3		1,139,743
UK		99967401.3		1,139,743
Greece		99967401.3		20060401770
Ireland		99967401.3		1,139,743
Italy		99967401.3		1,139,743
Luxembourg		99967401.3		1,139,743
Netherlands		99967401.3		1,139,743
Portugal		99967401.3		1,139,743
Sweden		99967401.3		1,139,743
Europe div.	12/16/99	5024899.6	9/3/08	1,634,498
Austria		5024899.6		1,634,498
Belgium		5024899.6		1,634,498
Switzerland		5024899.6		1,634,498
Cyprus		5024899.6		1,634,498
Germany		5024899.6		69939498.8-08
Denmark		5024899.6		1,634,498
Spain		5024899.6		1,634,498
Finland		5024899.6		1,634,498
France		5024899.6		1,634,498
UK		5024899.6		1,634,498
Greece		5024899.6		20080403093
Ireland		5024899.6		1,634,498
Italy		5024899.6		1,634,498
Luxembourg		5024899.6		1,634,498
Monaco		5024899.6		1,634,498
Netherlands		5024899.6		1,634,498
Portugal		5024899.6		1,634,498
Sweden		5024899.6		1,634,498
********
********
********
US	11/23/98	09/198,882	3/7/00	6,034,079
US	3/15/00	09/526,403	12/27/05	6,979,698
********
Canada	8/11/98	2,300,148	6/23/09	2,300,148
Europe	8/11/98	98939328.5	12/19/07	1,011,678
Austria		98939328.5		1,011,678
Belgium		98939328.5		1,011,678
Switzerland		98939328.5		1,011,678
Cyprus		98939328.5		1,011,678
Germany		98939328.5		69838875.5-08
Denmark		98939328.5		1,011,678
Spain		98939328.5		1,011,678
Finland		98939328.5		1,011,678
France		98939328.5		1,011,678
UK		98939328.5		1,011,678
Greece		98939328.5		20080400416
Ireland		98939328.5		1,011,678
Italy		98939328.5		1,011,678
Netherlands		98939328.5		1,011,678
Portugal		98939328.5		1,011,678
Sweden		98939328.5		1,011,678
********
Taiwan	11/4/98	87113218	6/1/05	I-233,354
South Africa	8/11/98	98/7182	8/31/99	98/7182
********
********
********
********
********

Part C: ******** Application

********
********

SCHEDULE 3

EXISTING TRADEMARKS

AMPLIXA	Canada	Filed
AMPLIXA	Community Trademark	Registered
AMPLIXA	Japan	Registered
AMPLIXA	Mexico	Filed
AMPLIXA	United States	Filed (2)

INVERSINE	Ireland	Registered
INVERSINE (block letters)	United States	Registered
INVERSINE (stylized)	United States	Registered

amplixa.com amplixa.net amplixa.org amplixa.us inversine.com inversine.net inversine.org mecamylamine.com mecamylamine.net mecamylamine.org

SCHEDULE 4

SPECIAL MILESTONE CRITERIA

********

SCHEDULE 5

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the 15th day of January 2010 (the “Effective Date”) by and between Targacept, Inc., a Delaware corporation having its principal place of business at 200 East First Street, Winston-Salem, North Carolina 27101 (“Targacept”), and AstraZeneca AB, a company limited by shares organized and existing under the laws of Sweden having a principal place of business at V-Malarehamnen 9, S-151 85 Södertälje, Sweden (“AstraZeneca”). Targacept and AstraZeneca are each referred to herein by name or as a “Party” or, collectively, as the “Parties.” All capitalized terms used but not defined herein shall have the meanings set forth in that certain Collaboration and License Agreement by and between the Parties dated as of December 3, 2009 (the “Collaboration Agreement”).

RECITALS

WHEREAS, Targacept is a party to (a) that certain Amended and Restated Supply Agreement by and among Targacept, Poli Industria Chimica, SpA (“Poli”) and Interchem Corporation (“Interchem”) dated December 3, 2009, attached hereto as Annex A (the “Existing TRGT Supply Agreement”), the related Quality Agreement by and among Targacept, Poli and Interchem dated December 3, 2009, attached hereto as Annex B (the “Existing TRGT Quality Agreement”), and the related Services Agreement by and among Targacept, Poli and Interchem dated July 28, 2006, as amended, attached hereto as Annex C (the “Existing TRGT Services Agreement” and, together with the Existing TRGT Supply Agreement and the Existing TRGT Quality Agreement, the “Existing TRGT API Agreements”), and (b) that certain Master Services Agreement by and between Targacept and ******** dated August 13, 2009, and Work Order No. 1 dated August 13, 2009 thereunder, attached hereto as Annex D (collectively, the “******** Agreement” and, together with the Existing TRGT API Agreements, the “Manufacturing Agreements”);

WHEREAS, the Parties have entered into the Collaboration Agreement, pursuant to which the Parties established a worldwide, strategic collaboration for the continued development of the Primary Compound, and potentially for the development of other Compounds, and, if successful, Marketing Approval and Commercialization for Licensed Products; and

WHEREAS, as contemplated by the Collaboration Agreement, Targacept now desires to assign to AstraZeneca the Manufacturing Agreements and AstraZeneca now desires to assume the Manufacturing Agreements, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

ASSIGNMENT AND ASSUMPTION

1.1	Assignment. Targacept hereby assigns, sells, transfers and sets over to AstraZeneca all of Targacept’s rights and Liabilities (as defined herein) under the Manufacturing Agreements as of the Effective Date, but expressly excluding any and all Excluded Liabilities (as defined herein). Targacept shall retain and remain solely responsible for, and shall satisfy, perform, pay and discharge when and as due any and all Excluded Liabilities. “Liability” means any debt, liability, loss, damage, cost, expense and obligation of any kind (whether fixed or contingent, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for taxes. “Excluded Liabilities” means all Liabilities under the Manufacturing Agreements arising, or attributable to actions or omissions occurring, prior to the Effective Date, including Liabilities with respect to any claim or action asserted on or after the Effective Date to the extent the conduct giving rise to such claim or action occurred prior to the Effective Date.

1.2	Acceptance and Assumption. AstraZeneca hereby accepts the assignment made by Targacept herein and hereby assumes and agrees to satisfy, perform, pay and discharge when and as due any and all Liabilities under the Manufacturing Agreements other than the Excluded Liabilities.

ARTICLE 2

GENERAL PROVISIONS

2.1	Entire Agreement. The Parties have entered into the Collaboration Agreement, which contains certain financial and other provisions. This Agreement does not amend, limit or otherwise qualify any representation, warranty, covenant, right or obligation of Targacept or AstraZeneca under the Collaboration Agreement. To the extent there is a conflict between the terms and conditions of this Agreement and the terms and conditions of the Collaboration Agreement, the terms and conditions of the Collaboration Agreement shall govern. Subject to the foregoing, this Agreement (and all Annexes attached hereto) sets forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof.

2.2	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

2.3	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (U.S.A.), excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

2.4	Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

2.5	Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single agreement. An executed signature page of this Agreement delivered by facsimile transmission or in PDF format via email shall be as effective as the manual exchange of an originally executed signature page.

2.6	Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provision shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

2.7	No Third Party Beneficiaries. No Third Party (including no employee of either Party), shall have or acquire any rights by reason of this Agreement.

2.8	Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless a context otherwise requires, wherever used in this Agreement, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or) and the words “including” and all correlative words are used without limitation and shall mean “including without limitation” or their correlative words, as the case may be.

2.9	Severability. To the fullest extent permitted by Applicable Laws, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Laws and if the rights or obligations of either Party, taken as a whole, will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the Parties.

2.10	Further Assurances. Targacept shall from time to time, at the request of AstraZeneca, execute and deliver, or cause to be executed and delivered, such other documents or instruments of assignment, transfer and conveyance and take such other actions as AstraZeneca may reasonably request, in order to carry out the provisions of this Agreement or more effectively consummate the transactions contemplated hereby.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TARGACEPT, INC.

By:

Name:

Title:

ASTRAZENECA AB (publ)

By:

Name:

Title:

ANNEX A

EXISTING TRGT SUPPLY AGREEMENT

ANNEX B

EXISTING TRGT QUALITY AGREEMENT

ANNEX C

EXISTING TRGT SERVICES AGREEMENT

ANNEX D

******** AGREEMENT

SCHEDULE 6

MATERIAL TERMS TO BE INCLUDED IN THE CO-PROMOTION AGREEMENT

The Co-Promotion Agreement to be negotiated by the Parties pursuant to Section 3.10.1 of the Agreement shall contain the following material terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

1. Co-Promotion Rights and Obligations.

(a) Subject to the terms and conditions herein, AstraZeneca shall grant to Targacept the right to Detail (as defined herein) each Co-Promoted Product in the U.S. Territory to ******** (together, the “Target Audience”) in accordance with the Plans (as defined in Section 11 below); provided, however, that Targacept shall be required to provide ******** sales representatives to Detail Co-Promoted Product(s), unless AstraZeneca shall otherwise consent, and not more than ******** sales representatives to Detail Co-Promoted Product(s), unless Targacept and AstraZeneca shall otherwise consent. “Detail” means that part of an in person, face-to-face sales call during which a representative, who has successfully completed the training program described in Section 4(b) with respect to the Co-Promoted Product, makes a full presentation of the Co-Promoted Product to a physician or other medical professional with prescribing authority, in a fair and balanced manner consistent with the requirements of the Co-Promotion Agreement and Applicable Laws. For the avoidance of doubt, the following shall not constitute a Detail: (i) e-details; (ii) presentations made at conventions or to any group of more than ******** prescribers; or (iii) mere delivery of sample forms without discussion with a medical professional about the Co-Promoted Product.

(b) Targacept shall perform its activities under the Co-Promotion Agreement in accordance with (i) the PhRMA Code on Interactions with Healthcare Professionals, (ii) Applicable Laws (iii) AstraZeneca’s then-current compliance policies for promoting pharmaceutical products, and (iv) the applicable provisions of any corporate integrity agreement to which AstraZeneca (or its applicable Affiliate) is then subject; provided that, in the case of clauses (iii) and (iv), (A) AstraZeneca has provided copies of such compliance policies or applicable provisions to Targacept and (B) training with respect to such compliance policies or applicable provisions has been included in the training program provided to each of Targacept’s Designated Sales Forces as described in Section 4(b).

(c) Targacept may perform some or all of its Detailing obligations under the Co-Promotion Agreement through a contract sales organization (“CSO”), at Targacept’s sole cost and expense; provided that (i) no permitted use of a CSO by Targacept shall relieve Targacept of any of its obligations under the Co-Promotion Agreement, (ii) the individuals provided by such CSO shall promote products (including the Co-Promoted Product(s)) only pursuant to agreement(s) with Targacept, and (iii) each agreement with a CSO shall be subject to the review and approval of AstraZeneca.

2. Sales Force Composition.

(a) Designated Sales Forces. During the term of the Co-Promotion Agreement (“Term”), Targacept shall use the number of sales forces assigned to the promotion of a Co-Promoted Product (each, a “Designated Sales Force”) as set forth in the applicable Plan then in effect to Detail such Co-Promoted Product, provided that such number of Representatives is consistent with Section 1(a).

(b) Minimum Qualifications. Except as may be set forth to the contrary in the applicable Plan, each of Targacept’s sales representatives and sales managers shall (i) have graduated from ******** and (ii) have satisfactorily completed the sales training program specified in Section 4(b). In addition, ******** of Targacept’s sales representatives and sales managers engaged in the promotion of a Co-Promoted Product at any time during the Term must have been promoting branded pharmaceutical products in the U.S. Territory for ******** prior to the date that such person commences promoting such Co-Promoted Product.

(c) Turnover and Vacancies. During the Term and after the launch of the first Co-Promoted Product in the U.S. Territory, Targacept shall use commercially reasonable efforts to ensure that (i) turnover on any of its Designated Sales Forces in any Calendar Year does not exceed standards customary in the United States contract sales organization industry at the time as reasonably determined by AstraZeneca and set forth in the applicable Plan and (ii) each Designated Sales Force has a maximum vacancy rate for any Calendar Period during the Term that does not exceed standards customary in the United States contract sales organization industry at the time as determined by AstraZeneca and set forth in the applicable Plan.

(d) Sales Force Incentives. The incentive compensation structure for Targacept’s Designated Sales Force(s) shall be solely determined by Targacept, provided that each such incentive program shall provide that the weighting for sales performance of the Co-Promoted Product(s) shall be at least ******** of such Targacept’s Designated Sales Force(s)’ total incentive compensation.

(e) Sales Meetings and Review. Targacept shall permit AstraZeneca’s compliance and sales and marketing management personnel (at reasonable levels), upon the request of AstraZeneca, to attend and participate in those portions of its sales meetings that relate solely to the Co-Promoted Product(s); provided that Targacept shall ensure that significant portions of any sales meeting with respect to the Co-Promoted Product(s) shall relate solely to the Co-Promoted Product(s); provided further that ******** shall bear the costs of travel and attendance at such meetings for ******** compliance and sales and marketing management personnel. Further, Targacept shall permit AstraZeneca’s compliance and sales and marketing management personnel, upon request of AstraZeneca, to spend time in the field (ride-alongs) with Targacept’s sales representatives to assess their performance under the Co-Promotion Agreement (e.g., messaging, quality, sales direction) and compliance with Sections 1(b)(i) – (iv) above.

(f) Non-Solicitation. During the Term and for a period of ******** thereafter, neither Party shall actively recruit or solicit any member of a Designated Sales Force or any other staff of the other Party engaged in the marketing, promotion or Detailing of any Co-Promoted Product. For the avoidance of doubt, this provision shall not restrict either Party or its Affiliates from advertising employment opportunities, engaging head-hunters or engaging in any other activity directed towards recruitment, in each case if and to the extent that such advertising or activities do not directly target the other Party or its Affiliates.

(g) Managed Care. AstraZeneca shall be responsible for managing necessary responsibilities with respect to the Co-Promoted Product(s) across all managed care market segments in the U.S. Territory and shall have exclusive responsibility for: (i) ********, (ii) ********; (iii) ********; (iv) ********; (v) ********; and (vi) all other matters related to managed care.

3. Promotional Materials.

(a) During the Term, AstraZeneca shall create and produce all written, printed or graphic material, other than product labels and inserts, intended for use by sales representatives in promoting Co-Promoted Product(s) in the U.S. Territory, including visual aids, file cards, premium items, clinical study reports, reprints, drug information updates and any other promotional support items (collectively, the “Promotional Materials”) to be used by the Parties in connection with the co-promotion of Co-Promoted Product(s) in accordance with the terms of the applicable Plan. All Promotional Materials and the directions to sales representatives for the use of such Promotional Materials, in each case provided by AstraZeneca, shall comply with Applicable Laws. The quantities of Promotional Materials for each Co-Promoted Product produced by AstraZeneca (other than materials intended for distribution to patients) shall be allocated to the Parties in proportion to the respective numbers of representatives engaged by the Parties to co-promote such Co-Promoted Product.

(b) Targacept shall, and shall cause its sales representatives to, use only the Promotional Materials provided by AstraZeneca in connection with the promotion of Co-Promoted Product(s). Targacept shall ensure that the Promotional Materials are used only in the form provided and not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by any member of its Designated Sales Force(s).

(c) Targacept shall, and shall cause its sales representatives to, immediately cease the use of any Promotional Materials when instructed to do so by AstraZeneca. Targacept shall, and shall cause its sales representatives to, use the Promotional Materials only for the purposes contemplated by the Co-Promotion Agreement. All Promotional Materials in the possession of Targacept or its sales representatives shall be returned to AstraZeneca upon termination of the Co-Promotion Agreement or as earlier requested by AstraZeneca.

(d) Targacept shall, and shall cause its sales representatives to, make only such statements and claims regarding the Co-Promoted Product(s), including as to efficacy and safety, as are consistent with the applicable product labels and inserts and Promotional Materials. Targacept shall not, and Targacept shall cause its sales representatives not to, make any false or misleading statements or comments about the Co-Promoted Product(s).

4. Training.

(a) Training Materials. AstraZeneca shall (i) establish training objectives (including with respect to: disease state; Co-Promoted Product knowledge; competitive product knowledge; compliance with Applicable Law, compliance policies and applicable provisions of any corporate integrity agreement; use of sample forms; reporting of adverse events, field alerts, product quality complaints and PIRs (as defined herein); and other information AstraZeneca deems necessary or appropriate) and training plans for members of Targacept’s Designated Sales Force(s) who are hired or assigned to promote Co-Promoted Product(s) and (ii) develop and produce all training programs and materials (including Co-Promoted Product sales orientation assessment tests and refresher tests) to be used by Targacept.

(b) Training Programs. A reasonable time prior to the launch of the first Co-Promoted Product in the U.S. Territory, AstraZeneca, at its expense (including costs for Targacept’s representatives travel, food and lodging for training meetings, but excluding Targacept’s internal costs for salaries and benefits), shall provide training materials to, and hold in-person meetings or webcasts for, each member of each Targacept’s Designated Sales Force prior to his or her commencement of promotion of such Co-Promoted Product to ensure that he or she is appropriately trained in proper Detailing and sales techniques and properly trained and able to satisfy his or her responsibilities under the Co-Promotion Agreement. Following the launch of the first Co-Promoted Product in the U.S. Territory, AstraZeneca shall provide training materials to, and hold in-person meetings or webcasts for, each member of each Targacept’s Designated Sales Force as necessary to provide refresher training and training updates. AstraZeneca shall bear the costs of training materials and the costs of its own personnel who provide the refresher training and training updates, and Targacept shall bear all other expenses related to such refresher training and training updates.

5. PDE Requirements. For purposes hereof, “PDE” means a primary Detail equivalent where (i) a Primary Product Presentation (a Detail during a sales call in which a Co-Promoted Product ********) has a value of ******** primary Detail equivalent, (ii) a Secondary Product Presentation (a Detail during a sales call in which a Co-Promoted Product ********) has the value of ******** primary Detail equivalents and (iii) a Product Presentation in ********. In any event, no more than three products may be presented during any sales call.

(a) Performance of PDEs. In each calendar trimester, or such other period as AstraZeneca may designate from time to time (each, a “Calendar Period”), during the Term, Targacept shall use commercially reasonable efforts to perform the number of PDEs for each Co-Promoted Product to be performed by Targacept as set forth in the applicable Plan for such Calendar Period (the “Targeted PDEs”); provided that, without limiting the foregoing, for each Calendar Period, Targacept shall be conclusively presumed to have satisfied such obligation if it performed ******** of the aggregate number PDEs allocated to Targacept in the applicable Plan (consistent with the Section 11) for such Calendar Period. In addition, in each Calendar Period during the Term, Targacept shall ensure that ******** of the number of PDEs it actually performed were made to targeted prescribers. Targacept may deliver ******** of its required PDEs to non-target prescribers if it reasonably believes in good faith that such PDEs are likely to result in increased sales of Co-Promoted Product(s).

(b) Shortfalls. In the event that Targacept believes in good faith that, notwithstanding commercially reasonable efforts, it will be unable to perform the number of Targeted PDEs for any Calendar Period, it shall promptly give written notice to AstraZeneca that it shall not be able to meet its PDE obligations and the projected shortfall in PDEs.

(c) Permissible PDEs. For purposes of determining compliance by Targacept with any of its annual PDE performance requirements set forth in the Co-Promotion Agreement, except as provided in the last sentence of Section 5(a), PDEs that are not performed by Targacept as set forth in the applicable Plan for the applicable Calendar Period, shall not be taken into account.

6. Failure to Perform Required Number of PDEs; Consequences.

(a) Subject to Section 6(c), if, during any ******** Calendar Periods, Targacept fails to perform ******** of its Targeted PDEs for each Co-Promoted Product as set forth in the respective Plans for such Calendar Periods (each such Calendar Period, a “Shortfall Calendar Period”), then the PDE Cost (as defined in Section 10) for the Calendar Period immediately following such two Shortfall Calendar Periods (but not any Calendar Period thereafter) shall be equal to the product of (i) ********, (but without regard to this Section 6(a)), multiplied by (ii) ******** such Co-Promoted Product(s) actually performed by Targacept during such ******** Shortfall Calendar Periods, divided by the sum of A + B, where A is ******** of the Targeted PDEs for ******** as set forth in the applicable Plan for such Calendar Period and B is ******** of the Targeted PDEs for ******** as set forth in the applicable Plan for such Calendar Period. The reduction in compensation set forth in this Section 6(a) shall apply whether or not Targacept has used commercially reasonable efforts to perform the Targeted PDEs under the applicable Plans.

(b) Subject to Section 6(c), in addition to any reduction in compensation pursuant to Section 6(a), if during any Calendar Year Targacept performs ******** of the aggregate number of its Targeted PDEs for each Co-Promoted Product to be performed during such Calendar Year as set forth in the applicable Plan for such Calendar Year, then AstraZeneca may terminate the Co-Promotion Agreement by giving notice to Targacept not later ******** days after the end of the Calendar Year during which the termination right arises, and such termination shall become effective ******** days after delivery of such notice. AstraZeneca’s right to terminate under this Section 6(b) shall apply whether or not Targacept has used commercially reasonable efforts to perform the Targeted PDEs under the applicable Plan.

(c) Notwithstanding anything herein to the contrary, in no event shall the amount payable to Targacept under the Co-Promotion Agreement be reduced due to a failure of Targacept to provide a particular percentage of Targeted PDEs for particular Calendar Period(s) as set forth in Section 6(a), and in no event shall AstraZeneca have the right to terminate the Co-Promotion Agreement due to a failure of Targacept to provide a particular percentage of Targeted PDEs for particular Calendar Year as set forth in Section 6(b), unless the AstraZeneca field force(s) comparable to Targacept’s Designated Sales Force(s) has itself satisfied the same applicable percentage standard, as demonstrated by ******** or ******** to be provided by AstraZeneca to Targacept (in each case generated in a consistent manner).

7. Samples. AstraZeneca may, in its sole and absolute discretion and at its expense, make sample request forms available to Targacept for use by Targacept’s sales representatives in Detailing Co-Promoted Product(s). Such sample order forms will be used by Targacept’s sales representatives to submit to AstraZeneca requests by prescribers for Co-Promoted Product samples, and AstraZeneca will fulfill such requests by delivering the samples directly to the prescribers. Targacept’s sales representatives will not carry any Co-Promoted Product samples. AstraZeneca in its sole and absolute discretion will determine the number of sample request forms (and the number of samples that may be requested pursuant to each such form), if any, to be distributed and sampling strategy for such sample forms.

8. Promotion of Other Products. During the Term, members of each of Targacept’s Designated Sales Forces shall be permitted to promote products in addition to Co-Promoted Product(s); provided that such other products have not ********.

9. Reporting and Auditing.

(a) Recordkeeping. Targacept shall keep complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations under the Co-Promotion Agreement, including records of PDEs performed by its sales representatives, in sufficient detail to calculate all fees and expenses payable pursuant to the Co-Promotion Agreement and to prepare all reports required thereunder. All financial books and records maintained by Targacept shall be maintained in accordance with GAAP.

(b) Detail Reporting. Targacept shall cause each of its sales representatives to report his or her Detailing activity in accordance with the procedures specified from time to time in the applicable Plan. Targacept, at its sole expense, shall ensure that each of its sales representatives on its Designated Sales Force(s) is properly equipped with all necessary hardware, software and other information technology required from time to time by the applicable Plan to perform his or her recordkeeping and reporting obligations under this Section.

(c) Tracking Reports. Targacept shall provide to AstraZeneca such additional information and reports concerning Detail activity under the Co-Promotion Agreement at the times and in the manner specified in the applicable Plan; provided that (i) no less often than ******** during ******** after the launch of each Co-Promoted Product and (ii) no less often than ******** per Calendar Period thereafter, Targacept shall submit to AstraZeneca a written report containing the following information with respect to such ******** or Calendar Period, as the case may be:

(A) the total number of PDEs for such Co-Promoted Product performed by Targacept;

(B) the total number of Primary Product Presentations and Secondary Product Presentations for such Co-Promoted Product performed by Targacept; and

(C) the number of PDEs for such Co-Promoted Product performed by Targacept made in total and individually to target prescribers.

(d) PDE Audits. No more than ******** during any ******** period during the Term, AstraZeneca shall have the right to engage an independent third party auditor (an “Auditor”) to conduct an audit of Targacept’s Detailing activities to confirm the accuracy of the Detail and PDE related-information contained in the reports delivered by Targacept. If the results of such audit identify an overstatement of PDEs, within ******** days after the date on which the Auditor’s report is delivered, Targacept shall reimburse the excess payment made by AstraZeneca for such overstated PDEs, with interest at an annual rate of LIBOR plus ******** basis points (or, if less, the maximum interest rate permitted by Applicable Laws) from the date such excess payment was made by AstraZeneca until such excess payment is reimbursed in full by Targacept. Any audit conducted under this Section 9(d) shall be at AstraZeneca’s sole expense; provided, however, that if the results of such audit identify an overstatement of PDEs in such reports by ******** more in any Calendar Period, then Targacept shall bear the expense of such audit and shall implement promptly corrective actions reasonably acceptable to AstraZeneca to ensure accurate reporting thereafter. At any time within ******** after the completion of an audit that identifies an overstatement of PDEs by ******** or more in any Calendar Period, AstraZeneca shall have the right to engage an Auditor to conduct, at Targacept’s reasonable expense, a subsequent audit of Targacept’s Detailing activities, to ensure that Targacept has corrected its reporting deficiencies.

(e) Detail Message Audits. AstraZeneca shall have the right, at its sole expense, to engage an Auditor to conduct market research in order to evaluate the effectiveness of the Details performed by Targacept and the content of the “Product Message” (the principal promotional messages with respect to a Co-Promoted Product set forth in the applicable Plan, that a sales representative is required to convey to a prescriber during a Detail of such product) delivered by the Targacept’s sales representatives. If such market research indicates that Targacept is not delivering a Product Message consistent with the applicable Plan or the Co-Promotion Agreement, then AstraZeneca may deliver written notice of such failure to Targacept. Within ******** after receipt of such notice, Targacept shall develop and deliver to AstraZeneca a plan of action designed to correct such failure that is reasonably satisfactory to AstraZeneca (a “Corrective Plan”). Targacept shall implement the Corrective Plan within ******** after approval thereof by AstraZeneca. AstraZeneca shall have the right, at the reasonable expense of Targacept, to engage an Auditor to conduct independent market research in order to evaluate whether Targacept has corrected such failure in accordance with the Corrective Plan. If such market research indicates that Targacept has not corrected such failure, then AstraZeneca may deliver written notice of such failure to Targacept. Within ******** after receipt of such notice, Targacept (at its sole expense) will develop and deliver to AstraZeneca a comprehensive re-training program for its applicable Designated Sales Force reasonably satisfactory to AstraZeneca (the “Retraining Program”), which may utilize the materials developed by AstraZeneca for the training and refresher programs pursuant to Section 4(b). Targacept shall implement the Retraining Program within ********. AstraZeneca shall have the right, at the reasonable expense of Targacept, to engage an Auditor to conduct independent market research in order to evaluate whether Targacept has corrected such failure as a result of the Retraining Program. Without limitation of Section 17(b)(i), if such market research indicates that Targacept has not corrected such failure in one or more sales territories, Targacept will use commercially reasonable efforts to replace within ******** the members of Targacept’s Designated Sales Forces Detailing in such sales territories.

10. Co-Promotion Fees and Expenses.

(a) Promotion Fee Payment. Not later than ******** after the end of each Calendar Period during the Term (commencing with the Calendar Period in which the launch of the first Co-Promoted Product in the U.S. Territory occurs), AstraZeneca shall pay to Targacept a fee in an amount equal to (i) the number of PDEs for Co-Promoted Product(s) actually performed by Targacept during such Calendar Period, multiplied by (ii) the PDE Cost applicable for such Calendar Period. In no event shall AstraZeneca pay any compensation to Targacept for PDEs performed by Targacept in any Calendar Period in excess of the Targeted PDEs for such Calendar Period unless AstraZeneca otherwise consents to such excess or to such payment. Except as provided in this Section 10(a), Targacept shall bear and be solely responsible for all costs and expenses incurred by it in the performance of its obligations under the Co-Promotion Agreement.

For purposes hereof, “PDE Cost,” means (A) with respect to the first ******** period following the launch of the first Co-Promoted Product in the U.S. Territory, the ******** of the good faith quotes obtained jointly by AstraZeneca and Targacept not less than ******** prior to such launch from ******** reputable CSOs in the U.S. Territory for the price that would be charged by such CSOs for performing a PDE on the terms and conditions of the quote specified in the then-current applicable Plan, or, if obtaining such quotes is not reasonably practicable, such other method as may be agreed by the Parties, and (B) with respect to each successive ******** period thereafter, (1) the PDE Cost for the immediately preceding ******** period, multiplied by (2) the sum of ********, rounded to the nearest one Dollar (US $1).

(b) Recruitment Cost Reimbursement. Not later than ******** after the launch of the first Co-Promoted Product in the U.S. Territory, AstraZeneca shall pay Targacept an amount equal to (i) the number of members of Targacept’s Designated Sales Force(s) as of such launch date, multiplied by (ii) the ******** of the good faith quotes obtained jointly by AstraZeneca and Targacept not less than ******** prior to such launch from ******** reputable CSOs in the U.S. Territory for the price that would be charged by such CSOs for recruiting a designated sales force.

11. Plan. For each Co-Promoted Product, there shall be a co-promotion plan (each, a “Plan”) that sets forth, with respect to the applicable annual period, a description of strategy and positioning implementation for such Co-Promoted Product in the U.S. Territory and the key Detailing issues for such Co-Promoted Product in the U.S. Territory including:

(a) a “Promotional Plan” that specifies the Promotional Materials to be used by Targacept in conducting promotional activities with respect to such Co-Promoted Product and the applicable Product Message;

(b) a “Sales Force Management Plan” that specifies, per region or local market within the U.S. Territory, (i) the minimum number of sales representatives and other members of the Designated Sales Force(s) to be provided by Targacept; (ii) the minimum qualifications for sales representatives (to the extent that such minimum represents a change from the minimum set forth in Section 2(b)); (iii) the minimum number of PDEs that each sales representative will perform in each Calendar Period, and (iv) standards for turnover and vacancies for Targacept’s Designated Sales Force(s); provided that no such Sales Force Management Plan shall be inconsistent with the proviso in Section 11(c);

(c) a “Strategic Targeting Plan” that specifies Detailing strategy and obligations of Targacept on a Calendar Period basis, including (i) the “call plan” size (i.e., the number of targeted prescribers to be called on by each sales representative); (ii) identification and prioritization of targeted prescribers by deciles; provided that ******** of the total number of PDEs for each Co-Promoted Product allocated to Targacept in each Calendar Period shall be to ******** (substantially comprised of ******** for the Target Indication or, if Regulatory Approval in the U.S. Territory is not obtained for the Target Indication, such other Indication for which such Regulatory Approval is obtained) and the remainder to ******** (substantially comprised of ******** for the Target Indication or, if Regulatory Approval in the U.S. Territory is not obtained for the Target Indication, such other Indication for which such Regulatory Approval is obtained); (iii) reach and frequency expectations for the targeted prescribers in each Calendar Period; and (iv) the number of PDEs for each Co-Promoted Product to be performed in each Calendar Period, which shall equal the product of A x B x C, where A is AstraZeneca’s then-current “Days in Territory” assumption for its full-time specialty care sales representatives that would detail the Co-Promoted Product (“AstraZeneca Sales Force”), B is AstraZeneca’s then-current “Calls Per Day Per Full-Time Specialty Care Sales Representative” assumption for the AstraZeneca Sales Force and C is the number of members of Targacept’s then-current Designated Sales Force(s).

(d) a reporting plan that specifies the reporting obligations of Targacept and its sales representatives with respect to the performance of their promotional activities under the Co-Promotion Agreement, including the recording of Detailing activity by sales representatives; and

(e) such other plans relating to the Detailing and promotion of such Co-Promoted Product in the U.S. Territory as AstraZeneca deems necessary or appropriate; provided that no such plan shall be inconsistent with the proviso in Section 11(c).

Each Plan shall be prepared by AstraZeneca prior to the beginning of the annual period to be covered by any such Plan in accordance with AstraZeneca’s normal procedures with respect to the preparation of promotional plans.

12. Product Supply.

(a) Orders for Products; Terms of Sale. AstraZeneca shall have the sole responsibility and right to fill orders with respect to Co-Promoted Product(s). Targacept shall not take orders for Co-Promoted Product(s), but if for any reason Targacept should receive sales orders for Co-Promoted Product(s), Targacept shall promptly forward such orders to AstraZeneca. All orders for Co-Promoted Product(s) shall be subject to AstraZeneca’s acceptance, in its sole discretion. AstraZeneca may cancel any order for Co-Promoted Product(s), or any part thereof, at any time after acceptance without thereby incurring any liability to Targacept. AstraZeneca shall be solely responsible for responding to requests from physicians for individual patients who need the Co-Promoted Product(s) but are unable to afford it. Any such request received by Targacept should be forwarded to AstraZeneca for processing in accordance with AstraZeneca’s procedures. AstraZeneca shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of Co-Promoted Product(s), including the price at which each Co-Promoted Product will be sold, whether each Co-Promoted Product will be subject to any trade or quantity discounts, whether any discount will be provided for payments on accounts receivable, whether each Co-Promoted Product will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of each Co-Promoted Product, and whether credit is to be granted or refused in connection with the sale of each Co-Promoted Product.

(b) Returned Product. AstraZeneca shall have the sole responsibility and right to accept any returned Co-Promoted Product. Targacept shall not solicit the return of any Co-Promoted Product, but if for any reason Targacept should receive any returned Co-Promoted Product, Targacept shall promptly notify AstraZeneca. Any Co-Promoted Product returned to Targacept shall be shipped by Targacept to AstraZeneca’s designated facility, and all reasonable documented shipping costs incurred by Targacept shall be promptly reimbursed by AstraZeneca. Targacept shall advise the customer that made such return that the Co-Promoted Product has been returned to AstraZeneca. Targacept shall complete in all material respects and deliver to AstraZeneca the returned goods form provided by AstraZeneca with respect to any Co-Promoted Product returned by Targacept to AstraZeneca.

(c) Recalled Product. With respect to any actual or proposed recall or market withdrawal of Co-Promoted Product the terms of Section 3.8.3 of the Agreement shall apply, provided that Targacept shall not be deemed to be negligent or in breach of the Agreement or the Co-Promotion Agreement to the extent of any action taken by Targacept in compliance with the training provided by AstraZeneca under the Co-Promotion Agreement, with AstraZeneca’s compliance policies that both were provided to Targacept under the Co-Promotion Agreement and training with respect to which has been included in the training program provided to Targacept’s Designated Sales Force(s) as described in Section 4(b), or otherwise with direction from AstraZeneca if the activities required by such training, policies or other direction would themselves constitute negligence or breach. At AstraZeneca’s request and reasonable expense, Targacept shall assist AstraZeneca in obtaining any Co-Promoted Product, including all samples thereof, that has been recalled or withdrawn from the market.

13. Requests for Medical Information.

(a) Response to Requests. AstraZeneca shall have the exclusive right to respond to all questions or requests for information about a Co-Promoted Product made by any medical professionals or any other Person to Targacept or its sales representatives that either (i) warrant a response beyond the understanding or knowledge of such sales representative or (ii) are beyond the scope of the product labels and inserts or other Promotional Materials for such Co-Promoted Product (a “PIR”).

(b) Communication of PIRs. Targacept shall, and shall cause its sales representatives to, promptly communicate to the AstraZeneca Information Center or Medical Resources Department all PIRs received by Targacept or such sales representatives.

(c) Communications to Prescribers. In connection with the co-promotion of Co-Promoted Product(s), Targacept shall cause its sales representatives to inform prescribers that they may contact the AstraZeneca Information Center regarding questions or requests for information about the Co-Promoted Product(s) by telephone or by completing a Medical Resource Form and faxing the completed form directly to AstraZeneca Medical Resources at the facsimile number provided on such form. AstraZeneca shall provide Targacept with sufficient quantities of Medical Resource Forms and Targacept shall cause the sales representatives to provide such forms to prescribers.

14. Product Trademarks and Product Copyrights. Targacept shall promote Co-Promoted Product(s) only under the Product Trademarks. AstraZeneca shall grant Targacept a non-exclusive, royalty free license to use the Product Trademarks and Product Copyrights solely for purposes of performing its obligations under the Co-Promotion Agreement, which license shall terminate upon the expiration or earlier termination of the Co-Promotion Agreement for any reason. “Product Copyrights” means all copyrightable subject matter included in the product labels and inserts, the Promotional Materials, and the Co-Promoted Product training materials.

15. Insurance. During the term of the Co-Promotion Agreement, at a minimum, and in addition to any insurance obligations under the Agreement, Targacept shall maintain in full force and effect the following types and amounts of insurance:

(a) commercial general liability insurance covering bodily injury, property damage (including loss of use thereof) with limits of $******** each occurrence and $******** general aggregate, including Premises Liability, Personal/Advertising Injury and Contractual Liability coverage for Targacept’s indemnification obligations under the Co-Promotion Agreement;

(b) Products Liability insurance with minimum limits of $******** each event and $******** policy aggregate, including contractual liability endorsement;

(c) commercial automobile liability insurance with a $******** combined single limit (bodily injury and property damage) on Targacept owned and non-owned vehicles at any time during the Term;

(d) workers’ compensation insurance as required by all Applicable Laws and Employers Liability insurance with limits of not less than $******** each accident, $******** each employee and $******** policy limit;

(e) umbrella or excess liability insurance with limits of $******** each occurrence and $******** general aggregate; and

(f) employment practices liability insurance with limits of $******** per event.

As of the effective date of the Co-Promotion Agreement and from time to time during the Term, Targacept shall upon request from AstraZeneca certify that its general liability, product liability, automobile liability and employers’ liability insurance policies are scheduled as “underlying” insurance on its umbrella or excess liability insurance policy(ies).

Each of the policies in Sections 15(a), (b) and (c) shall name AstraZeneca as an additional insured and shall be primary to any liability insurance carried by AstraZeneca, which insurance shall be excess and non-contributory, for claims and losses arising out of Targacept’s performance of the Co-Promotion Agreement.

Certificates evidencing at least the above-required insurance coverage shall be submitted by Targacept prior to the commencement of any promotion activities by Targacept and thereafter prior to each renewal or replacement period and shall bear a certification that the coverage specified therein will not be canceled or terminated without at least ******** written notice to AstraZeneca. All such insurances shall be written with one or more companies licensed to do business in the states in which Targacept operates, which companies have a financial rating of not less than ******** in the most current edition of Bests Key Rating Guide.

For the avoidance of doubt, Section 15 shall apply to any CSO retained by Targacept (including pursuant to Section 1(c)).

16. Indemnification.

(a) Indemnification of AstraZeneca. In addition to any other remedy available to AstraZeneca, Targacept shall defend, indemnify and hold harmless AstraZeneca, its Affiliates, all of its and their respective officers, directors, employees and agents and all successors, heirs and assigns of any of the foregoing (collectively, “AstraZeneca Indemnitees”) from and against any and all Losses incurred by or imposed upon any of them as a result of or arising from Claims arising out of (i) any breach of the Co-Promotion Agreement by Targacept, other than its obligations under Section 5 (for which the sole and exclusive remedy is as set forth in Section 6) or (ii) the material breach of any representation or warranty made by Targacept in the Co-Promotion Agreement, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of any AstraZeneca Indemnitee.

(b) Indemnification of Targacept. In addition to any other remedy available to Targacept, AstraZeneca shall defend, indemnify and hold harmless Targacept, its Affiliates, all of its and their respective officers, directors, employees and agents and all successors, heirs and assigns of any of the foregoing (collectively, “Targacept Indemnitees”) from and against any and all Losses incurred by or imposed upon any of them as a result of or arising from Claims arising out of (i) any breach of the Co-Promotion Agreement by AstraZeneca, (ii) the material breach of any representation or warranty made by AstraZeneca in the Co-Promotion Agreement, (iii) any product liability claim, regardless of the basis of such claim, relating to the treatment of a patient with Co-Promoted Product, (iv) the defective design of a Co-Promoted Product or inherent defects in a Co-Promoted Product, or (v) the use of Promotional Materials without modification and in accordance with the Co-Promotion Agreement, the training provided by AstraZeneca under the Co-Promotion Agreement, Applicable Laws and, to the extent Targacept was given written notice thereof, AstraZeneca’s compliance policies for promoting pharmaceutical products, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of any Targacept Indemnitee.

(c) With respect to any Claim for which Targacept has an obligation to any AstraZeneca Indemnitee pursuant to Section 16(a) and AstraZeneca has an obligation to any Targacept Indemnitee pursuant to Section 16(b), each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

17. Term and Termination.

(a) Term. Unless earlier terminated in accordance with the terms hereof or extended by mutual written agreement of the Parties, the term of the Co-Promotion Agreement (the “Term”) shall commence on the effective date and continue until AstraZeneca is no longer fielding a sales force for a Co-Promoted Product in the U.S. Territory.

(b) Termination. In addition to any other provision of the Co-Promotion Agreement expressly providing for termination of the Agreement, the Co-Promotion Agreement may be terminated by either Party:

(i) in the event of a material breach of the Co-Promotion Agreement by the other Party, other than a breach of Targacept’s obligations under Section 5 (for which the sole and exclusive remedy is as set forth in Section 6), which breach remains uncured ******** after written notice thereof is given to the breaching Party;

(ii) upon ******** written notice to the other Party in the event the FDA recommends or otherwise causes the withdrawal of a Co-Promoted Product from the market at any time after launch for a period in excess of ********;

(iii) immediately upon written notice if the other Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property that is not discharged within ******** after such filing, proposes a written agreement of composition or extension of its debts, proposes or is a party to any dissolution or liquidation, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which involuntary petition is not discharged within ******** of the filing thereof; or

(iv) as otherwise set forth in the Agreement.

(c) Suspension. The Co-Promotion Agreement may be suspended by either Party upon ******** written notice to the other Party in the event the FDA recommends or otherwise causes the withdrawal of a Co-Promoted Product from the market at any time after launch for a period in excess of ******** days; provided that the Co-Promotion Agreement shall be reinstated at the request of Targacept if the Co-Promoted Product is subsequently returned to the market prior to the date, if any, that the Co-Promotion Agreement is terminated pursuant to Section 17(b).

(d) Effect of Termination or Expiration. Upon the effective date of termination or expiration of the Co-Promotion Agreement, Targacept immediately shall cease all Detailing and promotion of the Co-Promoted Product(s) and discontinue the use of any Promotional Materials and sample forms.

(e) Return of All Materials. Upon the termination or expiration of the Co-Promotion Agreement, Targacept shall promptly return to AstraZeneca all Co-Promoted Product sample forms, all Promotional Materials, and all training materials that AstraZeneca provided to Targacept pursuant to the Co-Promotion Agreement that are in the possession of, or under the control of, Targacept or its Designated Sales Force(s).

SCHEDULE 7

FORM OF CONFIRMATORY LICENSE AGREEMENT

Date:

Parties:

(1) ‘Targacept’: Targacept, Inc., a Delaware corporation having its principal place of business at 200 East First Street, Winston-Salem, North Carolina 27101.

(2) ‘AstraZeneca’: [AstraZeneca Entity], a [                    ] having a principal place of business at [                    ].

By an Agreement (the ‘Main Agreement’) dated [                    ] and made between Targacept and AstraZeneca Targacept granted for the consideration therein contained to AstraZeneca a license under [UK Patent No                     ] [European Patent (UK) No                     ] (‘the Patent’).

Operative provisions:

In pursuance of the Main Agreement and for the consideration referred to in the Main Agreement Targacept hereby confirms the grant to AstraZeneca of the exclusive license from the Effective Date for the term specified in the Main Agreement to manufacture, market, sell and otherwise dispose of Licensed Products (as defined in the Main Agreement) in the Field (as defined in the Main Agreement) for the life of the Patent and subject to the provisions of the Main Agreement.

Subject as provided in the Main Agreement this License shall terminate with respect to a given country without notice in the event of the termination for any reason of the Main Agreement with respect to such country.

IN WITNESS of which this License has been executed as a deed and delivered the day and year first above written.

EXECUTED as a Deed by                      acting by:

[name of director] and:

[name of director/secretary]

EXECUTED as a Deed by                      acting by:

[name of director] and:

[name of director/secretary]

SCHEDULE 8

USFRF CONSENT

December 1, 2009

USF Research Foundation, Inc.

Attention: Business Manager

USF Box 30445

Tampa, Florida 33620-3044

Re:	Targacept, Inc. License Agreement

Ladies and Gentlemen:

Targacept, Inc. (“Targacept”) and the University of South Florida Research Foundation, Inc. (“Research Foundation”) are parties to that certain Amended and Restated License Agreement dated March 9, 2004, as amended effective September 21, 2009 (the “License Agreement”), whereby Research Foundation granted Targacept an exclusive license under the Patent Rights to research, develop, make, have made, use, market, distribute, lease, sell, import and export Licensed Products and Licensed Processes for any and all indications in the Territory (collectively, the “Licensed Rights”). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the License Agreement.

Targacept desires to enter into a Collaboration and License Agreement with AstraZeneca AB (“AstraZeneca”) substantially in the form attached hereto as Exhibit A (the “Collaboration Agreement”). As would be required by the Collaboration Agreement, Targacept wishes to grant to AstraZeneca a sublicense to the Licensed Rights (the “Sublicense”). Targacept hereby requests that Research Foundation approve the Sublicense and otherwise consent to all of the terms of the Collaboration Agreement.

By signing below, Research Foundation hereby: (i) approves, as contemplated by Section 2.5 of the License Agreement, the Sublicense in accordance with the terms of the Collaboration Agreement; (ii) consents to Targacept’s subcontract of its rights and obligations to prosecute, maintain, enforce and defend the Patent Rights to AstraZeneca and the right of AstraZeneca to grant sublicenses (through multiple tiers) to the Licensed Rights, in each case subject to the terms and conditions set forth in the Collaboration Agreement and without need for further consent or approval from Research Foundation); and (iii) agrees to hold in confidence the terms of the Collaboration Agreement in accordance with Research Foundation’s obligations under Article XV of the License Agreement.

Please sign in the space provided below and return a copy as soon as possible by facsimile, or in PDF format via email, to Pete Zorn, Vice President, Legal Affairs and General Counsel (facsimile number: 336-480-2103; email: pete.zorn@targacept.com), and then mail the originally executed document to the attention of Katy Lusetti at Targacept’s address set forth below.

[signature page follows]

Very truly yours,

Targacept, Inc.

By:
Name:
Title:

Consented to, approved and agreed:

University of South Florida Research Foundation, Inc.

By:
Name:
Title:
Date:

Exhibit A

Collaboration Agreement

SCHEDULE 9

******** CONSENT

********

********

********

********

Attention: Legal Department

Re:	Targacept, Inc. Master Services Agreement and Work Order No. 1

Ladies and Gentlemen:

Targacept, Inc. (“Targacept”) and ******** (“********”) are parties to that certain Master Services Agreement, dated August 13, 2009 (the “Master Services Agreement”), and Work Order No. 1, dated August 13, 2009, entered into under the Master Services Agreement (“Work Order No. 1” and, together with the Master Services Agreement, the “Agreement”).

Targacept intends to enter into a Collaboration and License Agreement (the “Collaboration Agreement”) with AstraZeneca AB (publ) (“Assignee”). As would be required by the Collaboration Agreement, Targacept wishes to assign the Agreement and all of Targacept’s rights under the Agreement, and delegate all of Targacept’s obligations and liabilities under the Agreement, to Assignee (together, the “Assignment”), in each case if and as of the date on which the Collaboration Agreement becomes effective by its terms, if any (the “Assignment Date”). By signing below, ******** hereby provides its written consent to the Assignment as contemplated by Section 17 of the Master Services Agreement. It is acknowledged and agreed that: (1) the consent of ******** shall be null and void and of no force or effect if Targacept and Assignee have not entered into the Collaboration Agreement on or before December 31, 2009 or if the Collaboration Agreement has not become effective on or before December 31, 2011; and (2) if any Work Order is entered into under the Master Services Agreement by ******** and Assignee after the Assignment Date, the terms and conditions of Work Order No. 1 may not necessarily be incorporated into such Work Order.

Please sign in the space provided below and return a copy as soon as possible by facsimile, or in PDF format via email, to Pete Zorn, Vice President, Legal Affairs and General Counsel (facsimile number: 336-480-2103; email: pete.zorn@targacept.com), and then mail the originally executed document to the attention of Katy Lusetti at Targacept’s address set forth below.

[signature page follows]

Very truly yours,

Targacept, Inc.

By:
Name:
Title:

Consented to and Agreed:

********

By:
Name:
Title:
Date:

SCHEDULE 10

******** MANUFACTURING COSTS

If a Licensed Product (or placebo) is Manufactured by AstraZeneca or its Affiliate (“AstraZeneca Manufactured Material”), AstraZeneca’s (or its Affiliate’s) ******** costs for Manufacturing such AstraZeneca Manufactured Material shall be include solely the following components:

(a) the following direct Manufacturing costs:

(i) raw materials (including, but not limited to, active pharmaceutical ingredient, process chemicals and excipients, semi-finished materials, primary and secondary packaging components, and consumables used in manufacturing and testing);

(ii) ******** and ********;

(iii) ********; and

(iv) ******** costs that can be directly attributed to such AstraZeneca Manufactured Material, such as ******** and ******** costs, other ******** (e.g., ********), ********, and ******** that can be directly attributed to such AstraZeneca Manufactured Material; and

(b) allocations of ******** and Manufacturing ******** costs, such as ******** and ******** and ******** and ******** on ******** and ********; provided that (i) ******** costs shall be allocated to AstraZeneca Manufactured Material (and other products or materials) using allocation methodologies employed consistently at the site across all brands such as ******** or ******** and ********, (ii) it is the intent of the Parties that the then-existing accounting and allocation methodologies resident at a particular Manufacturing facility be used for determining cost allocation and that cost allocations be fair and equitable and (iii) allocations to AstraZeneca Manufactured Material shall be made based on its ******** relative to the ******** of the ******** used for the ******** over the previous ******** years.

SCHEDULE 11

FRAMEWORK

********

SCHEDULE 12

EXAMPLE CALCULATION OF REDUCTION IN ROYALTIES PURSUANT TO

SECTION 5.3.1(c)(i)

The calculation set forth in this Schedule 12 is for illustrative purposes only. Capitalized terms used but not defined in this Schedule 12 shall have the meaning set forth in Article 1 this Agreement.

•	******** Dollars in Net Sales for applicable Licensed Product in ROW Territory (including Country A)

•	******** Dollars in the ********% royalty tier (********% of total Net Sales in the ROW Territory)

•	******** Dollars in the ********% royalty tier (********% of total Net Sales in the ROW Territory)

•	******** Dollars in Net Sales for applicable Licensed Product in Country A where the royalty rates are subject to reduction pursuant to Section 5.3.1(c)(i)

•	******** Dollars in the ********% royalty tier (********% of Net Sales in Country A)

•	******** Dollars in the ********% royalty tier (********% of Net Sales in Country A)

•	Royalties with respect to Net Sales of applicable Licensed Product in ROW Territory excluding Country A:

•	[******** Dollars - ******** Dollars] * ******** = ******** Dollars

•	[******** Dollars - ******** Dollars] * ******** = ******** Dollars

•	Royalties with respect to Net Sales of applicable Licensed Product in Country A:

•	******** Dollars * ******** = ******** Dollars

•	******** Dollars * ******** = ******** Dollars

•	Total royalties payable with respect to Net Sales of applicable Licensed Product in ROW Territory: ******** Dollars